                            STOCK PURCHASE AGREEMENT

                                  Dated as of

                            August 20, 1998 between

                            THE CENTRIS GROUP, INC.,

                        SEABOARD LIFE INSURANCE COMPANY,

                     SEABOARD NORTH AMERICAN HOLDINGS, INC.

                                      and

                                  EUREKO B.V.

                       relating to the purchase and sale
                         of 100% of the Common Stock of

                   SEABOARD LIFE INSURANCE COMPANY (USA) and

                            VASA NORTH AMERICA, INC.

                               TABLE OF CONTENTS



ARTICLE 1 DEFINITIONS.......................................................  1

SECTION 1.1 Definitions.....................................................  1

ARTICLE 2 PURCHASE AND SALE.................................................  6

SECTION 2.1 Purchase and Sale...............................................  6
SECTION 2.2 Closing.........................................................  7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF EUREKO..........................  8

SECTION 3.1 Corporate Existence and Power...................................  8
SECTION 3.2 Corporate Authorization.........................................  8
SECTION 3.3 Governmental Authorization......................................  9
SECTION 3.4 Non-Contravention...............................................  9
SECTION 3.5 Capitalization..................................................  9
SECTION 3.6 Ownership of Shares............................................. 10
SECTION 3.7 Subsidiaries.................................................... 10
SECTION 3.8 Financial Statements............................................ 11
SECTION 3.9 Absence of Certain Changes...................................... 11
SECTION 3.10 No Undisclosed Material Liabilities............................ 13
SECTION 3.11 Material Contracts............................................. 13
SECTION 3.12 Litigation..................................................... 15
SECTION 3.13 Compliance with Laws........................................... 15
SECTION 3.14 Properties..................................................... 15
SECTION 3.15 Licenses and Permits; Policies: Regulatory Matters............. 16
SECTION 3.16 ERISA Representations.......................................... 17
SECTION 3.17 Environmental Compliance....................................... 19
SECTION 3.18 Intellectual Property; Software................................ 19
SECTION 3.19 Labor Matters.................................................. 21
SECTION 3.20 Reserves....................................................... 21
SECTION 3.21 Investments.................................................... 22
SECTION 3.22 No Other Representations....................................... 22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER........................... 22

SECTION 4.1 Corporate Existence and Power................................... 22
SECTION 4.2 Corporate Authorization......................................... 22
SECTION 4.3 Governmental Authorization...................................... 22
SECTION 4.4 Non-Contravention............................................... 23
SECTION 4.5 Financing....................................................... 23
SECTION 4.6 Purchase for Investment......................................... 23

ARTICLE 5 COVENANTS OF THE SELLERS AND EUREKO............................... 23

SECTION 5.1 Conduct of the Companies........................................ 23
SECTION 5.2 Access to Information........................................... 26
SECTION 5.3 Notices of Certain Events....................................... 26
SECTION 5.4 Resignations.................................................... 27
SECTION 5.5 No Solicitation................................................. 27
SECTION 5.6 Certain Other Transactions...................................... 27
SECTION 5.7 Use of Computer Software........................................ 28
SECTION 5.8 Testing and Remediation of Computer Systems..................... 28
SECTION 5.9 Filing of Policy................................................ 28

ARTICLE 6 COVENANTS OF BUYER................................................ 29

SECTION 6.1 Employees....................................................... 29
SECTION 6.2 Employee Plans and Benefit Arrangements......................... 29
SECTION 6.3 Severance Arrangements.......................................... 29
SECTION 6.4 Repayment of Loan............................................... 30

ARTICLE 7 COVENANTS OF BUYER, EUREKO AND THE SELLERS........................ 30

SECTION 7.1 Reasonable Efforts.............................................. 30
SECTION 7.2 Certain Filings................................................. 31
SECTION 7.3 Public Announcements............................................ 31
SECTION 7.4 Trademarks; Trade Names......................................... 31
SECTION 7.5 Intercompany Accounts........................................... 32
SECTION 7.6 Non-Solicitation of Employees; Non-Competition.................. 33
SECTION 7.7 Post-Closing Access............................................. 34
SECTION 7.8 Supplemental Disclosure......................................... 34
SECTION 7.9 Confidentiality................................................. 34
SECTION 7.10 Management of Certain Business................................. 35
SECTION 7.11 Override Commissions........................................... 40
SECTION 7.12 Directors' and Officers' Insurance............................. 40

ARTICLE 8 TAX MATTERS....................................................... 41

SECTION 8.1 Tax Representations............................................. 41
SECTION 8.2 Tax Covenants................................................... 42
SECTION 8.3 Tax Sharing Agreements.......................................... 43
SECTION 8.4 Return Filings and Payment of Tax............................... 43
SECTION 8.5 Cooperation on Tax Matters...................................... 43
SECTION 8.6 Tax Benefits.................................................... 44
SECTION 8.7 Indemnification by Eureko....................................... 45
SECTION 8.8 Indemnification by Buyer........................................ 46
SECTION 8.9 Survival; Exclusivity........................................... 46
SECTION 8.10 Late Payments.................................................. 46
SECTION 8.11 No Duplicative Payments; Offsets............................... 46
SECTION 8.12 Rule of Construction........................................... 47

ARTICLE 9 CONDITIONS TO CLOSING............................................. 47

SECTION 9.1 Conditions to Obligations of Buyer, Eureko and the Sellers...... 47
SECTION 9.2 Conditions to Obligation of Buyer............................... 47
SECTION 9.3 Conditions to Obligation of Eureko and the Sellers.............. 49

ARTICLE 10 SURVIVAL; INDEMNIFICATION........................................ 50

SECTION 10.1 Survival....................................................... 50
SECTION 10.2 Indemnification................................................ 50
SECTION 10.3 Environmental Indemnity........................................ 51
SECTION 10.4 Procedures; Exclusivity........................................ 52
SECTION 10.5 Limitations on Indemnification Obligations..................... 53

ARTICLE 11 TERMINATION...................................................... 54

SECTION 11.1 Grounds for Termination........................................ 54
SECTION 11.2 Effect of Termination.......................................... 54

ARTICLE 12 MISCELLANEOUS.................................................... 54

SECTION 12.1 Notices........................................................ 54
SECTION 12.2 Amendments and Waivers......................................... 56
SECTION 12.3 Expenses....................................................... 56
SECTION 12.4 Successors and Assigns......................................... 56
SECTION 12.5 Governing Law.................................................. 56

SECTION 12.6 Jurisdiction................................................... 56
SECTION 12.7 Counterparts; No Third Party Beneficiaries..................... 57
SECTION 12.8 Entire Agreement............................................... 57
SECTION 12.9 Construction................................................... 57



EXHIBITS

A     Allocation of Purchase Price
B     License Agreement



SCHEDULES

3.3   Required Insurance Law Approvals
3.4   Consents, etc.
3.7   Subsidiaries
3.9   Certain Changes
3.10  Non-Balance Sheet Liabilities
3.11  Material Contracts
3.12  Litigation
3.13  Non-Compliance With Laws
3.15  Regulatory Matters, etc.
3.16  ERISA/Benefits
3.17  Environmental
3.18  Intellectual Property
3.19  Labor Matters
3.21  Company Investment Assets
4.3   Governmental Authorization
4.4   Non-Contravention
5.1   Conduct of the Companies
5.7   Computer Software
6.3   Severance Arrangements
7.4   Trademarks; Trade names
7.6   Non-Solicitation of Employees
8.1   Tax Representations

                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

     AGREEMENT dated as of August 20, 1998 between The Centris Group, Inc., a Delaware corporation ("Buyer"), and Seaboard Life Insurance Company, a Canadian federal insurance company ("SLIC"), Seaboard North American Holdings, Inc., a British Columbia corporation ("SNAHI" and together with SLIC, the "Sellers") and Eureko B.V., a company organized under the laws of The Netherlands ("Eureko").

                              W I T N E S S E T H:

     WHEREAS, each of the Sellers is a subsidiary of Eureko;

     WHEREAS, SLIC is the record and beneficial owner of all of the issued and outstanding shares of common stock, par value $10,000 per share (the "SLIC (USA) Common Stock"), of Seaboard Life Insurance Company (USA), an Indiana stock insurance company ("SLIC (USA)");

     WHEREAS, SNAHI is the record and beneficial owner of all of the issued and outstanding shares of common stock, with no par value (the "VNA Common Stock"), of VASA North America, Inc., an Indiana corporation ("VNA" and, together with SLIC (USA), the "Companies"); and

     WHEREAS, the Sellers desire to sell all of the issued and outstanding shares of SLIC (USA) Common Stock and VNA Common Stock (collectively, the "Shares") to Buyer, and Buyer desires to purchase the Shares from the Sellers, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     SECTION 1.1 Definitions.
                 -----------

     (a) The following terms, as used herein, have the following meanings:

     "ABN AMRO Note" means that certain Promissory Note executed by VNA in favor
      -------------
of ABN AMRO Bank N.V. on September 30, 1997.

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling, controlled by, or under common control with such Person; provided that neither of the Companies nor any of their respective Subsidiaries shall be considered an Affiliate of either Seller.

     "Agreement" means this agreement, including the Schedules and Exhibits
      ---------
hereto.

     "Balance Sheet Date" means June 30, 1998.
      ------------------

     "Benefit Arrangement" means any employment, severance or similar contract,
      -------------------
arrangement or policy, or any plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into or maintained, administered or contributed to, as the case may be, by Sellers or any of their respective ERISA Affiliates and (iii) covers any employee or former employee of any of the Companies or any of their Subsidiaries.

     "Closing Date" means the date of the Closing.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Employee Plan" means any "employee benefit plan," as defined in Section
      -------------
3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by either Seller or any ERISA Affiliate of either Seller and (iii) covers any employee or former employee of either Company or any of their respective Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" of any entity means any other entity which, together with
      ---------------
such entity, would be treated as a single employer under Section 414 of the Code.

     "GAAP" means U.S. generally accepted accounting principles.
      ----

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Insurance Companies" means SLIC (USA) and VASA North Atlantic Insurance
      -------------------
Company.

     "Letter  of Credit" means a clean, irrevocable letter of credit reasonably
      -----------------
satisfactory to Buyer issued by a bank that is a member of the Federal Reserve System, and which shall be evergreen, i.e., renewable on an annual basis, and
                                      -----
which shall not be cancelable except on ninety (90) days prior notice to and consent of Buyer which shall not be unreasonably withheld. Any such letter of credit shall provide that, as a condition to drawing on such letter, Buyer shall certify to the issuer that (i) the conditions to drawing upon such letter, as set forth in this Agreement, have been satisfied, and (ii) Buyer has provided to Eureko, not later than fifteen (15) business days prior to drawing on such letter, a written notice setting forth in reasonable detail the factual and financial information indicating that such conditions have been satisfied.

     "Lien" means, with respect to any property or asset, any mortgage, lien,
      ----
pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Loss Adjustment Expenses" means all expenses of handling and settling
      ------------------------
claims directly chargeable to claim files including, but not limited to, outside counsel fees and expenses, court costs and fees, all managed care fees and any other out of pocket expenses incurred by Buyer in handling claims on the Covered Business, but excluding all expenses related to staff employed by Buyer or its Affiliates. In any litigation where VBI is named as a defendant in connection with a claim filed under an insurance policy managed by VBI, the cost of defending VBI (net of actual recoveries from third parties) shall also be considered Loss Adjustment Expenses whether or not the insurance company that issued the policy is also named as a defendant in such litigation.

     "Losses" means, for the purposes of Section 7.10, all payments with respect
      ------
to claims under insurance policies, including without limitation consequential, pain and suffering, extra contractual, punitive, exemplary or any other damages paid with respect to such claims, but excluding any such damages to the extent attributable to actions taken by Buyer after the Closing. For the purposes of this definition, (i) the denial of a claim based upon Eureko's refusal to approve payment thereof pursuant to Section 7.10(b)(i) will not be deemed to be an action taken by Buyer, and (ii) the amount of any Losses with respect to any claim shall be offset by the amount of any amounts recovered from third parties (including without limitations errors and omissions insurers) with respect thereto.

     "Material Adverse Effect" means with respect to either Company or any of
      -----------------------
their respective Subsidiaries, a material adverse effect on the financial condition, results of operations, business, assets or liabilities of such Companies and their respective Subsidiaries, taken as a whole. With respect to either Buyer or either of the Sellers, "Material Adverse Effect" means a material adverse effect on the ability of such Buyer or Seller to consummate the transactions contemplated hereby.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan,
      ------------------
as defined in Section 3(37) of ERISA.

     "Person" means an individual, corporation, partnership, association, trust,
      ------
limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Post-Closing Tax Period" means any Tax period ending after the Closing
      -----------------------
Date. As to any Tax period of the Companies and their respective Subsidiaries that begins prior to the Closing Date and that does not end on or prior to the Closing Date, such term shall also mean the portion of any such Tax period that begins following the Closing Date as a result of an election by the parties described under the definition "Pre-Closing Tax Period" or that is deemed to begin the day following the Closing Date as a result of the parties hereto treating such Tax period as ending on the Closing Date as described under the definition "Pre-Closing Tax Period."

     "Pre-Closing Tax Period" means any Tax period ending on or before the
      ----------------------
Closing Date. As to any Tax period of the Companies and their respective Subsidiaries that begins prior to the Closing Date and that does not end on or prior to the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of such taxable period of the Companies and their respective Subsidiaries, and such period ending on the Closing Date as a result of such election shall constitute a "Pre-Closing Tax Period." In any case where a Tax period of the Companies and their respective Subsidiaries that begins prior to the Closing Date and that does not end on the Closing Date, by operation of law or by election of the parties pursuant to applicable law, then for purposes of this Agreement, the parties hereto shall treat such Tax period as ending on the Closing Date and the portion of such Tax period beginning before and deemed to end on the Closing Date shall also constitute a "Pre-Closing Tax Period." For purposes of allocating liabilities for Taxes between a Pre-Closing Tax Period and a Post-Closing Tax Period where the parties have deemed a Tax period to end on the Closing Date, (i) liabilities for non-income Taxes shall be allocated based on the respective number of days in the Pre-Closing Tax Period and Post-Closing Tax Period in comparison to the total number of days in the Tax period and (ii) liabilities for income Taxes shall be allocated as if the Tax period actually terminated on the Closing Date.

     "SAP" means the statutory accounting principles and practices prescribed or
      ---
permitted by the Insurance Department of the State of Indiana.

     "Statutory Policyholders' Surplus" means (i) as to SLIC (USA), the amount
      --------------------------------
that would be included in line 38 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (Life, Accident and Health) (1997 format), and (ii) as to VASA North Atlantic, the amount that would be included in line 25 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (Property and Casualty) (1997 format).

     "Subsidiary" means, with respect to any Person, any entity of which
      ----------
securities or other ownership interests having ordinary voting power to elect 50% or more of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Tax" or "Taxes" means all taxes, charges, fees, levies or other
      ---      -----
assessments, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

     "Tax Benefit" means any deduction, credit, amortization, exclusion from
      -----------
income, loss or other tax attribute.

     "Uncollectable Receivable" means any statutorily admitted account
      ------------------------
receivable on the books of the Insurance Companies as of the Closing Date (after giving effect to any changes resulting from the audit contemplated by Section 2.1(c)) that ultimately proves to be uncollectable in whole or in part; provided, that differences between the amounts actually collected and the amounts shown on such books with respect to receivables reflecting estimates of amounts billed to third parties shall not be deemed to be Uncollectable Receivables to the extent that such differences reflect only the differences between such estimated and actual amounts.

     "VBI" means VASA Brougher, Inc.
      ---

     (b) Each of the following terms is defined in the Section set forth opposite such term:


Term                                         Section

Acquisition Proposal                         5.5
Annual Statements                            3.8
Balance Sheets                               3.8
Closing                                      2.2
COBRA                                        6.3
Company Investment Assets                    3.21
Company Securities                           3.5
Computer Systems                             3.18
Confidential Information                     7.9
Conveyance Taxes                             8.2
Covered Business                             7.10
Damages                                      10.2
Department                                   3.8
D&O Insurance                                7.12
E&O Insurance                                7.12
Environmental Costs                          10.3
Environmental Laws                           3.17
Excess Amount                                7.10
Fully Insured Business                       5.6
Hazardous Substances                         3.17
Indemnified Party                            10.4
Indemnifying Party                           10.4
ILA Business                                 5.6
ILA Reinsurance Transaction                  5.6
Intellectual Property                        3.18
License Agreement                            7.4
Managed Business                             7.10
Medicare Supplement Business                 7.10
Payoff Amount                                6.4
PC Reinsurance Transaction                   7.10
Permits                                      3.15

     Producer                                3.11
     Purchase Price                          2.1
     Quarterly Statements                    3.8
     Returns                                 8.1
     Run-off Fund                            7.10
     Run-off PC Business                     7.10
     Significant Agreements                  3.11
     Software                                3.18
     Subsidiary Securities                   3.7
     Tax Claim                               8.7
     Tax Indemnified Party                   8.2
     Tax Indemnifying Party                  8.2
     Termination Payments                    6.3
     Third Party Accountant                  2.1
     Three-Month Treasury Bill Rate          2.1
     Transferred Employees                   6.1
     Trigger Date                            7.10
     VASA North Atlantic                     3.8
     Withdrawal Businesses                   7.10
     Year 2000 Compliant                     3.18
     Year 2000 Plan                          3.18

     (c) As used in this Agreement, "knowledge" of the Sellers means the knowledge of the executive officers and the chief legal or compliance officers of Eureko, the Sellers, the Companies and their Subsidiaries after due inquiry.

                                   ARTICLE 2
                               PURCHASE AND SALE
                               -----------------

     SECTION 2.1  Purchase and Sale.
                  -----------------

     (a) Upon the terms and subject to the conditions of this Agreement, the Sellers agree to sell to Buyer and Buyer agrees to purchase from the Sellers, directly or through one or more Subsidiaries, the Shares at the Closing. The purchase price for the Shares (the "Purchase Price") shall equal:

          (i) the audited Statutory Policyholders' Surplus of the Insurance Companies as of the Closing Date determined in a manner required in Section 3.8(b)(iv) hereof;

          (ii) minus the payoff amount of the ABN AMRO Note as of the Closing Date;

          (iii) plus or minus the amount required to mark-to-market on a U.S. GAAP basis the investments of the Insurance Companies as of the Closing Date;

          (iv) minus the amount of any goodwill on the books of the Insurance Companies as of the Closing Date;

          (v)    minus $2,500,000.

     (b) The Purchase Price shall be paid as provided in Section 2.2. The Purchase Price shall be allocable and payable to the Sellers as set forth in

Exhibit A hereto.
---------

     (c) For the purpose of the Closing, a preliminary determination of the Purchase Price shall be determined not later than ten (10) days prior to the Closing Date on the basis of the books and records of the Companies as of the calendar month end immediately preceding the Closing Date and making the adjustments specified in (a)(ii), (iii) and (iv) above. Such adjustments shall be made as of the calendar month end immediately preceding the Closing Date, with the exception of the adjustment specified in (a)(ii) which shall be made as of the Closing Date. Within forty-five (45) days after the Closing Date, Buyer shall prepare a proposed final Purchase Price determination based upon an audit of the books and records of the Insurance Companies, at Buyer's expense, as of the Closing Date, by a so-called Big 5 auditing firm selected by Buyer, and shall submit the same to Eureko for review and approval. Any additions or reductions to the Purchase Price as a result of such determination shall be paid by Eureko or Buyer, as the case may be, together with interest on the amount thereof at the Three-Month Treasury Bill Rate. The "Three-Month Treasury Bill Rate" means the rate as published in the Wall Street Journal on the Closing Date or such other date as may be noted elsewhere in this Agreement. Such interest shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

     (d) If Buyer and Eureko do not agree upon the final Purchase Price calculation, such determination shall be finally resolved and settled by arbitration, administered by Deloitte & Touche LLP (the "Third Party Accountant") the costs and fees of the Third Party Accountant shall be allocated between Buyer and Eureko by the Third Party Accountant based upon the Third Party Accountant's determination of the merits of the respective positions of the parties with respect to the disputed matters.

     (e) If the closing of the ILA Reinsurance Transaction occurs after the Closing, then not later than seven business days following the closing of the ILA Reinsurance Transaction, Buyer shall deliver to Eureko in immediately available funds by wire transfer to the account of Eureko (designated by Eureko by notice to Buyer not later than two business days prior to such closing) an amount equal to the ceding commission received by SLIC (USA) in such transaction, plus an amount equal to the amount, if any, of credit received by SLIC (USA) for goodwill on its books as an offset against the amount of assets required to be transferred to the reinsurer at the closing of the ILA Reinsurance Transaction. In the event that SLIC (USA) receives any amount in connection with any post-closing adjustment with respect to the ILA Reinsurance Transaction, Buyer shall transfer to Eureko in immediately available funds an amount equal to such amount received by SLIC (USA). In the event that SLIC
(USA) is required to pay any amount in connection with any such post-closing adjustment, Eureko shall transfer to Buyer in immediately available funds an amount equal to such amount paid by SLIC (USA).

     SECTION 2.2  Closing.  The Closing (the "Closing") of the purchase and
                  -------
sale of the Shares hereunder shall take place at the offices of Buyer, Bank One Center Tower, 111 Monument Circle, Suite 320, Indianapolis, Indiana 46204-5187, on the last business day of the month in which the conditions set forth in Article 9 have been satisfied, or at such other time or place as Buyer and the Sellers may agree.

     (a) At the Closing, Buyer shall deliver the preliminary Purchase Price to the Sellers in immediately available funds by wire transfer to the account(s) of the Sellers (designated in writing by the Sellers by notice to Buyer not later than two business days prior to the Closing Date), as allocated as set forth on Exhibit A hereto.
---------

     (b) At the Closing, the Sellers shall deliver to Buyer certificates for the Shares, duly endorsed or accompanied by stock powers duly endorsed in blank with all appropriate transfer tax stamps affixed.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF EUREKO
                    ----------------------------------------

     Eureko represents and warrants to Buyer as of the date hereof and as of the Closing Date (but as of no other dates unless expressly so stated) that:

     SECTION 3.1  Corporate Existence and Power.  Each of the Sellers and
                  -----------------------------
Eureko has been duly incorporated and is validly existing and in good standing under the laws of their respective jurisdiction of incorporation and has all corporate power required to carry on its business as now conducted. Each Company
(i) has been duly incorporated and is validly existing and in good standing under the laws of the State of Indiana, (ii) has all corporate power required to carry on its business as now conducted, (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business as an insurer and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except for those jurisdictions where failure to be so qualified or licensed, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect on the Companies. The Sellers have heretofore delivered or made available to Buyer true and complete copies of the certificate of incorporation and bylaws of Eureko, each Seller, each Company and each of their respective Subsidiaries as in effect on the date hereof. Neither of the Companies nor any of their respective Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 3.2  Corporate Authorization.  The execution, delivery and,
                  -----------------------
subject to the receipt of the approvals referred to in Section 3.3, performance by the Sellers and Eureko of this Agreement are within the Sellers' and Eureko's respective corporate power and have been duly authorized by all necessary corporate action on the part of the Sellers. This Agreement constitutes a valid and legally binding agreement of Eureko and the Sellers, enforceable against Eureko and the Sellers in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and, in the case of SLIC, the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 3.3  Governmental Authorization.  The execution, delivery and
                  --------------------------
performance by Eureko and the Sellers of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official on the part of Eureko, any of the Sellers, the Companies or their Subsidiaries other than (i) compliance with any applicable requirements of the HSR Act, (ii) approvals or filings under the insurance laws of the jurisdictions set forth on
Schedule 3.3, (iii) filings and notices not required to be made or given until after the Closing Date, (iv) filings, at any time, of tax returns, tax reports and tax information statements and (v) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, materially impair the ability of the Companies and their Subsidiaries, taken as a whole, to conduct their businesses.

     SECTION 3.4  Non-Contravention.  Except as set forth in Schedule 3.4, the
                  -----------------
execution, delivery and performance by Eureko and the Sellers of this Agreement do not and will not (i) violate the certificate of incorporation or bylaws of Eureko, either Seller, either Company or any Subsidiary of either Company, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Company or any Subsidiary of any Company or to a loss of any benefit to which any Company or any Subsidiary of any Company is entitled under, any material agreement or other material instrument binding upon any Company or any Subsidiary of any Company or any material license, franchise, permit or other similar authorization held by any Company or any Subsidiary of any Company, (iv) result in the creation or imposition of any material Lien on any asset of any Company or any Subsidiary of any Company or (v) cause or constitute a "distribution date," "flip in event" or comparable event under any stockholder rights plan or comparable plan of any Person the capital stock of which is directly or indirectly beneficially owned by any Company or any Subsidiary of any Company.

     SECTION 3.5  Capitalization.
                  --------------

     (a) The authorized capital stock of SLIC (USA) consists of 1,000 shares of SLIC (USA) Common Stock. As of the date hereof, there are 250 shares of SLIC
(USA) Common Stock outstanding. The authorized capital stock of VNA consists of 9,000,000 shares of VNA Common Stock and 1,000,000 shares of VNA Preferred Stock. As of the date hereof, there are 11,258 shares of VNA Common Stock and zero shares of VNA Preferred Stock outstanding.

     (b) All outstanding shares of capital stock of each Company have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as set forth in this Section 3.5, there are no outstanding (i) shares of capital stock or voting securities of any Company,
(ii) securities of any Company convertible into or exchangeable for shares of capital stock or voting securities of any Company or (iii) options or other rights to acquire from any Company, or other obligation of any Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of any Company or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

     SECTION 3.6  Ownership of Shares.  SNAHI is the record and beneficial
                  -------------------
owner of the VNA Common Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the VNA Common Stock other than pursuant to generally applicable regulatory requirements), and will transfer and deliver to Buyer at the Closing valid title to the VNA Common Stock free and clear of any Lien and any such limitation or restriction. SLIC is the record and beneficial owner of the SLIC (USA) Common Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the SLIC (USA) Common Stock other than pursuant to generally applicable regulatory requirements), and will transfer and deliver to Buyer at the Closing valid title to the SLIC (USA) Common Stock free and clear of any Lien and any such limitation or restriction.

     SECTION 3.7  Subsidiaries.
                  ------------

     (a) Each Subsidiary of each Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has all power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Subsidiary of each Company is duly qualified to do business as a foreign corporation or organization and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business as an insurer or an insurance producer and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except for those jurisdictions where failure to be so qualified or licensed, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect on the Companies. All Subsidiaries of each Company and their respective jurisdictions of incorporation or organization are identified on
Schedule 3.7.

     (b) All outstanding shares of capital stock of each corporate Subsidiary of each Company have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. As of the Closing Date, except as disclosed in Schedule 3.7, all of the outstanding capital stock of, and other voting securities or ownership interests in, each corporate Subsidiary of each Company will be owned by one of the Companies, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests other than pursuant to generally applicable regulatory requirements). Except as set forth in Schedule 3.7, there are no outstanding (i) securities of any of the Companies or any of their respective Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of any Company or (ii) options or other rights to acquire from any of the Companies or any of their respective Subsidiaries, or other obligations of any of the Companies or any of their respective Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of any of the Companies (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of any of the Companies or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

     SECTION 3.8  Financial Statements.
                  --------------------

     (a) The audited GAAP consolidated balance sheet of VNA and its Subsidiaries as of December 31, 1996 and December 31, 1997 and as of June 30, 1998 (unaudited) (such balance sheets shall hereinafter be referred to as the "Balance Sheets") and the related statements of income and cash flows for each of the years ended December 31, 1996 and December 31, 1997 and six months ended June 30, 1998 previously delivered to Buyer, including in the notes thereto in the case of the year end financial statements, present fairly, in all material respects, the financial position of VNA as of the dates thereof and the results of operations of VNA for the periods then ended in accordance with GAAP consistently applied.

     (b) The audited statutory balance sheets of each of SLIC (USA) and VASA North Atlantic Insurance Company, an Indiana stock insurance company ("VASA North Atlantic") as of December 31, 1996 and December 31, 1997, and the related statements of operations and statements of cash flows for the year then ended, and their respective Annual Statements for the fiscal years ended December 31, 1996 and December 31, 1997 (the "Annual Statements") and for the quarters ended March 31, 1998 and June 30, 1998 (the "Quarterly Statements") filed with the Indiana Department of Insurance (the "Department"), copies of which have been delivered to Buyer, (i) fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations for the years then ended in conformity with SAP; (ii) were prepared from the books of account and other financial records of SLIC (USA) and VASA North Atlantic, respectively; (iii) were filed with or submitted to the Department on forms prescribed or permitted by the Department; and (iv) were prepared in accordance with SAP applied on a basis consistent with the past practices of SLIC (USA) and VASA North Atlantic, respectively, and complied on their respective dates of filing or submission in all material respects with the laws of the State of Indiana. The other information contained in the Annual Statements fairly presents in all material respects the information required to be contained therein in conformity with SAP.

     SECTION 3.9  Absence of Certain Changes.  Except as disclosed in Schedule
                  --------------------------
3.9, during the period from December 31, 1997 to the date hereof, the business of the Companies and their Subsidiaries has been conducted in the ordinary course consistent with past practices (including, without limitation, with regard to underwriting, pricing, actuarial and investment policies generally) and there has not been:

     (a) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect on the Companies, other than those resulting from changes in general economic conditions or changes generally affecting companies engaged in the lines of insurance business in which the Companies and their Subsidiaries engage;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any Company, or any repurchase, redemption or other acquisition by any Company or any Subsidiary of any Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, any Company or any Subsidiary of any Company;

     (c) any incurrence, assumption or guarantee by any Company or any Subsidiary of any Company of any indebtedness for borrowed money;

     (d) any transaction or commitment made, or any contract or agreement entered into, by any Company or any Subsidiary of any Company (including the acquisition or disposition of any assets) or any relinquishment by any Company or any Subsidiary of any Company of any contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practices, or any acquisition of assets or incurrence of liabilities by any Company or any Subsidiary of any Company which are not primarily related to the insurance business of the Companies and their Subsidiaries;

     (e) any change in any method of accounting or accounting practice or policy (including, without limitation, any reserving method, practice or policy) by any Company or any Subsidiary of any Company, except for any such change to conform with SAP or GAAP as a result of a concurrent change in GAAP or SAP;

     (f) to the extent payable directly or indirectly by any Company or any Subsidiary of any Company, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee other than in the ordinary course of business, (iii) change in compensation or other benefits payable to any director, officer or employee other than in the ordinary course of business or (iv) loans or advances to any directors, officers or employees, except for ordinary travel and business expenses in the ordinary course of business;

     (g) any change in any material way by any Company or any Subsidiary of any Company in underwriting practices or standards;

     (h) any material insurance transaction (other than the transactions contemplated by Section 7.10) by any Company or any Subsidiary of any Company;

     (i) any significant change by the Company or any Subsidiary of any Company in the compensation structure of, or benefits available to, any significant agent or with respect to agents generally;

     (j) any lien created or assumed on any of the assets of the Company or any Subsidiary of any Company, which lien relates to liabilities individually or in the aggregate exceeding $100,000;

     (k) any damage, destruction or loss (whether or not covered by insurance) exceeding $100,000 affecting any of the assets of the Company or any Subsidiary of any Company;

     (l) any work stoppage, strike, labor difficulty or union organizational campaign (in process or threatened) at or affecting the Company or any Subsidiary of any Company;

     (m) any sale, transfer or conveyance of any investments or other assets of the Company or any Subsidiary of any Company other than the Brougher Building with an individual book value in excess of $75,000, except in the ordinary course of business and consistent with past practice;

     (n) any amendment, termination, waiver, disposal or lapse thereof, or other failure to preserve, any material license, permit or other form of authorization of the Company or any Subsidiary of any Company;

     (o) any expenditure or commitment for additions to property, plant, equipment or other tangible or intangible Assets which exceed $75,000 in the aggregate; and

     (p) any agreement or commitment (contingent or otherwise) by any Company or any Subsidiary of any Company to do any of the foregoing.

     SECTION 3.10  No Undisclosed Material Liabilities.  There are no
                   -----------------------------------
liabilities of any Company or any Subsidiary of any Company of any kind whatsoever (including any liabilities related to VASA Properties or the Brougher Building), whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities provided for in the Balance Sheets;

     (b) liabilities disclosed on Schedule 3.10;

     (c) liabilities incurred since the Balance Sheet Date in the ordinary course of business and in amounts and on terms consistent with past practice; and

     (d) other undisclosed liabilities that do not have a Material Adverse Effect on the Companies and their Subsidiaries, taken as a whole.

     SECTION 3.11  Material Contracts.
                   ------------------

     (a) Except as disclosed in Schedule 3.11, as of the date hereof neither of the Companies nor any of their Subsidiaries is a party to or bound by:

          (i) any lease of real property where any of the Companies or their Subsidiaries are tenants (A) providing for annual base rentals of $25,000 or more, (B) expiring after December 31, 1998 or (C) where the Sellers or any of their Affiliates holds an equity interest in such real property;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets, including any license for Software, that provides for either (A) annual payments by any Company or any Subsidiary of any Company of $25,000 or more or (B) aggregate payments by any Company or any Subsidiary of any Company of $100,000 or more;

          (iii) any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement in which such Company or Subsidiary serves as a general partner or otherwise has unlimited liability, or any other material similar agreement or arrangement);

          (iv) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (v) any agreement with any unaffiliated third party relating to the indebtedness for borrowed money or any guarantee or similar agreement or arrangement relating thereto;

          (vi) any license, franchise or similar agreement material to the Companies and their Subsidiaries, taken as a whole;

          (vii) any agency, dealer, sales representative, marketing or other similar agreement material to the Companies and their Subsidiaries, taken as a whole;

          (viii) any agreement that restricts or prohibits any Company or any Subsidiary of any Company from competing with any Person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit any Company or any Subsidiary of any Company after the Closing Date;

          (ix) any reinsurance treaty or any material facultative reinsurance contract (in each case applicable to insurance in force);

          (x) any significant agreement containing "change in control" or similar provisions relating to change in control of any of the Companies or their Subsidiaries;

          (xi) any powers of attorney other than those entered into in the ordinary course of business in the surety bond business;

          (xii) any "stop-loss" agreements, other than those entered into in the ordinary course of business consistent with past practice;

          (xiii) any agreements (other than insurance policies or other similar agreements issued by any Company or any Subsidiary of any Company in the ordinary course of its business) material to the Companies and their Subsidiaries taken as a whole pursuant to which any Company or any Subsidiary of any Company is obligated to indemnify any other person;

          (xiv)  any agreement with the Sellers or any of their Affiliates; or

          (xv) any agreement with any broker, reinsurance intermediary, agent, consultant or third-party administrator.

     (b) The Sellers have heretofore furnished or made available to Buyer complete and correct copies of the contracts, agreements and instruments listed on Schedule 3.11, each as amended or modified to the date hereof (including any waivers with respect thereto) (the

"Significant Agreements"). Except as specifically disclosed on Schedule 3.11, and except to the extent not material to the Companies and their Subsidiaries taken as a whole: (i) each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity); (ii) neither the Sellers, nor any of the Companies nor any of their Subsidiaries has received any notice (written or oral) of cancellation or termination of any of the Significant Agreements; (iii) no Significant Agreement is the subject of, or, to the knowledge of the Sellers, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; (iv) with respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, neither the Sellers, nor any of the Companies nor any of their Subsidiaries has received any notice (written or oral), or otherwise has any knowledge, that any such Significant Agreement will not be so renewed or that any such extension option will not be exercised; and
(v) there exists no material event of default or occurrence, condition or act on the part of any Company or any Subsidiary of any Company or, to the knowledge of the Sellers on the part of the other parties to the Significant Agreements, which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Significant Agreements.

     SECTION 3.12  Litigation.  Except as disclosed in Schedule 3.12, neither
                   ----------
Company nor any Subsidiary of any Company nor any of their respective properties is subject to any material order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby. All pending or, to the knowledge of the Sellers, threatened litigation against any Company or Subsidiary, regardless of damages or relief requested, is set forth on Schedule 3.12.

     SECTION 3.13  Compliance with Laws.  Except as set forth in Schedule
                   --------------------
3.13, the Companies and their Subsidiaries are and have at all times since January 1, 1993 been in compliance in all respects with all applicable laws, statutes, ordinances, regulations, judgments, decrees and orders of any governmental body, agency or official, whether foreign, Federal, state or local, except for possible noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on any Company or any Subsidiary.

     SECTION 3.14  Properties.  The Companies and their Subsidiaries have good
                   ----------
title to, or in the case of leased property have valid leasehold interests in, all of their respective property and assets (whether real or personal, tangible or intangible) except for imperfections in title or invalidities in leasehold interests that do not, individually or in the aggregate, materially detract from the value reflected on the Balance Sheets. None of such property or assets is subject to any Liens except:

     (a) Liens reflected on the Balance Sheets;

     (b) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheets); and

     (c) Liens which do not, individually or in the aggregate, materially detract from the value reflected on the Balance Sheets or materially interfere with any present or intended use of any material property or assets.

     SECTION 3.15  Licenses and Permits; Policies: Regulatory Matters.
                   --------------------------------------------------

     (a) The Companies and their Subsidiaries hold all licenses, franchises, permits or other similar authorizations (the "Permits") necessary for the ownership and conduct of the respective businesses of the Companies and their Subsidiaries in each of the jurisdictions in which the Companies and their Subsidiaries conduct or operate their respective businesses in the manner now conducted as set forth on Schedule 3.15, and such Permits are in full force and effect except where any failure to hold any Permit or any failure of any Permit to be in full force and effect would not, individually or in the aggregate, materially impair the ability of the Companies and their Subsidiaries, taken as a whole, to conduct their businesses.

     (b) No material violations exist in respect of any material Permit of the Companies and their Subsidiaries and except as set forth on Schedule 3.15, no proceeding or investigation is pending or, to the knowledge of the Sellers, threatened, that would be reasonably likely to result in the suspension, revocation or material limitation or restriction of any material Permit. Except as set forth on Schedule 3.15, neither of the Companies nor any Company Subsidiary has received notice of any investigation, examination, administrative proceeding, grand jury investigation or other law enforcement or administrative proceeding by any governmental authority involving compliance by the Company or any Company Subsidiary with any law, governmental order or Company Permit, and, to the knowledge of the Company, no such proceeding or investigation is threatened.

     (c) All insurance policies issued by each Company and each Subsidiary of each Company as now in force are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities, or have been filed and not objected to by such authorities within the period provided for objection.

     (d) Each Company and each Subsidiary of each Company has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by such Company or Subsidiary with any applicable Federal, state or local regulatory authorities, including, without limitation, state insurance regulatory authorities. All such reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable law in effect when filed and no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. Such reports, statements, documents, registrations, filings or submissions were in material compliance with applicable law when filed. Since January 1, 1993, except as disclosed in Schedule 3.15, neither the Companies nor any Company Subsidiary has submitted any written response with respect to material comments from any governmental insurance authority concerning such reports, statements, documents, filings, registrations, submissions or reports and no fine or penalty in excess of $2,500 has been imposed on the Companies or any Company Subsidiary by any governmental agency.

     (e) Except as set forth on Schedule 3.15, all premium rates, rating plans and policy forms established or used by any Company or any Subsidiary of any Company that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged and policy forms used conform in all material respects to the premiums, rating plans and policy forms so filed or approved and comply in all material respects with the insurance laws applicable thereto and, to the Sellers' knowledge, no such premiums are subject to any review or investigation by any insurance regulatory authority.

     (f) Except as set forth on Schedule 3.15, to the knowledge of the Sellers, each appointed agent and broker was, at the time of appointment or reappointment with either of the Insurance Companies or any other insurance company for which VBI acts as an underwriter, properly licensed by appropriate regulatory authorities to represent the relevant insurance company.

     SECTION 3.16  ERISA Representations.
                   ---------------------

     (a) Schedule 3.16(a) identifies each Employee Plan. The Sellers have furnished or made available to Buyer current copies of the Employee Plans, summary plan descriptions, and, if applicable, related trust agreements, and all amendments thereto together with (i) the most recent annual report prepared in connection with any Employee Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) the most recent actuarial valuation report prepared in connection with any Employee Plan.

     (b) All contributions required to be made and all contributions accrued as of the Balance Sheet Date under the terms of any Employee Plan or Benefit Arrangement for which the Companies or any of their Subsidiaries or ERISA Affiliates may have liability have been timely made or have been reflected on the appropriate financial statements. There is no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
Section 412 of the Code, with respect to any Employee Plan that is a pension plan subject to Part 3 of Title I of ERISA. The Companies have not incurred, nor reasonably expect to incur prior to the Closing Date (other than a liability for premiums under Section 4007 of ERISA), any liability under Title IV of ERISA that will not be satisfied in full as of the Closing Date.

     (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service. No circumstance has occurred that may result in loss of such qualification or is likely to result in a revocation of any such favorable determination letter. No Employee Plan is a Multiemployer Plan or a multiple employer plan (within the meaning of Section 413(c) of the Code). Each Employee Plan that is not a Multiemployer Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

     (d) Schedule 3.16(d)(i) identifies each Benefit Arrangement. The Sellers have furnished or made available to Buyer current copies or descriptions of each Benefit Arrangement. Each Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

     (e) Each Employee Plan that is a "group health plan" (as defined in Section 4980B of the Code) has, to the knowledge of the Sellers, been operated in substantial compliance with Section 4980B of the Code at all times.

     (f) Neither the Companies nor any of their Subsidiaries have any obligations for retiree or former employee health or life benefits under any Employee Plan or Benefit Arrangement except as set forth on Schedule 3.16 or as provided under Section 601 et seq. of ERISA and Section 4980B of the Code.

     (g) Except as provided for in Section 6.3 of this Agreement or as set forth in Schedule 3.16, the execution and delivery of this Agreement do not, and the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any of the Companies' Employee Plans or Benefit Arrangements that will or may result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Companies or any of their Subsidiaries or ERISA Affiliates.

     (h) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Companies or any of their Subsidiaries or ERISA Affiliates that, individually or collectively, could give rise as a result of the transactions contemplated by this Agreement to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code.

     (i) There has been no amendment to, written interpretation or announcement (whether or not written) by the Companies or any of their Subsidiaries or ERISA Affiliates relating to, or change in employee participation or coverage under, any of the Companies' Employee Plans or Benefit Arrangements which would increase the expense of or for such Employee Plans or Benefit Arrangements to the Companies or any of their Subsidiaries materially above the level of the expense incurred in respect thereof for the fiscal quarter ended on the Balance Sheet Date.

     (j) With respect to a plan or arrangement that is neither a Benefit Arrangement or an Employee Plan on or after the date of this Agreement but was a Benefit Arrangement or an Employee Plan on any prior date, no circumstance has occurred or exists for which Buyer or the Companies or any of their Subsidiaries reasonably may be anticipated to have any liability.

     (k) Neither any of the Companies nor any of their Subsidiaries or ERISA Affiliates is subject to any agreement pursuant to which Buyer or the Companies or any of their Subsidiaries may be required to indemnify any other party in connection with a liability arising in connection with a Benefit Arrangement or an Employee Plan.

     SECTION 3.17 Environmental Compliance.  Except as set forth in Schedule
                  -------------------------
3.17 or as would not individually or in the aggregate have a Material Adverse Effect, (a) the Companies and their Subsidiaries are each in compliance, and have at all times been in compliance, with all applicable Environmental Laws;
(b) the Companies and their Subsidiaries have all Permits required under any applicable Environmental Laws and are in compliance with their respective requirements; (c) there are no pending or, to the knowledge of Sellers, threatened claims under Environmental Laws against any of the Companies or any of their Subsidiaries; (d) under applicable law, there are no circumstances with respect to any property or operations, or any former properties or former operations, of any of the Companies or their Subsidiaries, or any site where any Hazardous Substances may have been disposed of or released by or on behalf of any of the Companies or any Subsidiary, that are reasonably likely to form the basis of a claim under Environmental Laws against any of the Companies or their Subsidiaries; (e) neither the Companies nor their Subsidiaries have exposed any employee or third party to any Hazardous Substances which has subjected or may subject the Companies or their Subsidiaries to liability under any Environmental Laws; (f) no underground storage tanks or asbestos-containing material have ever been located on properties currently or formerly owned or operated by the Companies or their Subsidiaries; and (g) the Companies and their Subsidiaries have delivered to Buyer copies of all environmental assessments, audits, studies, and other environmental reports in its possession or reasonably available to it relating to the Companies or the Subsidiaries or any of their current or former properties or operations. "Environmental Laws" means any and all foreign, Federal, state or local statutes, laws, regulations, ordinances, rules codes, common law, and all judicial, administrative, and regulatory orders, judgments, decrees, permits, and authorizations relating to the environment, to the effect of the environment on human health or safety or to the use, generation, manufacturing, treatment, disposal, storage, discharge or release of Hazardous Substances into the environment, including without limitation, ambient air, surface water, around water or land, or the remediation thereof. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum and its derivatives and by-products, or any substance having any constituent elements displaying any of the foregoing characteristics, regulated under Environmental Laws.

     SECTION 3.18  Intellectual Property; Software.
                   -------------------------------

     (a) The Companies and their Subsidiaries own or otherwise have rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Intellectual Property used in their respective businesses as currently conducted, and, except as provided in Section 7.4, the consummation of the transactions contemplated hereby will not result in the loss of any such rights (or require the payment of any additional fees or royalties in order to maintain such rights); the use of any Intellectual Property by the Companies and their Subsidiaries does not infringe on or otherwise violate the rights of any Person; and to the Sellers' knowledge no person is challenging, infringing on or otherwise violating any right of any Company or any Subsidiary of any Company with respect to any Intellectual Property owned by and/or licensed to the Companies and their Subsidiaries. For purposes of this Agreement "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights, but shall not include Software. For purposes of this Agreement, "Software" shall mean all computer and telecommunication software including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books).

     (b) Except as set forth in Schedule 3.18, the Companies and their Subsidiaries own, or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions), all Software used in the conduct of their respective businesses as currently conducted; the use of the Software by the Companies and their Subsidiaries does not infringe on or otherwise violate the rights of any person; and to the Sellers' knowledge no person is challenging, infringing on or otherwise violating any right of any Company or any Subsidiary of any Company with respect to any Software used by the Companies and their Subsidiaries.

     (c) Except as set forth in Schedule 3.18, the information technology systems of the Companies and their Subsidiaries, including without limitation, their client/server networks, are in good operating condition, with adequate capacity suitable for the conduct of the business as presently conducted and as contemplated for 1998 and 1999. Except as set forth in Schedule 3.18, there are no planned upgrades to or investments in such information technology systems during 1998 or 1999.

     (d) Attached as Schedule 3.18, is the plan of the Companies and their Subsidiaries designed to ensure that all date-related output, calculations or results before, during or after the calendar year 2000 that are produced or used by any hardware, software, firmware or facilities systems ("Computer Systems") owned or used by either Company or any Subsidiary are Year 2000 Compliant (the "Year 2000 Plan"). For purposes of this section, "Year 2000 Compliant" means:

          (i) all dates receivable by the Computer Systems, as well as calculations, output and results will (A) include a consistent-length century indicator of at least two base ten digits, and (B) have date elements in interfaces and data storage that will permit specifying the century to eliminate date ambiguity;

          (ii) when any date data is represented without a century, either in an interface or in data storage, the correct century will be unambiguous for all manipulations involving that data;

          (iii) data calculations involving either a single century or multiple centuries will neither (A) cause an abnormal ending or operation nor (B) generate incorrect results or results inconsistent with output or results from any other century;

          (iv) when sorting by date, all records will be sorted in accurate chronological sequence; and when the date is used as a key, records will be read and written in accurate chronological sequence; and

          (v) leap years will be determined by the following standard: (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

     (e) To the knowledge of Sellers, the Year 2000 Plan, if executed in accordance with the time schedules set forth therein, will result in the Computer Systems being Year 2000 Compliant by December 31, 1998. Except as disclosed therein in Schedule 3.18, the Year 2000 Plan has been implemented in accordance with such time schedules.

     (f) Neither Eureko nor the Sellers make any representation as to whether any hardware, software, firmware of facilities systems used but not owned by either Company or any Subsidiary are Year 2000 Compliant.

     SECTION 3.19  Labor Matters.  Neither Company nor any Subsidiary of any
                   -------------
Company is a party to any collective bargaining or other labor union contract and no collective bargaining agreement is being negotiated by any Company or any Subsidiary of any Company. Except as set forth in Schedule 3.19, neither Seller has any knowledge of any material activities or proceedings of any labor union to organize any employees of any Company or any Subsidiary of any Company.
There is no material labor dispute, strike or work stoppage against any Company or any Subsidiary of any Company pending or, to the Sellers' knowledge, threatened that would have a Material Adverse Effect on the respective business activities of the Companies or any of their Subsidiaries.

     SECTION 3.20  Reserves.  The reserves of SLIC (USA) and VASA North
                   --------
Atlantic are determined in accordance with generally accepted actuarial standards, are fairly stated in accordance with sound actuarial principles, are based on actuarial assumptions approved by the respective appointed actuaries, are reasonable provisions for the unpaid claims obligations under the Companies' insurance policies, and in all material respects meet the requirements of applicable insurance statutes, laws and regulations. The reserves of the Insurance Companies as of December 31, 1997, were examined but not certified by an independent actuary and the reports of such actuary related to such examinations have been made available to Buyer.

     SECTION 3.21  Investments.  Schedule 3.21 describes in reasonable detail
                   -----------
all Company Investment Assets as of the Balance Sheet Date. For purposes of this Agreement, "Company Investment Assets" means any investment assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by any Company or any Subsidiary of any Company, including, without limitation, bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes.

     SECTION 3.22  No Other Representations.  Buyer acknowledges that Eureko
                   ------------------------
and the Sellers make no representations or warranties with respect to (i) any financial projection or forecast relating to the Companies or (ii) any other information provided to Buyer or its representatives, except to the extent set forth as representations and warranties in this Article 3 and the Schedules.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to each of the Sellers and Eureko as of the date hereof and as of the Closing Date (but as of no other dates unless expressly so stated) that:

     SECTION 4.1  Corporate Existence and Power.  Buyer has been duly
                  -----------------------------
incorporated and is validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Buyer has heretofore delivered to the Sellers true and complete copies of its certificate of incorporation and bylaws as in effect on the date hereof.

     SECTION 4.2  Corporate Authorization.  The execution, delivery and,
                  -----------------------
subject to the receipt of the approvals referred to in Section 4.3, performance by Buyer of this Agreement are within the corporate power of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 4.3  Governmental Authorization.  The execution, delivery and
                  --------------------------
performance by Buyer of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official on the part of Buyer other than (i) compliance with any applicable requirements of the HSR Act, (ii) approvals or filings under the insurance laws of the jurisdictions set forth in
Schedule 4.3, (iii) filings and notices not required to be made or given until after the Closing Date, (iv) filings, at any time, of tax returns, tax reports and tax information statements and (v) any such action or filing as to which the failure to make or obtain would not individually or in the aggregate have a Material Adverse Effect on Buyer.

     SECTION 4.4  Non-Contravention.  Except as set forth in Schedule 4.4,
                  -----------------
the execution, delivery and performance by Buyer of this Agreement do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 4.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or any of its Subsidiaries or to a loss of any benefit to which Buyer or any of its Subsidiaries is entitled under, any material agreement or other instrument binding upon Buyer or any material license, franchise, permit or other similar authorization held by Buyer or (iv) result in the creation or imposition of any material Lien on any asset of Buyer.

     SECTION 4.5  Financing.  Buyer has, or will have prior to the Closing,
                  ---------
sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

     SECTION 4.6  Purchase for Investment.  Buyer is purchasing the Shares for
                  -----------------------
investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments in the Shares and is capable of bearing the economic risks of such investment.

                                   ARTICLE 5
                      COVENANTS OF THE SELLERS AND EUREKO
                      -----------------------------------

     Each of the Sellers and Eureko agrees that (it being understood that each Seller and Eureko makes only such covenants as may be performed by it or its Subsidiaries):

     SECTION 5.1  Conduct of the Companies.  Except as otherwise expressly
                  ------------------------
provided in this Agreement, during the period from the date hereof to the Closing, the Sellers will cause the Companies and their Subsidiaries to conduct their operations according to their ordinary course of business consistent with past practices, will cause the Companies and their Subsidiaries to use their reasonable best efforts to preserve intact their respective business organizations, generally to keep available the services of their respective officers and employees and generally to maintain existing relationships with agents, licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with them, and will cause the Companies and their Subsidiaries, to the extent permitted by applicable law, to confer with Buyer on significant operational matters and material decisions affecting the business of the Companies and their Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth in Schedule 5.1, the Sellers will cause each of the Companies and each Subsidiary of any Company not to, without the prior written consent of Buyer:

     (a) amend its certificate of incorporation or by-laws;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities;

     (d) (i) incur any indebtedness for borrowed money or issue any debt securities or, assume, guarantee or endorse the obligations of any other Person;
(ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) to wholly owned Subsidiaries of the Companies, (B) investments in the ordinary course of business consistent with past practice, or (C) pursuant to the terms of the agreements listed in Schedule 3.11), in excess of $100,000; (iii) pledge or otherwise encumber shares of its capital stock; (iv) enter into or invest in any derivative financial instruments except in the ordinary course of business consistent with current investment and risk management policies; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

     (e) to the extent payable directly or indirectly by any Company or any Subsidiary of any Company, enter into, adopt or (except as may be required by law or the terms of any such arrangement) terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, amend any such arrangement as it relates to such directors, officers or employees or (except for increases in base compensation in the ordinary course of business consistent with past practice) increase in any manner the compensation or benefits of any director, officer or employee or, with respect to any director or officer, pay any benefit not required by any plan or arrangement as in effect as of the date hereof or, with respect to any employee who is not an officer or director, pay any benefit other than in the ordinary course of business consistent with past practice in accordance with plans or arrangements in effect as of the date hereof (including, without limitation, with respect to any such director, officer or employee, the granting of stock options, restricted stock, stock appreciation rights or performance units); provided that Buyer agrees it will not unreasonably withhold its consent, if requested by the Sellers, to transactions proposed under this paragraph (e);

     (f) acquire, sell, lease or dispose of any assets outside the ordinary course of business or, whether or not in the ordinary course of business, any assets which in the aggregate exceed $25,000 or are material to the Companies and their Subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction with respect thereto outside the ordinary course of business consistent with past practice, except the transactions contemplated by
Section 7.10, the sale of the Brougher Building and any transaction or series of transactions effectuated in order to satisfy the condition set forth in Section 9.2(b) hereof;

     (g) change any of the accounting principles, practices, methods or policies (including, without limitation, any reserving methods, practices or policies) used by it, except as may be required as a result of a change in law, GAAP or SAP;

     (h) change the method of determining the GAAP reserves for any guaranty fund assessment, second injury fund assessment, special insurance assessment or similar assessment or tax;

     (i) (i) acquire (by merger, consolidation, or acquisition of stock or assets, but excluding foreclosure) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000; (iii) settle any litigation for amounts more than $200,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (j) make any Tax election or settle or compromise any Tax liability, other than in the ordinary course of business or enter into any tax sharing agreements or arrangements with any party;

     (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(i) the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Companies and their Subsidiaries or incurred in the ordinary course of business consistent with past practice and (ii) the payment of any debt owed by either Company or any Subsidiary thereof to either Company or any Subsidiary thereof;

     (1) terminate, or in any manner material thereto modify, amend or waive compliance with, any provision of any of the Significant Agreements;

     (m) change its underwriting standards or practices in any material way;

     (n) effect any material or unusual insurance transaction other than the transactions contemplated by Section 7.10;

     (o) significantly change the compensation structure of, or other benefits available to, any of its significant agents or to its agents generally;

     (p) effect any transactions with the Sellers or any of their Affiliates, other than pursuant to arrangements existing as of the date hereof;

     (q) enter into any "stop-loss" agreement, other than those entered into in the ordinary course of business consistent with past practice, facultative reinsurance contract or reinsurance treaty, other than the transactions contemplated by Section 7.10;

     (r) enter into any agency, dealer, sales representative, marketing or other similar agreement material to the Companies and their Subsidiaries, taken as a whole;

     (s) make an investment in any Company Investment Assets other than in accordance with the Companies' and their Subsidiaries' current investment policies; or

     (t) take, or agree in writing or otherwise to take, any of the actions described above in this Section 5.1.

     SECTION 5.2  Access to Information.  From the date hereof until the
                  ---------------------
Closing Date, subject to any applicable contractual restrictions and applicable legal privileges, and to the extent applicable law would not thereby be violated, the Sellers will (i) give, and will cause the Companies and their Subsidiaries to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable prior notice and during normal business hours, to the offices, properties, books and records of the Companies and each of their Subsidiaries and to the books and records of the Sellers relating to the Companies and their Subsidiaries, (ii) furnish, and will cause the Companies and their Subsidiaries to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Companies or any of their Subsidiaries as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Sellers or the Companies or any of their Subsidiaries to cooperate with Buyer in its investigation of the Companies or any of their Subsidiaries; provided that this Section 5.2 shall not obligate the Sellers to provide or make available to Buyer any employee medical records; provided, further, that to the extent contractual restrictions limit the Sellers' ability to take any of the actions set forth in this Section 5.2, the Sellers shall use its best efforts to obtain any necessary contractual consent or accommodate any reasonable request by Buyer with respect to such action by alternative means and provided, further, that to the extent applicable legal privileges or applicable laws limit the Sellers' ability to take any of the actions set forth in this Section 5.2, the Sellers shall use their best efforts to accommodate any reasonable request by Buyer with respect to such action by alternative means.

     SECTION 5.3  Notices of Certain Events.  The Sellers shall promptly notify
                  -------------------------
Buyer of:

     (a) any notice or other communication received by the Sellers from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication received by the Sellers or the Companies or any Subsidiary of either Company relating to the transactions contemplated by this Agreement and any other significant notices or other communications from any governmental or regulatory agency or authority other than reports or communications regarding consumer complaints received in the ordinary course of business;

     (c) any actions, suits, claims, investigations or proceedings commenced or, to the Sellers' knowledge threatened against, relating to or involving or otherwise affecting the Sellers, the Companies or any Subsidiaries of any of the Companies that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement; and

     (d) any notice or other communications received by Sellers or the Companies or any Subsidiary of either Company relative to (i) a reduction or threatened reduction to the AM Best rating of either Insurance Company or (ii) a disavowal or threatened disavowal by any reinsurer of coverage under any reinsurance contract.

     SECTION 5.4  Resignations.  The Sellers will deliver to Buyer the
                  ------------
resignations of all directors of the Companies and each Subsidiary of any of the Companies at or prior to the Closing Date.

     SECTION 5.5  No Solicitation.  The Sellers will immediately cease any
                  ---------------
existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). The Sellers shall not, directly or indirectly, through any officer, director, employee, representative or agent or any of the Sellers, any of the Companies or any of their Subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or would lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of a substantial percentage of shares of capital stock or similar transactions involving any of the Companies or their Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person or entity relating to, any Acquisition Proposal or
(iii) agree to or approve any Acquisition Proposal. The Sellers shall notify Buyer promptly after receipt by the Sellers of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Companies or any of their Subsidiaries by any person or entity that informs the Sellers that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally (and confirmed in writing) and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

     SECTION 5.6  Certain Other Transactions.  Prior to the Closing Date,
                  --------------------------
Eureko shall cause the ownership of VASA Properties to be transferred or shall cause VASA Properties to be liquidated and all of its liabilities and obligations assigned to an Affiliate of Eureko; in either case with the result that neither any Company nor Subsidiary thereof has an ownership or other economic interest in VASA Properties or in the Brougher Building, or any liability or obligation with respect thereto. Prior to the Closing Date, Sellers shall have caused Lessee's interest in the lease between Thomas Pollard and VBI, as amended through First Amendment to Lease dated June 22, 1998 for residential property at 14403 Misty Pine, Carmel, Indiana to have been transferred or terminated in either case with the result that neither any Company nor Subsidiary thereof has an economic or other interest or obligation for the lease of said property.

     SECTION 5.7  Use of Computer Software.
                  ------------------------

     (a) With respect to all Software that is not owned by either of the Companies or any of their respective Subsidiaries but which is presently used in the operation of the business of any of the Companies or their Subsidiaries, the Sellers shall use their best efforts, prior to Closing, to transfer or procure from the necessary third parties an enforceable license with terms and conditions of like tenor to those that are currently in force. Except as specified on Schedule 5.7, Buyer shall incur all costs and expenses in excess of ongoing royalty obligations incurred in connection with the transfer or license to the Companies and their Subsidiaries of all such Software, including, but not limited to, payment of any transfer or license fees or similar costs.

     (b) From the date hereof and prior to the Closing, the Sellers agree that, to the extent they develop, acquire or license any Software that is used in the operation of the business of the Companies and their Subsidiaries, any such Software owned exclusively by the Sellers shall be licensed to the Companies and their Subsidiaries prior to the Closing on terms and conditions mutually acceptable to Sellers and Buyer, and any such Software not owned exclusively by the Sellers shall be licensed directly by one or more of the Companies and their Subsidiaries.

     SECTION 5.8  Testing and Remediation of Computer Systems.  During the
                  -------------------------------------------
period commencing on the date hereof and ending on the Closing Date, Eureko shall cause VBI to continue to devote three full-time employees to testing and, if necessary, remediation of the Computer Systems owned or used by either Company or their Subsidiaries in connection with VBI's efforts to ensure that such Computer Systems become Year 2000 Compliant. Such employees shall remain under the direct supervision and control of VBI, but Eureko shall cause VBI to implement any recommendation made by Buyer with respect to the sequencing and timing of the testing, remediation and assessment of such Computer Systems. In addition, Eureko shall cause the Companies and their Subsidiaries to take commercially reasonable steps to assess whether the Computer Systems of third parties who perform insurance management, administrative or other services for any Company or its Subsidiaries with respect to the ILA Business, the Fully Insured Business, the Medicare Supplement Business or the Run-off PC Business are Year 2000 Compliant and, if not, the extent of non-compliance. Eureko shall cause the Companies and their Subsidiaries to use their commercially reasonable efforts to require that the aforementioned third parties with non-compliant Computer Systems cause their Computer Systems to become Year 2000 Compliant.

     SECTION 5.9  Filing of Policy.  During the period prior to the Closing
                  ----------------
Date, the Insurance Companies shall, at Buyer's request, file a provider excess policy, and rates filings related thereto, with the departments of insurance for the states in which the Insurance Companies are licensed. In the event that the transactions contemplated by this Agreement do not occur, at the Buyer's request, the Insurance Companies shall withdraw any policy or rates filings that had previously been made in accordance with this Section 5.9.

                                   ARTICLE 6
                               COVENANTS OF BUYER
                               ------------------

     Buyer agrees that:

     SECTION 6.1  Employees.  With respect to each employee of the Companies
                  ---------
or any Subsidiary who, as of the Closing Date, is employed by any of the Companies or any of their Subsidiaries (including any such employee absent as of such date from active service for any reason, including but not limited to disability or leave of absence but excluding any terminated employee or part-time or contract employee whether or not receiving severance) ("Transferred Employees"), Buyer shall have no obligation to continue to employ such Transferred Employee as of the Closing Date and shall be entitled to terminate any employee of the Companies or any

Subsidiary notwithstanding that such termination will trigger severance or termination payments. Buyer shall have no obligation following the Closing to retain the employment policies, practices and procedures of the Companies and their Subsidiaries, and may require that all Transferred Employees remaining in the employ of Buyer or the Companies and their Subsidiaries serve pursuant to Buyer's employment policies, practices and procedures.

     SECTION 6.2  Employee Plans and Benefit Arrangements.  Buyer shall have
                  ---------------------------------------
no obligation to maintain or continue to maintain any or all Employee Plans and Benefit Arrangements covering Transferred Employees or be responsible for any liability to provide benefits under such Employee Plans or Benefit Arrangements that exist on the Closing Date.

     SECTION 6.3  Severance Arrangements.  Not later than September 15, 1998,
                  ----------------------
Buyer shall deliver to Sellers a list of employees of any of the Companies or their Subsidiaries that Buyer does not intend to retain following the Closing and Sellers shall cause the Companies and the relevant Subsidiaries to terminate the employment of all such employees prior to or concurrent with the Closing. Except as noted below and in Section 10.2(b), Eureko shall be responsible and assume all liability for all salary and benefit continuation and/or severance payments (as identified in Schedule 6.3 hereto, "Termination Payments") relating to any such employee that may be payable as a result of any termination of employment of any such employee or the transactions contemplated by this Agreement (including without limitations, the arrangements described in Schedule 3.9(f)), in accordance with the policies, practices and procedures of the Companies regarding such matters as in effect on the date of Closing, and for all notices, payments, fines or assessments due to any government authority pursuant to any applicable statutes, orders, rules or regulations, including but not limited to ERISA and the Worker Adjustment and Retraining Notification Act. Notwithstanding the above, any group health plan coverage to which a Transferred Employee or any employee described in the first sentence of this Section 6.3 may become entitled pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or the terms of any arrangement or agreement to provide Termination Payments shall be provided under plans maintained by Buyer or the Companies or their Subsidiaries. To the extent that any such coverage is provided to any such employee at a cost to the employee that is less than the cost that could be charged under Section 4980B(f)(2)(C)(i) of the Code such difference shall be deemed to be a Termination Payment. Eureko shall only be required to make Termination Payments with respect to up to 100 persons employed by the Companies or any of their Subsidiaries as of the date hereof (including those subject to arrangements described in Schedule 3.9(f)). In the event that fewer than 100 persons are terminated prior to the Closing, and Buyer terminates the employment of any Transferred Employee not later than the second anniversary of the Closing Date, Eureko shall reimburse Buyer within thirty (30) days of demand therefore for all Termination Payments made with respect to such terminated employee. In no event shall (i) Eureko be obligated to make Termination Payments with respect to more than 100 employees (including those subject to arrangements described in Schedule 3.9(f)); or (ii) the amount of Termination Payments payable with respect to any person exceed the amount identified in Schedule 6.3 or in the relevant arrangement described in Schedule 3.9(f)). Eureko shall not establish a liability for the Termination Payments on the books of the Companies or their Subsidiaries except for the Insurance Companies.

     SECTION 6.4  Repayment of Loan.    On the Closing Date, Buyer shall pay all
                  -----------------
outstanding principal and accrued interest under the ABN AMRO Note, plus any indemnification payment required thereunder as a result of prepayment on a day prior to the last "Business Day" of any "Interest Period" (as such terms are defined in the ABN AMRO Note), and provide to Eureko copies of all documentation with respect to such repayment, all such payments referred to collectively as the "Payoff Amount."

                                   ARTICLE 7
                   COVENANTS OF BUYER, EUREKO AND THE SELLERS
                   ------------------------------------------

     Buyer and the Sellers agree that (it being understood that each Seller and Eureko makes only such covenants as may be performed by it or its Subsidiaries):

     SECTION 7.1  Reasonable Efforts.  Subject to the terms and conditions of
                  ------------------
this Agreement, Buyer and each Seller will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Buyer and each Seller will promptly, and in any event within thirty (30) days of the date hereof, prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the regulatory approvals specified in Schedule
4.3 and Schedule 3.3, respectively, promptly file all supplements or amendments thereto and use reasonable efforts to obtain the regulatory approvals specified in Schedule 4.3 and Schedule 3.3 as promptly as practicable. Buyer and each Seller will provide each other and their counsel the opportunity to review in advance and comment on all such filings. Buyer and each Seller will keep each other informed of the status of matters relating to obtaining the regulatory approvals specified in Schedule 4.3 and Schedule 3.3. The Sellers and Buyer agree, and the Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Companies and each Subsidiary of any of the Companies to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     SECTION 7.2  Certain Filings.  The Sellers and Buyer shall cooperate with
                  ---------------
one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith and reasonably seeking to obtain in a timely fashion any such actions, consents, approvals or waivers.

     SECTION 7.3  Public Announcements.  The parties agree to consult with
                  --------------------
each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 7.4  Trademarks; Trade Names.
                  -----------------------

     (a) Prior to the Closing Date, SLIC and SLIC (USA) shall enter into the license agreement attached hereto as Exhibit B (the "License Agreement") with
                                     ---------
respect to use of "Seaboard."

     (b) After the Closing, Buyer will not, and will not permit the Companies or any of their Subsidiaries to, use any of the Sellers' other logos, marks or names not specifically licensed or assigned by the License Agreement giving effect to any updates to the schedules thereto as provided therein.

     (c) On or before the expiration of the term of the License Agreement, Buyer will cause SLIC (USA) to file with the applicable governmental body, agency or official amendments to the Companies' or such Subsidiaries' articles or certificate of incorporation to delete from its name the word "Seaboard Life" and any marks and names derived therefrom and shall do or cause to be done all other acts, including the payment of any fees required in connection therewith, to cause each such amendment to become effective.

     (d) The Sellers agree to cooperate with Buyer in connection with all regulatory matters relating to the License Agreement.

     (e) After the Closing, Buyer will cause the Companies and their Subsidiaries to use the marks and names licensed to them pursuant to the License Agreement only in connection with one or more of Buyer's existing names or marks.

     (f) Notwithstanding any provision in this Agreement or the License Agreement to the contrary, following the Closing, the Companies and their Subsidiaries may continue to use signs, labels, containers, stationery, forms (including policy forms) and other printed material or matter which are included as of the Closing in the assets or inventory of any Company or any Subsidiary of any Company; provided that Buyer shall (i) use its reasonable efforts to deplete the supply of such materials (excluding signs) containing or bearing the trademarks, trade names and service marks listed on a schedule to the License Agreement as soon as practicable in the ordinary course of business, but in no event later than two years after the Closing Date and (ii) as promptly as practicable following the Closing, remove any such signs which contain or bear any of the trademarks, trade names and service marks listed on a schedule to the License Agreement.

     (g) Buyer shall retain all rights held by the Companies or any Subsidiaries to the names "VASA," "Brougher" and to logos and marks associated therewith, as set forth on Schedule 7.4.

     SECTION 7.5  Intercompany Accounts.
                  ---------------------

     (a) All intercompany accounts between either Seller or any Affiliate of either Seller (other than either Company or any Subsidiary of either Company), on the one hand, and either Company or any Subsidiary of either Company, on the other hand, as of the Closing shall be settled (irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section
7.5. At least five (5) business days prior to the Closing, the Sellers shall prepare and deliver to Buyer a statement setting out in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date and, to the extent requested by Buyer, provide Buyer with supporting documentation to verify the underlying intercompany charges and transactions. All such intercompany account balances shall be paid in full in cash prior to the Closing.

     (b) As promptly as practicable, but no later than thirty (30) days after the Closing Date, the Sellers will cause to be prepared and delivered to Buyer a statement setting out in reasonable detail the calculation of such intercompany account balances as of the Closing Date (giving effect to any settlement under subsection (a) and any other payments in respect thereof). Buyer and the Sellers shall cooperate in the preparation of any such calculation including the provision of supporting documentation to verify the underlying intercompany charges, transaction and payments. If Buyer disagrees with the Sellers' calculation of such intercompany balances, Buyer may, within thirty (30) days after delivery of such statement, deliver a notice to the Sellers disagreeing with such calculation and setting forth Buyer's calculation of such amount. If Buyer and the Sellers are unable to resolve such disagreement within thirty (30) days thereafter, such disagreement shall be resolved by the Third Party Accountant. The net amount of any such intercompany balance shall be paid in cash promptly thereafter, together with interest thereon from and including the Closing Date to but excluding the date of payment at the Three-Month Treasury Bill Rate as of the date of delivery of Sellers' notice as required by this
Section 7.5(b).

     SECTION 7.6  Non-Solicitation of Employees; Non-Competition.
                  ----------------------------------------------

     (a) For a period commencing on the date hereof through the third anniversary of the Closing Date, (i) except as set forth on Schedule 7.6, neither the Sellers nor any of their Affiliates shall affirmatively seek to hire any officer or key employee of the Companies or any Subsidiary or Buyer or Buyer's Subsidiaries whose annual base salary as of the date hereof equals or exceeds $60,000 in any capacity whatsoever without the express written consent of Buyer, and (ii) none of Buyer or any of their Affiliates shall affirmatively seek to hire any officer or key employee of the Sellers whose annual base salary as of the date hereof equals or exceeds $60,000 and with whom Buyer had significant contact in connection with the transactions contemplated hereby in any capacity whatsoever without the express written consent of the Sellers.

     (b) For a period commencing on the date hereof through the third anniversary of the termination of this Agreement pursuant to Section 10.1, none of Buyer or any of its Affiliates shall (x) affirmatively seek to hire in any capacity whatsoever any officer or key employee of the Companies whose annual base salary as of the date hereof equals or exceeds $60,000 and with whom Buyer had significant contact in connection with the transactions contemplated hereby or (y) while any such officer or key employee is employed by the Sellers or any of their Affiliates in a position having greater or substantially the same level of compensation and responsibility as the position with the Companies held by such officer or key employee on the date hereof, hire any such officer or key employee in any capacity whatsoever without, in either case (x) or (y), the express written consent of the Sellers.

     (c) The Sellers recognize that the provisions of clause (a)(i) of this
Section 7.6 are reasonable and necessary for Buyer's protection and Buyer recognizes that the provisions of clause (a)(ii) and paragraph (b) of this
Section 7.6 are reasonable and necessary for the Sellers' protection, and the Sellers and Buyer acknowledge that any breach of Section 7.6(a) or (b) will cause irreparable injury to the Sellers or Buyer, as the case may be, which injury will not be reasonably measurable or compensable by money damages. Accordingly, each of the parties hereto agrees that it shall be entitled without posting any bond to an injunction or injunctions to prevent breaches of the provisions of paragraphs (a) and (b) of this Section 7.6 and to enforce specifically the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction in addition to any other remedy to which such party may be entitled at law or equity.

     (d) Until the third anniversary of the Closing Date, Eureko, Sellers and their Subsidiaries and Affiliates covenant and agree with Buyer that they will not, either directly or indirectly themselves or through a wholly or partially owned Subsidiary, utilize the Seaboard name in any insurance related business in the United States.

     (e) If any provision of this Section 7.6 is held unenforceable because of the scope or duration of its applicability, the court making such determinations shall have the power to modify such scope or duration and such provisions shall then be applicable in such modified form.

     SECTION 7.7  Post-Closing Access.  From and after the Closing Date, the
                  -------------------
Buyers shall retain the originals of all records of the Companies and their Subsidiaries concerning Taxes. The Sellers shall cause all other books and records of the Companies and their Subsidiaries, whether currently maintained by the Sellers, any Company or any Subsidiary of any Company, or a third party, to be available on the premises of the applicable Company or Subsidiary on the Closing Date. On and after the Closing Date, Buyer will afford promptly to Sellers, Eureko and their agents reasonable access, upon reasonable prior notice and during normal business hours, to its offices, properties, books, records, employees and auditors to the extent reasonably necessary to permit Sellers and Eureko to determine any matter relating to the business of the Companies prior to the Closing Date. Sellers and Eureko may, at their own expense, make such copies of and excerpts from such books and records as it may deem necessary for the preparation of Tax or regulatory reports or other purposes permitted hereby. The Buyer shall maintain all such books and records for the period required by law.

     SECTION 7.8  Supplemental Disclosure.  Each of Eureko and Buyer shall
                  -----------------------
have the continuing obligation promptly to advise the other with respect to (i) any material matter hereafter arising and (ii) any material matter hereafter discovered which, in the case of a matter being disclosed pursuant to clause (i) hereof if existing at the date hereof or, in the case of a matter being disclosed pursuant to clause (ii) hereof, if known at the date hereof would have been required to be set forth or described in the respective Schedules provided by them provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the date hereof, to constitute part of, or an amendment or supplement to, such party's Schedules or cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party. If prior to the Closing either Eureko or Buyer becomes aware of a breach or inaccuracy of a representation or warranty made by it herein, such party shall use its best efforts to cure such breach or inaccuracy as promptly as practicable; provided, however, that no such cure will relieve such party of any liability for such breach or inaccuracy.

     SECTION 7.9  Confidentiality.  Between the date of this Agreement and the
                  ---------------
Closing Date, Buyer and the Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, the Companies and any of the Subsidiaries of any of the Companies to maintain in confidence any written, oral, or other information obtained in confidence from another party or any Company or any Subsidiary of any Company in connection with this Agreement or the transactions contemplated by this Agreement (such information, collectively, "Confidential Information"), unless (a) such Confidential Information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such Confidential Information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such Confidential Information is required by legal proceedings; provided, however, that if, in the course of any legal proceedings, either party is requested or required to disclose Confidential Information, such party will, prior to any disclosure and within five (5) business days, notify the other party in writing and provide the other party with copies of any such written request or demand so that the other party may seek a protective order or other appropriate remedy or waive in writing the provisions of this Section 7.9 to the extent necessary (provided that one or the other be done). If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written Confidential Information as the other party may reasonably request.

     SECTION 7.10  Management of Certain Business.
                   ------------------------------

     (a) (i) Prior to Closing, the Sellers shall use commercially reasonable efforts to cause the relevant Insurance Company to consummate as soon as possible transactions pursuant to which the following lines of business of the Insurance Companies will be reinsured on a 100% basis or otherwise transferred to another insurance company and administered by such insurance company or a third party administrator: (A) individual life insurance policies and annuity business (the "ILA Business"); (B) fully insured group medical business (the "Fully Insured Business"); (C) Medicare Supplement business (the "Medicare Supplement Business"); and (D) professional liability insurance and non-standard auto insurance business, together with contracts written through the New York Insurance Exchange from 1984 through 1988 (the "Run-off PC Business" and any transaction involving the reinsurance of the Run-off PC Business being referred to herein as the "PC Reinsurance Transaction"). The reinsurer in any such transaction and the terms thereof shall be subject to Buyer's consent. Without limiting the generality of the foregoing, following any transition period called for by the relevant agreements, the reinsurer or the relevant third party administrator shall be responsible for the servicing and handling of all the reinsured or transferred business, and neither of the Insurance Companies shall thereafter have any responsibility for the servicing, handling or management of such policies and contracts. During any aforementioned transition period, SLIC shall continue to provide such management and financial reporting and administrative services as it is currently providing to SLIC (USA) for the ILA Business as Buyer shall request, unless SLIC (USA) has established in-house management and financial reporting and other administrative services or arranges to obtain those services from another party.

          (ii) As an alternative to reinsuring or otherwise transferring the relevant business, the Sellers may cause the relevant Insurance Company to withdraw from the Fully Insured Business, the non-standard auto insurance business, and/or the Medicare Supplement Business (collectively, the "Withdrawal Businesses"); provided, that neither of the Insurance Companies shall so withdraw in any jurisdiction in which such withdrawal would adversely affect its ability to transact medical stop-loss, group term life, or provider excess insurance. Sellers shall consult with Buyer before taking any action to formally withdraw from doing business in any jurisdiction and shall not take any such action without the prior consent of Buyer, which consent shall not be unreasonably withheld.

          (iii) In the event that either SLIC (USA) or VASA North Atlantic is unable to reinsure, transfer or withdraw from any of the ILA Business, the Fully Insured Business, the Medicare Supplement Business or the Run-off PC Business prior to Closing, Eureko shall continue to use commercially reasonable efforts, and Buyer shall cause SLIC (USA) and VASA North Atlantic to cooperate with Eureko in such efforts, to arrange the 100% reinsurance or transfer to a third party of the ILA Business or the Run-off PC Business, as applicable, and a withdrawal from, reinsurance of or transfer to another insurance company of the Withdrawal Businesses. If no definitive agreement for the reinsurance or transfer of any of the Withdrawal Businesses has been executed by January 1, 1999, Buyer shall be entitled, at Eureko's expense, to cause the Insurance Companies to withdraw from such Withdrawal Business. Pending the time at which the Insurance Companies have reinsured, transferred or withdrawn from all of the lines of business addressed by this Section 7.10(a), and for the duration of any period during which transitional services are provided to the relevant reinsurer or third party administrator, Buyer shall continue to manage the business lines that have not been reinsured, transferred or withdrawn from on behalf of Eureko and shall be paid a fee by Eureko equal to: (A) direct out-of-pocket costs incurred by Buyer in connection with the management of such business lines (to the extent that such costs exceed (1) reserves specifically established on the books of VASA North Atlantic for such expenses and (2) any payments by the relevant reinsurer with respect to transitional services), plus (B) direct out-of-pocket costs incurred by Buyer to purchase, acquire license or obtain the rights to use Year 2000 Compliant Computer Systems (or portions thereof) and overhead costs for implementation and operation of such Computer Systems (or portions thereof) necessary to manage such business lines that have not been reinsured, transferred or withdrawn from in the event that the Computer Systems (or any portions thereof) of the Companies or their Subsidiaries, or any parties administering any of the aforementioned business lines on behalf of the Insurance Companies, are not Year 2000 Compliant and such non-compliance affects in any material respect the ability of the Buyer to manage such business lines on behalf of Eureko, and plus (C) an allocated management overhead charge (consistent with Buyer's internal methodology related to charging back overhead to its business units) related thereto. Upon consummation of any transaction to reinsure, transfer or withdraw from any of such lines of business, and the expiration of any period during which transitional services are provided to the relevant reinsurer or third party administrator, Eureko shall be relieved of its obligations to pay Buyer management fees relating to such line of business. If following a period of six months after the Closing, Eureko is unable to arrange the reinsurance or transfer of the ILA

Business or the Run-off PC Business or if following a period of two years following the Closing Eureko is unable to arrange the reinsurance or transfer of or a withdrawal from the Withdrawal Businesses, Buyer may at its sole option find a third party reinsurer or insurer to assume or take over any of the ILA Business, the Run-off PC Business or the Withdrawal Businesses. Eureko shall reimburse Buyer for Buyer's efforts in connection with any such transaction in accordance with Section 7.10(a)(iii). Regardless of whether any reinsurance transaction or other transfer of business pursuant to this Section 7.10(a)(iii) is arranged by Eureko or by Buyer, it is acknowledged and agreed that all ceding commissions or other concessions payable by the reinsurer shall inure to the benefit of Eureko, and that Eureko shall be responsible for any guarantees, indemnification, financial benefits or concessions given or granted to a third party entering into any of such transactions, subject to the prior consent of Eureko, which shall not unreasonably be withheld. For the avoidance of doubt, it is hereby acknowledged and agreed that Buyer shall neither profit nor incur any loss in connection with any such transaction.

          (iv) During any time period in which Buyer is managing any business lines pursuant to this Section 7.10(a), Buyer shall use commercially reasonable efforts (and shall be reimbursed in accordance with Section 7.10(a)(iii) for such efforts) to enforce all contractual rights either Insurance Company may have with respect to such business lines. Without limiting the generality of the foregoing, during any such period Buyer shall provide Eureko, upon Eureko's request, with copies of financial and other reports received from third party administrators with respect to such business lines. In addition, during any such period Buyer shall, at Eureko's request and expense, exercise any audit rights with respect to third parties and provide Eureko with copies of the relevant audit reports.

          (v) Eureko shall bear the credit and collection risk on all reinsurance transactions contemplated by this Section 7.10(a). Accordingly, should any reinsurer of any such business line not be able or willing to fulfill its obligations under the applicable reinsurance arrangement, Eureko or an Affiliate of Eureko shall assume in full the liabilities or obligations of such reinsurer to the relevant Insurance Company.

     (b) (i) Following the Closing Date, Buyer (through its Affiliates, including the Insurance Companies) shall be responsible pursuant to this Section 7.10(b) for the servicing, management and run-off of the insurance business currently conducted by the Companies and their Subsidiaries other than the ILA Business, the Fully Insured Business, the Medicare Supplement Business and the Run-off PC Business. All business to be managed by Buyer pursuant to this
Section 7.10(b) is referred to in this Agreement as the "Managed Business"; provided, that "Managed Business" shall not include any medical stop-loss or group term life insurance policy renewed by or through Buyer or its Affiliates or effective on or after the Closing, regardless of whether such policy is issued by one of the Insurance Companies, but shall include all liabilities attaching to any policy effective prior to the Closing Date. Buyer shall have the right to collect all amounts due with respect to the Managed Business and to pay all amounts owed with respect to the Managed Business. In addition, Buyer shall have the exclusive right but not the obligation to renew the medical stop-loss and group term life business included within the Managed Business. Buyer shall exercise its business judgment in its sole discretion with respect to management of the Managed Business and shall handle such Managed Business consistent with its own customary business practices. All individual claim payments in excess of $200,000 shall be subject to prior approval by Eureko, provided that Eureko shall review and approve all such claim payments consistent with Buyer's obligations to process claims in a timely manner as required under applicable state insurance laws, and provided further that Buyer shall provide Eureko written notice of the pendency of such claim and relevant supporting documentation not later than five
(5) business days prior to the time at which payment of any such claim would be required.

          (ii) The Buyer will maintain such records regarding the Managed Business as may be required by law. The Buyer will provide detailed monthly financial reports to Eureko, in a form to be agreed upon by Buyer and Eureko, with respect to the Managed Business. Eureko shall have the right to audit at its expense the records of Buyer relating to the Managed Business up to four times per year for the first year following the Closing and up to two times per year for the next four years thereafter, provided that it shall give reasonable advance notice of such audits and that the audits will be conducted during normal business hours at the convenience of Buyer and at the offices of Buyer as designated by Buyer.

     (c)  (i)    Eureko shall be responsible for all loss development on the
Managed Business, the Fully Insured Business, the Run-off PC Business and the Medicare Supplement Business (collectively, the "Covered Business"), all parties hereto clearly understanding and agreeing that (A) Buyer shall not have any obligation, liability or exposure, nor shall it suffer any financial loss relating to any adverse loss development on the Covered Business or benefit from any financial gain relating to any favorable loss development on the Covered Business, and (B) Buyer shall not incur any underwriting loss or realize any underwriting gain with respect to the Covered Business. Eureko or an Affiliate of Eureko will provide protection for the Buyer as provided in this Section 7.10(c). In the event that an Affiliate is to provide such protection, Eureko shall so notify Buyer prior to the Closing and the Affiliate shall execute a signature page under which it will become a party to this Agreement solely for the purpose of providing the protection contemplated by this Section 7.10(c).

          (ii) At the Closing a claims run-off fund (the "Run-off Fund") shall be established in an amount equal to 100% of the net statutory loss and loss adjustment expense reserves on the books of the Insurance Companies on the Closing Date for the Covered Business. The Run-off Fund will be increased or decreased, as appropriate, on a monthly basis by an amount equal to the difference between (A) 80% of the premium collected (net of ceded reinsurance premium paid and refunds of premium) on the Covered Business and (B) Losses and Loss Adjustment Expenses actually paid (net of ceded reinsurance Losses and Loss Adjustment Expenses collected) on the Covered Business. The Run-off Fund will be credited at the end of each month with one half of the imputed investment income on the Run-off Fund, which shall be calculated by averaging the Run-off Fund balances at the beginning and end of such month (exclusive of the interest amount for such month) and multiplying the result by one-twelfth of the Three-Month Treasury Bill Rate at the beginning of each such month.

          (iii) At the Closing, Eureko or its Affiliate will deliver to Buyer a Letter of Credit to secure its obligations under the arrangement contemplated by this Section 7.10(c). The initial amount of the Letter of Credit will be $5,000,000 if the PC Reinsurance Transaction has been consummated prior to the Closing or $6,000,000 if the PC Reinsurance Transaction has not been consummated. The amount of the Letter of Credit will be adjusted by Eureko or its Affiliate on a monthly basis to equal the greater of: (i) during the first twelve months following the Closing, either $5,000,000 or $6,000,000, depending upon whether or not the PC Reinsurance Transaction has been consummated at the relevant time, and thereafter an amount equal to the total amount of Losses and Loss Adjustment Expenses actually paid (net of reinsurance Losses and Loss Adjustment Expenses collected) during the three months preceding the time at which the amount is being determined under policies included in the Covered Business; or (ii) the amount by which the sum of Losses and Loss Adjustment Expenses actually paid (net of ceded reinsurance Losses and Loss Adjustment Expenses collected) on the Covered Business subsequent to Closing, plus the net statutory loss and loss adjustment expense reserves on the books of the Insurance Companies with respect to the Covered Business at such time, exceed 100% of the net statutory loss and loss adjustment expense reserves on the books of the Insurance Companies on the Closing Date for the Covered Business, plus 80% of premiums collected (net of ceded reinsurance premium paid and refunds of premium) on the Covered Business subsequent to the Closing Date. For the purposes of this Section 7.10(c), the net statutory loss and loss adjustment expense reserves with respect to the Covered Business shall be established in accordance with SAP and generally accepted actuarial standards of practice. These reserves shall be reviewed and approved on a monthly basis and opined upon at the end of each calendar year by the valuation and/or appointed actuary or actuaries of the Insurance Companies at the end of each calendar year. If the amount of the Letter of Credit is less than the amount determined pursuant to this paragraph at the end of any month, then Eureko shall increase the amount of the Letter of Credit to such amount within seven (7) business days of the date upon which Buyer gives notice of such shortfall. If the amount of the Letter of Credit is greater than the amount determined pursuant to this paragraph at the end of any month, then Eureko shall be entitled to reduce the amount of the Letter of Credit to such amount.

          (iv) In the event that the amount of the Run-off Fund at the end of any month (after taking into account the month-end adjustments contemplated by Section 7.10(c)(ii)) is less than the average monthly amount of Losses and Loss Adjustment Expenses paid (net of ceded reinsurance Losses and Loss Adjustment Expenses collected) during the three-month period ending with such month, Buyer shall be entitled to draw on the Letter of Credit an amount that, taken together with the remaining balance of the Run-off Fund, equals the amount of such three-month average.

          (v) After the first month end at which no policies included within the Covered Business remain in force (the "Trigger Date"), Buyer shall transfer to Eureko or its Affiliate an amount equal to X% of the excess (if any) of the balance of the Run-off Fund over the net statutory loss and loss adjustment expense reserves on the books of the Insurance Companies (the "Excess Amount") where X is determined, and the appropriate amount is paid, in accordance with the following schedule: three months after the Trigger Date, 25% of the Excess Amount at such time; six months after the Trigger Date, 33% of the Excess Amount at such time; nine months after the Trigger Date, 50% of the Excess Amount at such time; twelve months after the Trigger Date, 100% of the Excess Amount at such time.

          (vi) In the event that, at any time prior to the termination or expiration of all claims liabilities attached to the Covered Business, Losses or Loss Adjustment Expenses are paid with respect to the Covered Business and the balance of the Run-off Fund is zero and the amount of the Letter of Credit is zero, Eureko shall pay directly to Buyer the amount of such Losses or Loss Adjustment Expenses within seven (7) business days of the date upon which Buyer gives notice. Any amounts remaining in the Run-off Fund following the termination or expiration of all claim liabilities attached to the Covered Business shall be transferred within seven
(7) business days to Eureko or its Affiliate. In the event that the final settlement of all such liabilities exceeds the remaining balance of the Run-off Fund and the amount of the Letter of Credit, Eureko or its Affiliate shall reimburse Buyer for the shortfall within seven (7) business days of the date upon which it receives notice and supporting computations with respect to such shortfall from Buyer.

          (vii) Each month commencing with the first month following the Closing, Buyer shall pay to Eureko an amount equal to (A) 20% of the premium collected (net of ceded reinsurance premium paid and refunds of premium) on the Covered Business, plus (B) reinsurance ceding commission on the Covered Business, plus (C) 5.8% of the premiums collected (net of refund of premium, but prior to reinsurance) with respect to Managed Business written on Standard Security Life Insurance Company of New York paper, minus (D) variable out-of-pocket expenses (i.e., expenses that vary directly with collected premium including but not limited to commissions, premium taxes, and assessments) associated with the Covered Business. Buyer shall provide to Eureko an accounting with respect to such amounts not later than thirty (30) days following the end of each such month together with the accounting required by
Section 7.11 and shall pay such amounts by wire transfer of immediately available funds on the date such accounting is transmitted to Eureko.

          (viii) For the avoidance of doubt, Eureko shall bear the credit and collection risk on all reinsurance in place on the Closing Date with respect to the Covered Business.

     (d) In the event that a transaction under which the ILA Business will be reinsured and administered as contemplated by Section 7.10(a) (the "ILA Reinsurance Transaction") has not been consummated by December 15, 1998, Eureko shall cause one of its Affiliates to 100% reinsure the ILA Business, which reinsurance shall be effective as of the Closing Date. For the avoidance of doubt, it is hereby acknowledged and agreed that Buyer shall neither profit nor incur any loss in connection with such transaction.

     (e) SLIC shall continue to provide such management and financial reporting and other administrative services as it is currently providing to SLIC (USA) as the Buyer shall request during a transitional period of up to six months following the Closing Date to enable SLIC (USA) to establish in-house management and financial reporting and other administrative services or arrange to obtain those services from a third party.

     SECTION 7.11  Override Commissions.  Buyer shall pay to Eureko an
                   --------------------
override commission of 3% of all premiums collected on medical stop-loss and group term life insurance policies in force on the Closing Date that are (i) on the books of either of the Insurance Companies or (ii) on the books of another insurance company but were underwritten by VBI, and (iii) renewed by or through any Affiliate of Buyer (including any Affiliate of either of the Companies). Provided that such policies remain in force, Buyer shall pay to Eureko this 3% fee for the 24-month period following the renewal of such policies by or through any Affiliate of Buyer. Buyer shall provide to Eureko an accounting with respect to such override commissions not later than thirty (30) days following the end of each such month and shall pay such commissions by wire transfer of immediately available funds on the date such accounting is transmitted to Eureko.

     SECTION 7.12  Directors' and Officers' Insurance.  Prior to or concurrent
                   ----------------------------------
with the Closing, Eureko shall purchase for a period of six years after the Closing Date an extension of all of the Companies' and their Subsidiaries' current directors' and officers' insurance and indemnification policies which policies shall provide coverage for events occurring prior to the Closing Date (collectively the "D&O Insurance") for all current or former directors, officers or employees of the Companies or their Subsidiaries. Eureko shall purchase similar coverage with respect to professional errors and omissions insurance policies (the "E&O Insurance") for a period of three years after the Closing Date which shall provide coverage for events occurring prior to the Closing Date.

                                   ARTICLE 8
                                  TAX MATTERS
                                  -----------

     SECTION 8.1  Tax Representations.  Eureko represents and warrants to
                  -------------------
Buyer as of the date hereof that, except as set forth on Schedule 8.1:

     (a) all Tax returns, statements, reports, forms and other documentation (collectively, "Returns") required to be filed with any Taxing Authority by or with respect to the Companies or any of their Subsidiaries on or before the Closing Date have been filed or will be timely filed on or before the Closing Date in accordance with all applicable laws, and all such Returns are or will be (if not yet filed) true, correct and complete in all respects;

     (b) the Companies and their Subsidiaries have timely paid all Taxes shown to be due on such Returns (including subsequent assessments with respect thereto), and no other Taxes are payable by the Companies and their respective Subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns);

     (c) each of the Companies and its respective Subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party;

     (d) the Companies and their Subsidiaries have made adequate provision on the Balance Sheets, Annual Statements, and Quarterly Statements for all Taxes payable by the Companies and their Subsidiaries for any period for which no Return has yet been filed or for which Returns have been filed but payment of the Tax shown to be due thereon is not yet due (excluding reserves for deferred Taxes), and the amount of liability for unpaid Taxes of the Companies and their respective Subsidiaries for the period beginning June 30, 1998 and ending on the Closing Date shall not exceed the reserves for Taxes (excluding reserves for deferred

Taxes) established on the balances sheets of the Companies and their respective Subsidiaries for such period;

     (e) there is no action, suit, proceeding, investigation, assessment, adjustment, audit or claim now proposed or pending against or with respect to the Companies or their Subsidiaries in respect of any Tax;

     (f) there are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of Taxes of the Companies or their Subsidiaries;

     (g) SLIC (USA) does not file and is not required to file Returns in any jurisdiction with any other entity on a consolidated, combined, or unitary basis;

     (h) except with respect to its Subsidiaries, VNA does not file and is not required to file Returns in any other jurisdiction with any other entity on a consolidated, combined, or unitary basis;

     (i) there are no agreements between the Sellers and the Companies and their Subsidiaries that govern the Companies' or their Subsidiaries' liability for Taxes;

     (j) neither of the Companies is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Buyer is not required to withhold tax on the purchase of the Shares by reason of
Section 1445 of the Code; and

     (k) except for the group of which the Companies and their respective Subsidiaries is/are presently members, neither the Companies nor their respective Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

     SECTION 8.2  Tax Covenants.
                  -------------

     (a) Except as otherwise required by law, Buyer covenants that it will not cause or permit the Companies, any of their Subsidiaries or any Affiliate of Buyer (i) to take any action on the Closing Date, other than in the ordinary course of business or except as agreed in writing between the parties that could give rise to any Tax liability or loss to the Sellers, (ii) to make any election or deemed election under Section 338 of the Code with respect to the purchase of the Shares pursuant to this Agreement or (iii) to amend any Return or file a claim for refund that results in any increased Tax liability or reduction of any Tax Benefit of the Sellers or their Affiliates in respect of any Pre-Closing Tax Period.

     (b) Except as otherwise required by law or set forth in section (c) below, the Sellers covenant and agree that neither the Sellers nor their Affiliates shall amend any Return, file any claim for refund, change any method of tax accounting, or make or change any Tax election with respect to any Tax period that results in any increased Tax liability or reduction of Tax Benefits of Buyer, the Companies or any of their Subsidiaries, or any of their Affiliates in respect of any Post-Closing Tax Period.

     (c) Each party agrees that, as between the Sellers on the one hand and the Buyer on the other hand, the other is to have no liability for any Tax or reduction of Tax Benefits resulting from any action referred to in Sections 8.2(a) or (b), and each party shall indemnify and hold harmless (hereafter, the "Tax Indemnifying Party") the other party and its Affiliates (hereafter, the "Tax Indemnified Party") against any such Tax or reduction in Tax Benefits. Each Tax Indemnified Party shall give prompt notice to the Tax Indemnifying Party of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought under this Section 8.2(c). Failure to give the Tax Indemnifying Party such notice shall not relieve such party of its indemnification obligation pursuant to Sections 8.2(a) and (b) unless and to the extent that the Tax Indemnifying Party and its Affiliates are materially prejudiced as a result thereof. The Tax Indemnifying Party shall be entitled to participate in, and to the extent the matter reasonably can be handled separately from other items not within the scope of this Agreement, shall be entitled to control the defense of any such claim, action or proceeding at its own expense and neither party shall settle any such claim, action or proceeding without the other party's prior written consent, which shall not be unreasonably withheld.

     (d) Buyer shall promptly pay or cause to be paid to Eureko all refunds of Taxes (including any interest thereon) received by Buyer or any of its Affiliates which are attributable to Taxes paid by or on behalf of Eureko, the Sellers, the Companies or any of their Subsidiaries with respect to any Pre-Closing Tax Period.

     (e) All transfer, documentary, sales, use, stamp, registration and other such Taxes incurred in connection with this Agreement (collectively, "Conveyance Taxes") shall be paid by the Sellers. The Sellers will, at their own expense, file all necessary Returns with respect to all such Conveyance Taxes, and, to the extent required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Returns.

     SECTION 8.3  Tax Sharing Agreements.  Prior to the Closing Date, all Tax
                 -----------------------
sharing or allocation agreements between either Seller or any Affiliate of either Seller (other than either Company or any Subsidiary of either Company), on the one hand, and either Company or any Subsidiary of either Company, on the other hand, shall be terminated. After such date, neither the Companies and their Subsidiaries, the Sellers nor any of their Affiliates shall have any further rights or liabilities thereunder. This Agreement shall be the sole Tax sharing agreement relating to the Companies and their Subsidiaries for all Tax periods (or portions thereof) ending on or prior to the Closing Date.

     SECTION 8.4  Return Filings and Payment of Tax.  Buyer shall prepare or
                  ---------------------------------
cause to be prepared and file or cause to be filed on a timely basis all Returns with respect to the Companies and their Subsidiaries due after the Closing Date. Buyer shall pay or cause to be paid to the appropriate Taxing Authority the Taxes shown to be due on all Returns required to be filed by it pursuant to this
Section 8.4; provided, however, that Eureko shall indemnify Buyer for any Taxes attributable to any Pre-Closing Period that are payable by Buyer under this
Section 8.4 and that are not adequately reserved for (excluding reserves for deferred Taxes) on the balance sheets of the Companies and their respective Subsidiaries on the Closing Date.

     SECTION 8.5  Cooperation on Tax Matters.
                  --------------------------

     (a) Buyer shall, and shall cause its Affiliates, the Companies and their Subsidiaries to, and the Sellers shall, and shall cause their Affiliates to, provide any requesting party with such reasonable assistance (including the execution and delivery of such powers of attorney as are reasonably necessary to carry out the intent of this section) and information (including access to books and records) as may reasonably be requested by such party in connection with (i) the preparation of any Return, (ii) the conduct of any proceeding relating to liability for or refunds or adjustments with respect to Taxes, and (iii) any other matter that is a subject of this Article 8. Such cooperation and assistance shall be provided to the requesting party promptly upon its request.

     (b) Buyer and its Affiliates, on the one hand, and the Sellers and their Affiliates, on the other hand, shall retain or cause to be retained all Returns, schedules, workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable years to which such Returns and other documents relate. Before transferring, discarding or destroying any material records or documents prior to the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable years to which such records or documents relate, Buyer and its Affiliates, on the one hand, and the Sellers and their Affiliates, on the other, shall provide the other party with reasonable notice and, if such party so requests, the opportunity to take possession of such records and documents solely at its cost and expense.

     (c) In order to keep all parties informed as to the expiration of the statute of limitations for any period, at least thirty (30) days prior to the end of each calendar year, Buyer shall provide Sellers and Eureko with a schedule setting forth in reasonable detail which Pre-Closing Tax periods remain open with respect to the assessment of Taxes of the Companies and their Subsidiaries as of the date of such notice and a good faith estimate of when such Tax periods are expected to be closed by the expiration of the applicable statutory period of limitations or otherwise, provided, however, that a failure to provide such notice shall not prejudice the right of Buyer to receive indemnification hereunder.

     SECTION 8.6  Tax Benefits.  In the event that any adjustment is made to
                  ------------
the Tax liability of the Companies or their Subsidiaries for any Pre-Closing Tax Period and such adjustment could reasonably be expected to produce a Tax Benefit to Buyer or the Companies or their Subsidiaries for any Post-Closing Tax Period, Buyer shall pay to Eureko the reasonably anticipated net after-Tax value to Buyer or the Companies or their Subsidiaries of such Tax Benefit, discounted at a rate of 7 percent per annum from the anticipated date of realization of such Tax Benefit to the date of payment, as the amount of the Tax Benefit is determined under this section. Following the date of any such adjustment to the Tax liability of the Companies or their Subsidiaries, Eureko shall prepare a statement showing a proposed computation of the anticipated payment by Buyer and shall submit it to Buyer for review. If, within thirty (30) days of Buyer's receipt of the statement, Buyer and Eureko have not agreed on the correct payment due to Eureko hereunder, the dispute shall be submitted to the Third Party Accountant for resolution, and the Third Party Accountant shall resolve the dispute within thirty (30) days of submission. The decision of the Third Party Accountant shall be final, and the costs, expenses, and fees of the Third Party Accountant shall be borne equally by Buyer and Eureko. Buyer shall pay Eureko the amount, if any, determined by the Third Party Accountant within fifteen (15) days of their determination. For purposes of this provision, Buyer, Eureko, and, if necessary, the Third Party Accountant shall make reasonable assumptions regarding the existing and future business and operations of the Companies and their Subsidiaries, the Tax positions of the Companies and their Subsidiaries and Buyer, probable Tax consequences under the Code, and other factors relevant to a reasonable and equitable determination of the anticipated value of any such Tax Benefit, taking into account any special circumstances known to the parties at the time of such determination.

     SECTION 8.7  Indemnification by Eureko.
                  -------------------------

     (a) Eureko hereby indemnifies Buyer and its Affiliates against and agrees to hold them harmless from any (i) Tax of the Companies and their Subsidiaries for any Pre-Closing Tax Period, (ii) liability of the Companies and their Subsidiaries for any Tax of the Sellers or their Affiliates under Treasury regulation section 1.1502-6 or any similar provision of state or local law as a result of the Companies or any of their Subsidiaries being a member of any consolidated, combined, or unitary group of which the Sellers are members and
(iii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax (including those incurred in the contest in good faith of appropriate proceedings relating to the imposition, assessment or assertion of any Tax) described in clauses (i) or (ii) of this paragraph, except to the extent, in any such case, that such Taxes, liabilities, costs, or expenses are adequately reserved for (excluding reserves for deferred Taxes) on the balance sheets of the Companies or their Subsidiaries on the Closing Date.

     (b) Any payment required of Eureko pursuant to Section 8.7(a) shall be made not later than thirty (30) days after receipt by Eureko of written notice from Buyer stating that an indemnifiable Tax has been paid by Buyer or any of its Affiliates and the amount thereof and of the indemnity payment requested. Failure to give Eureko such written notice shall not relieve Eureko of its indemnification obligation pursuant to Section 8.7(a) unless and to the extent that Eureko is materially prejudiced as a result thereof.

     (c) Each party shall notify the other, within ten (10) days of receipt thereof, of any claim for Taxes made in writing to such party or its Affiliates by a Taxing Authority (a "Tax Claim") which, if successful, could affect the other party's liability for Taxes. Eureko may, at its own expense, participate in and, upon notice to Buyer, assume the defense of any Tax Claim for which Eureko may be obligated to indemnify Buyer pursuant to Section 8.7(a). If Eureko assumes such defense, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Eureko; provided, however, that to the extent such action reasonably could be expected adversely to affect the Tax liability of Buyer and its Affiliates for any Post-Closing Tax Period, Eureko shall not settle, compromise, or otherwise dispose of any such Tax Claim without Buyer's prior written consent, which shall not be unreasonably withheld.

     (d) Eureko shall not be liable under Section 8.7(a) for (i) any Tax the payment of which by Buyer was made without Eureko's prior written consent, which shall not be unreasonably withheld, or (ii) any settlements relating to a Tax of the Companies or any of their Subsidiaries for a Pre-Closing Tax Period effected without the consent of Eureko, or resulting from any Tax Claim in which Eureko was not permitted an opportunity to participate, but only to the extent (in the case of both clause (i) and (ii) herein) that Buyer's failure to obtain Eureko's consent or provide Eureko with such an opportunity to participate materially prejudiced Eureko.

     SECTION 8.8  Indemnification by Buyer.
                  ------------------------

     (a) After the Closing Date, Buyer shall indemnify Eureko and the Sellers against and agrees to hold Eureko and the Sellers harmless from any (i) Tax of the Companies and their Subsidiaries for any Post-Closing Tax Period and (ii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax (including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax) described in clause (i) of this paragraph.

     (b) Any payment required of Buyer pursuant to Section 8.8(a) shall be made not later than thirty (30) days after receipt by Buyer of written notice from Eureko or the Sellers stating that an indemnifiable Tax has been paid by Eureko or the Sellers and the amount thereof and of the indemnity payment requested. Failure to give Buyer such written notice shall not relieve Buyer of its indemnification obligation pursuant to Section 8.8(a) unless and to the extent that Buyer is materially prejudiced as a result thereof. Buyer shall not be liable under Section 8.8(a) for (i) any Tax the payment of which by Eureko was made without Buyer's prior written consent, which shall not be unreasonably withheld, or (ii) any settlements relating to a Tax of the Companies or any of their Subsidiaries for a Post-Closing Tax Period effected without the consent of Buyer, or resulting from any Tax Claim in which Buyer was not permitted an opportunity to participate, but only to the extent (in the case of both clause
(i) and (ii) herein) that Eureko's failure to obtain Buyer's consent or provide Buyer with such an opportunity to participate materially prejudiced Buyer.

     SECTION 8.9  Survival; Exclusivity.  Notwithstanding anything in this
                  ---------------------
Agreement to the contrary, (i) this Article 8 shall govern the procedure for all indemnification claims relating to Taxes and (ii) the provisions of this Article 8 shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof) for the assessment of Taxes for the Tax period in question, and any claim to be brought under this
Article 8 must be brought prior to the expiration of such period.

     SECTION 8.10  Late Payments.  Any payment required to be made by Buyer or
                   -------------
Eureko pursuant to this Article 8 that is not made when due shall bear interest from and including the due date of payment to but excluding the date of payment at a rate per annum equal to the Three-Month Treasury Bill Rate as of the due date of the payment.

     SECTION 8.11  No Duplicative Payments; Offsets.  The Provisions of this
                   --------------------------------
Article 8 shall be interpreted in a manner such that no payment shall be made by any party with respect to the same item more than once. To the extent that any item causes parties to make reciprocal payments in any Tax period, such parties shall be entitled to offset such payments and the party which is obligated to make the greater payment shall pay only the difference between the amount of its original obligation and the amount it would have received had the reciprocal payments been made.

     SECTION 8.12  Rule of Construction.  For purposes of this Article 8, the
                   --------------------
term "Buyer and its Affiliates" shall include the Companies and their Subsidiaries for all Post-Closing Tax Periods.

                                   ARTICLE 9
                             CONDITIONS TO CLOSING
                             ---------------------

     SECTION 9.1  Conditions to Obligations of Buyer, Eureko and the Sellers.
                  ----------------------------------------------------------
The obligations of Buyer, Eureko and the Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

     (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     (b) All other regulatory consents, approvals or clearances necessary for the consummation of the Closing shall have been obtained, and no provision of any applicable law or regulation shall prohibit the consummation of the Closing.

     (c) All material consents, approvals or waivers of all non-governmental Persons necessary for the consummation of the Closing shall have been obtained.

     (d) There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby; provided that the party invoking this condition shall have used its reasonable best efforts to have such order or injunction vacated.

     SECTION 9.2  Conditions to Obligation of Buyer.  The obligations of Buyer
                  ---------------------------------
to consummate the Closing are subject to the satisfaction of the following further conditions:

     (a) Representations, Warranties and Covenants.

         (i) Eureko and the Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date, including without limitation those set forth in
Section 7.10,

         (ii) the representations and warranties of Eureko contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications or materiality exceptions contained therein); provided that this condition (ii) shall be deemed satisfied if any inaccuracies in any such representations and warranties at and as of the Closing Date would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Companies and their Subsidiaries, taken as a whole, and

         (iii) Buyer shall have received a certificate signed by the Chief Financial Officer of each Seller to the effect that the foregoing conditions have been satisfied.

     (b) VASA Properties shall no longer be a Subsidiary of any of the Companies.

     (c) Standard Security Life Insurance Company of New York shall have provided all required consents, in writing, to the transactions contemplated hereby.

     (d) Except as disclosed in Schedule 3.9, since the Balance Sheet Date, there shall not have been any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect on the Companies, other than those resulting from changes in general economic conditions or changes generally affecting companies engaged in the lines of insurance business in which the Companies and their Subsidiaries engage.

     (e) Buyer shall have received original certificates of good standing for each of the Companies and their corporate Subsidiaries and all other documents it may reasonably request relating to the existence of the Sellers, the Companies and their Subsidiaries and the authority of the Sellers for this Agreement, all in form and substance reasonably satisfactory to Buyer.

     (f) No governmental or regulatory authority shall have commenced any proceeding seeking a temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated hereby, other than any such proceeding which, in the reasonable judgment of Buyer, would not be reasonably likely, assuming such consummation occurs, to have a Material Adverse Effect on the Companies and their Subsidiaries, taken as a whole; provided that Buyer shall have used its reasonable best efforts to have such proceeding dismissed or terminated.

     (g) Buyer shall have received original certificates of license status from the department of insurance for each of the states in which either of the Insurance Companies are authorized to do business as described on Schedule 3.15, which certificates of license status shall be dated no more than sixty (60) days prior to the Closing Date and reasonably satisfactory to Buyer. With respect to any such certificate of license status for either Insurance Company that is dated more than forty-five (45) days prior to the Closing Date, Buyer shall have received a certificate signed by an officer of such Insurance Company to the effect that from the date of this Agreement there has been no adverse action taken or threatened to be taken that would impair the status of the certificate of authority of such Insurance Company or its ability to do business in that state.

     (h) Buyer shall have received original certificates of license status from the department of insurance and certificates of good standing from the secretary of state for each of the states in which VBI is authorized to do business as described on Schedule 3.15 which certificates shall be reasonably satisfactory to Buyer. The certificates of license status shall be dated no more than sixty (60) days prior to the Closing Date and the certificates of good standing shall be dated no more than thirty (30) days prior to the Closing Date. With respect to any such certificate of license status for VBI that is dated more than forty-five (45) days prior to the Closing Date, Buyer shall have received a certificate signed by an officer of VBI to the effect that from the date of this Agreement there has been no adverse action taken or threatened to be taken that would impair the status of the license of VBI or its ability to do business in that state.

     (i) Buyer shall have received copies of all communications by or between the Companies and insurance rating agencies for the period commencing January 1, 1998 to the Closing Date.

     (j) Buyer shall have received delivery of the Letter of Credit in a form and initial amount satisfying the requirements of Section 7.10(c)(iii).

     (k) Buyer shall have received opinions dated the Closing Date of Sutherland, Asbill & Brennan LLP, counsel to Sellers, or other counsel satisfactory to Buyer, as to matters customarily opined to by counsel for sellers in similar transactions, which opinion shall be reasonably satisfactory in form and substance to Buyer.

     SECTION 9.3  Conditions to Obligation of Eureko and the Sellers.  The
                  --------------------------------------------------
obligation of Eureko and the Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:

     (a) Representations, Warranties and Covenants.

         (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date,

         (ii) the representations and warranties of Buyer contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications or materiality exceptions contained therein); provided that this condition (ii) shall be deemed satisfied if any inaccuracies in any such representations and warranties at and as of the Closing Date would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Buyer, and

         (iii) the Sellers shall have received a certificate signed by the Chief Financial Officer of Buyer to the effect that the foregoing conditions have been satisfied.

     (b) Buyer shall have provided for payment of the ABN AMRO Note in accordance with Section 6.4.

     (c) Sellers shall have received an original certificate of good standing for Buyer and all other documents they may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to the Sellers.

     (d) Sellers shall have received opinions dated the Closing Date of Gibson, Dunn & Crutcher LLP, counsel to Buyer, or other counsel satisfactory to Sellers, as to matters customarily opined to by counsel for buyers in similar transactions, which opinion shall be reasonably satisfactory in form and substance to Sellers.

                                   ARTICLE 10
                           SURVIVAL; INDEMNIFICATION
                           -------------------------

     SECTION 10.1 Survival.  The covenants, agreements, representations and
                  --------
warranties of the parties hereto contained in this Agreement shall survive until the third anniversary of the Closing Date; provided that the covenants and agreements which, by their terms, are to have effect or be performed after the Closing shall survive in accordance with their terms.

     SECTION 10.2  Indemnification.
                   ---------------

     (a) Subject to the limitations set forth in this Article 10, effective at the Closing, Eureko hereby indemnifies Buyer and, effective at the Closing, without duplication, the Companies and their Subsidiaries against, and agrees to hold them harmless from any and all damage (whether consequential, noneconomic, extracontractual, punitive, exemplary or otherwise), judgments, settlements, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer, any Company or any Subsidiary of any Company arising out of (i) the breach of any representation or warranty in Article 3 of this Agreement (without giving effect to any materiality qualifications or materiality exceptions contained therein, or to the disclosure or exceptions set forth in Schedules 3.13 and 3.15 hereto),
(ii) the breach of any covenant or agreement of Eureko or Sellers, (iii) Uncollectible Receivables, in each case which is asserted prior to the third anniversary of the Closing Date, (iv) any misrepresentation or material omission from representations made by any of the Companies or their Subsidiaries, to any third party (other than Buyer or any of its representatives) prior to the Closing Date, regarding the Computer Systems (or any portions thereof) owned or used by any of the Companies or their Subsidiaries as being Year 2000 Compliant or its status in relation to becoming Year 2000 Compliant (without giving effect to any disclosures or exceptions to representations or warranties set forth in
Schedule 3.18 hereto), or (v) the conduct of the business of the Companies and their Subsidiaries prior to the Closing Date, including any claims known or unknown but excluding any Damages arising out of actions taken or not taken at the request or direction of Buyer; provided, that if prior to the date of expiration of indemnification a specific state of facts shall have become known which may constitute or give rise to a claim for Damages as to which indemnity may be payable and a indemnified party shall have given notice of such fact to Eureko, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been paid, according to the date on which notice of the applicable claim is given.

     (b) Subject to the limitations set forth in this Article 10, effective at the Closing, Buyer hereby indemnifies Eureko and the Sellers against and agrees to hold Eureko and the Sellers harmless from any and all Damages incurred or suffered by either Seller or Eureko arising out of (i) the breach of any representation or warranty in Article 4 of this Agreement, (ii) the breach of any covenant or agreement of Buyer, or (iii) any violation by Buyer of any Applicable Law in connection with the identification pursuant to Section 6.3 of employees that Buyer does not wish to retain, in each case which is asserted prior to the third anniversary of the Closing Date; provided, that if prior to the date of expiration of indemnification a specific state of facts shall have become known which may constitute or give rise to a claim for Damages as to which indemnity may be payable and either Seller or Eureko shall have given notice of such fact to Buyer, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been paid, according to the date on which notice of the applicable claim is given.

     SECTION 10.3  Environmental Indemnity.
                   -----------------------

     (a) Subject to the limitations set forth in this Article 10, effective at the Closing, Eureko hereby indemnifies Buyer and, effective at the Closing, without duplication, the Companies and their Subsidiaries against, and agrees to hold them harmless from any and all Environmental Costs (as defined below), arising in any manner in connection with: (i) the presence at or on any property currently or formerly owned or operated by the Companies or their Subsidiaries of any Hazardous Substances or the release, leak, discharge, spill, disposal, migration or emission of Hazardous Substances from any such property;
(ii) the failure of the Company to comply with any applicable Environmental Laws prior to the Closing Date; or (iii) the transportation to, disposal at, or migration onto or into adjacent property or any off-site location of any Hazardous Substances from any property currently or formerly owned or operated by the Companies or their Subsidiaries, whether or not the transportation or disposal was conducted in full compliance with Environmental Laws. The obligations in this Section 10.3 shall not be affected by disclosure of any matter on Schedule 3.17 of this Agreement.

     (b) The obligations of this Section 10.3 shall include the obligation to defend the Buyer, any Company or any Subsidiary of any Company against any claim or demand for Environmental Costs, the obligation to pay and discharge any Environmental Costs imposed on the Buyer, any Company or any Subsidiary of any Company and the obligation to reimburse the Buyer, any Company or any Subsidiary of any Company for any Environmental Costs incurred or suffered, provided in each instance that the claim for Environmental Costs arises in connection with a matter for which the Buyer, any Company or any Subsidiary of any Company are entitled to indemnification under this Agreement. The obligation to reimburse the Buyer, any Company or any Subsidiary of any Company shall also include the costs and expenses (including, without limitation, reasonable attorneys' fees) to establish or enforce the rights of Buyer, any Company or any Subsidiary of any Company or such other persons to indemnification hereunder.

     (c) "Environmental Costs" shall mean any of the following that arise in any manner regardless of whether based in contract, tort, implied or express warranty, strict liability, Environmental Law or otherwise: all liabilities, losses, judgments, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, reasonable attorneys' fees and fees and disbursements of environmental consultants, all costs related to the performance of any required or necessary assessments, investigations, remediation, response, containment, closure, restoration, repair, cleanup or detoxification of any impacted property, the preparation and implementation of any maintenance, monitoring, closure, remediation, abatement or other plans required by any governmental agency or by Environmental Laws and any other costs recovered or recoverable under any Environmental Law), fines, penalties, or monetary sanctions. Environmental Costs shall include without limitation: (i) damages for personal injury or death, or injury to property or to natural resources; (ii) damage to real property or damage resulting from the loss of the use of all or any part of the property, including but not limited to business loss, and (iii) the cost of any demolition, rebuilding or repair of any property required by Environmental Laws or necessary to restore such property to its condition prior to damage caused by an environmental condition or by the remediation of an environmental condition.

     (d) The obligations of Eureko to provide indemnification under this Section
10.3 are not subject to the $300,000 "deductible" provided for in Section 10.5(a); accordingly, the Buyer, any Company or any Subsidiary of any Company shall be indemnified for the first dollar of Environmental Costs incurred by the Buyer, any Company or any Subsidiary of any Company.

     SECTION 10.4  Procedures; Exclusivity.  The party seeking indemnification
                   -----------------------
under Sections 10.2 or 10.3 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section, provided, however, that the failure to give any such notice shall not prejudice the right of such party to receive indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in or control the defense of any such suit, action or proceeding at its own expense. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. The Indemnifying Party shall not be liable under Sections 10.2 or 10.3 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld or delayed.

     The rights and remedies of the Buyer, Eureko, either Seller, either Company and their Subsidiaries set forth in Section 10.2 shall be the exclusive rights and remedies with respect to any breach of any representation or warranty, anything in this Agreement to the contrary notwithstanding.

     SECTION 10.5   Limitations on Indemnification Obligations.    In addition
                    ------------------------------------------
to any other limitations contained in this Article 10, the indemnification obligations hereunder are subject to, and limited by, the following:

     (a) Eureko shall be obligated to provide indemnification under Section 10.2 on account of any misrepresentation or breach of warranty (without giving effect to any materiality qualifications or materiality exceptions contained therein, or to the disclosure or exceptions to representations or warranties set forth in Schedules 3.13 and 3.15 hereto) only to the extent that the aggregate dollar amount of Damages with respect to all such misrepresentations and breaches of warranty exceeds $300,000. Notwithstanding the foregoing sentence, Eureko shall be obligated to provide indemnification under Section 10.2 on account of any Damages resulting from or related to disclosures or exceptions to representations or warranties set forth in Schedules 3.13 and 3.15 hereto to the extent that the aggregate amount of such Damages exceeds $150,000. Any Damages included in calculating the $150,000 "deductible" for Damages resulting from or related to disclosures or exceptions to representations or warranties set forth in Schedules 3.13 and 3.15, shall be included on a dollar-for-dollar basis in calculating the $300,000 "deductible" set forth in this section for Damages resulting from any other misrepresentation or breach of warranty. The maximum aggregate liability of Eureko for indemnification for all Damages subject to indemnification under this Article 10 shall be $35,000,000.

     (b) Each Indemnified Party shall be obligated to use its best efforts to mitigate to the extent reasonably practicable the amount of any Damages for which it is entitled to seek indemnification hereunder.

     (c) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Damages to which the payment relates; provided, however, that until the Indemnified Party recovers full payment of its Damages, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     (d) The amount of any Damages sustained by an Indemnified Party and owed by an Indemnifying Party shall be reduced by any amount received by such Indemnified Party with respect thereto under any insurance or reinsurance coverage or from any other party alleged to be responsible therefor. The Indemnified Party shall use its best efforts to collect any amounts available under such insurance or reinsurance coverage and from such other party alleged to have responsibility. If the Indemnified Party receives an amount under insurance or reinsurance coverage or from such other party with respect to Damages sustained at any time subsequent to any indemnification actually paid pursuant to this Article 10, then, subject to the immediately preceding sentence, such Indemnified Party shall promptly reimburse the Indemnifying Party for any such indemnification payment actually made by such Indemnifying Party up to the actual amount of insurance actually received.

                                   ARTICLE 11

                                  TERMINATION
                                  -----------

     SECTION 11.1  Grounds for Termination.  This Agreement may be terminated
                   -----------------------
at any time prior to the Closing:

     (a) by mutual written agreement of the Sellers and Buyer;

     (b) by Sellers if any of the conditions set forth in Sections 9.1 or 9.3 shall have become incapable of fulfillment, and shall not have been waived by Sellers;

     (c) by Buyer if any of the conditions set forth in Sections 9.1 or 9.2 shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

     (d) by either the Sellers, collectively, or Buyer if the Closing shall not have been consummated on or before December 31, 1998, unless the delay is caused by the failure of the party or parties seeking to terminate to fulfill their respective obligations hereunder.

     The party desiring to terminate this Agreement shall give notice of such termination to the other party.

     SECTION 11.2  Effect of Termination.  If this Agreement is terminated as
                   ---------------------
permitted by Section 11.1, termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement, except as provided in Section 12.3 and except that no such termination shall relieve Buyer of its obligations under Section 7.9; and provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful breach by either party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 7.6, this Section 11.2, Section 12.3 and Section 12.5 shall survive any termination hereof pursuant to Section 11.1.

                                   ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

     SECTION 12.1  Notices.  All notices, requests and other communications to
                   -------
any party hereunder shall be in writing (including facsimile transmission) and shall be given:


     if to Buyer, to:

          The Centris Group, Inc.
          650 Town Center Drive, Suite 1600
          Costa Mesa, CA  92626
          Attention:  Jose A. Velasco
          Fax:  (714) 434-0750
     with copies to:

          Gibson, Dunn & Crutcher LLP
          Jamboree Center
          4 Park Plaza
          Irvine, CA  92614-8557
          Attention:  Robert E. Dean, Esq.
          Fax:  (949) 475-4632

     if to the Sellers, to:

          Seaboard North American Holdings, Inc.
          Seaboard Life Insurance Company
          2165 West Broadway
          P.O. Box 5900
          Vancouver BC
          Canada V6B 5H6
          Attention: Chief Financial Officer
          Fax: (604) 734-8221

     with a copy to:

          Sutherland, Asbill & Brennan LLP
          1275 Pennsylvania Avenue, N.W.
          Washington, D.C. 20004
          Attention: David A. Massey, Esq.
          Fax: (202) 637-3593

     if to Eureko, to:

          Eureko B.V.
          Entrada 111, P.O. Box 94215
          1090 GE Amsterdam, The Netherlands
          Attention: Jeff Medlock
          Fax: 011-31-20-6903481

     with a copy to:

          Sutherland, Asbill & Brennan LLP
          1275 Pennsylvania Avenue, N.W.
          Washington, D.C. 20004
          Attention: David A. Massey, Esq.
          Fax: (202) 637-3593
or at such other address to the attention of such other person as Buyer, Eureko or the Sellers may designate by written notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 12.2  Amendments and Waivers.
                   ----------------------

     (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Other than as provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.3  Expenses.  Except as otherwise expressly provided herein,
                   --------
all costs and expenses incurred in connection with this Agreement, including all brokers', finders' or similar fees, shall be paid by the party incurring or responsible for incurring such cost or expense. Sellers and Buyer shall split the cost of the filing fees in connection with the filings by any of the parties hereto with the Federal Trade Commission and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby.

     SECTION 12.4  Successors and Assigns.  The provisions of this Agreement
                   ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     SECTION 12.5  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the law of the State of Indiana, without regard to the conflict of laws rules of such state.

     SECTION 12.6  Jurisdiction.  Except as otherwise expressly provided in
                   ------------
this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of Indiana or any Indiana court sitting in Indiana, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section
12.6 shall be deemed effective service of process on such party.

     SECTION 12.7  Counterparts; No Third Party Beneficiaries.  This Agreement
                   ------------------------------------------
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 12.8  Entire Agreement.  This Agreement and the License Agreement
                   ----------------
constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

     SECTION 12.9  Construction.  This Agreement is the result of  arms-length
                   ------------
negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                      THE CENTRIS GROUP, INC.

                      By: /s/ DAVID L. CARGILE
                          ------------------------------------------------------
                          Name:  David L. Cargile
                          Title: Chairman, President and Chief Executive Officer

                      SEABOARD LIFE INSURANCE COMPANY

                      By: /s/ ROBERT T. SMITH
                          ------------------------------------------------------
                          Name:  Robert T. Smith
                          Title: President and Chief Executive Officer

                      By: /s/ MICHAEL L. STICKNEY
                          -------------------------------------------------
                          Name:  Michael L. Stickney
                          Title: Executive Vice President

                      SEABOARD NORTH AMERICAN HOLDINGS, INC.

                      By: /s/ ROBERT T. SMITH
                          -------------------------------------------------
                          Name:  Robert T. Smith
                          Title: President and Chief Executive Officer

                      By: /s/ MICHAEL L. STICKNEY
                          -------------------------------------------------
                          Name:  Michael L. Stickney
                          Title: Vice President and Chief Financial Officer

                      EUREKO B.V.

                      By: /s/ JEFF MEDLOCK
                          -------------------------------------------------
                           Name:  Jeff Medlock
                           Title: Managing Director

     By its execution below, Eureko Reinsurance, S.A. ("Eureko Re"), agrees to be, and shall become, a party to the Stock Purchase Agreement dated as of August 20, 1998, between The Centris Group, Inc. ("Centris"), Seaboard Life Insurance Company, Seaboard North American Holdings, Inc., and Eureko B.V.("Eureko") (the "Stock Purchase Agreement"), solely for the purposes of providing the protections to Centris contemplated by Section 7.10(c) of the Stock Purchase Agreement. By its execution below, Eureko confirms that (i) it will establish, maintain and replenish the Letter of Credit contemplated by Section 7.10(c) in accordance with the terms of such Section, and (ii) it will not be released from any obligation under Section 7.10(c) solely by virtue of Eureko Re becoming a party to the Stock Purchase Agreement; provided, that any payment by Eureko Re pursuant to Section 7.10(c) shall be an offset against any liability of Eureko thereunder.

     IN WITNESS WHEREOF, Eureko Re and Eureko have caused their respective authorized officers to duly execute this instrument as of the 31st day of December, 1998.

                              EUREKO REINSURANCE, S.A.



                              By: /s/ KELD BOECK
                                  ---------------------------
                                  Name:  Keld Boeck
                                  Title: Managing Director


                              EUREKO B.V.


                              By: /s/ JEFF MEDLOCK
                                  ---------------------------
                                  Name:  Jeff Medlock
                                  Title: Managing Director

                                   EXHIBIT A

                          ALLOCATION OF PURCHASE PRICE


SLIC (USA)
----------

The portion of the purchase price allocable to the SLIC (USA) stock being purchased by Buyer shall be determined as follows:

     (i) the audited Statutory Policyholders' Surplus of SLIC (USA) as of the Closing Date;

     (ii) plus or minus the amount required to mark-to-market on a U.S. GAAP basis the investments of SLIC (USA) as of the Closing Date;

     (iii) minus the amount of any goodwill on the books of SLIC (USA) as of the Closing Date;

     (iv)  minus $2,500,000.

VNA
---

The portion of the purchase price allocable to the VNA stock being purchased by Buyer shall be determined as follows:

     (i) the audited Statutory Policyholders' Surplus of VASA North Atlantic as of the Closing Date;

     (ii)  minus the payoff amount of the ABN AMRO Note as of the Closing Date;

     (iii) plus or minus the amount required to mark-to-market on a U.S. GAAP basis the investments of VASA North Atlantic as of the Closing Date;

     (iv) minus the amount of any goodwill on the books of VASA North Atlantic as of the Closing Date.

                                   EXHIBIT B

                               LICENSE AGREEMENT

          THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of _______ __, 1998 by and between Seaboard Life Insurance Company, a Canadian federal insurance company ("Licensor") and Seaboard Life Insurance Company
(USA), an Indiana stock insurance company ("Licensee").

                                 RECITALS:

          WHEREAS, Licensor has adopted, used and is now using the term "Seaboard Life" as a service mark and trade name, and the logo shown in Appendix A hereto (the "Seaboard Logo") as a service mark, in connection with its insurance business;

          WHEREAS, as contemplated by a Stock Purchase Agreement dated as of ____________, 1998 (the "Stock Purchase Agreement"), by and among [_________________] ("Buyer"), Licensor, Seaboard North American Holdings, Inc., a British Columbia corporation and Eureko, B.V., a company organized under the laws of the Netherlands, Licensor is to sell all of the issued and outstanding shares of Licensee common stock to Buyer (the "Transactions"); and

          WHEREAS, Licensee desires to continue to use the term "Seaboard Life" and the Seaboard Logo in connection with its business, for a limited period of time after the consummation of the Transactions (the "Effective Time");

          NOW, THEREFORE, in consideration of the mutual and several promises and undertakings contained in the Stock Purchase Agreement and herein, and for other good and valuable consideration, Licensor and Licensee agree as follows:

          Section 1. Grant of License. Licensor grants to Licensee a royalty-free exclusive, nontransferable license to continue to use the term "Seaboard Life" as a service mark and trade name, and the Seaboard Logo as a service mark, in connection with Licensee's business in the United States (the "Licensed Territory") for a period of two (2) years after the Effective Time (the "License").

          Section 2. Validity of the Service Mark and Trade Name. (a) Licensee acknowledges and stipulates that the term "Seaboard Life" is a valid and enforceable service mark and trade name, and the Seaboard Logo is a valid and enforceable service mark, both owned exclusively by Licensor in the Licensed Territory and that, pursuant to such ownership, Licensor has the exclusive ownership to use, and license others to use, the term and logo as indication of source, origin, sponsorship, affiliation, or endorsement for any insurance services.

               (b) Licensee agrees never to contend otherwise, or to permit any of its affiliates to contend otherwise, in legal proceedings or in any other circumstances. Further,

Licensee acknowledges and agrees that the use of the term "Seaboard Life" and the Seaboard Logo by Licensee's affiliates pursuant to this agreement shall not create any right of service mark or trade name ownership for Licensee in the term or logo.

          Section 3. Quality Standard. The License granted herein is contingent upon Licensee rendering the insurance services in connection with the term "Seaboard Life" to be of at least the same quality as the services being rendered by it during the twelve (12) months immediately prior to the Effective Time. Should Licensor determine that Licensee is not providing the same quality of service as was rendered by it during the twelve (12) months immediately prior to the Effective Date, said lack of quality service shall be considered a default hereunder and Licensee shall have thirty (30) days to cure said default. Failure to cure said default within thirty (30) days shall be grounds for revocation of the license on ten (10) days written notice. Such revocation shall not relieve Licensee or any of its affiliates of liability for damages suffered by Licensor, its subsidiaries, or affiliates as a consequence of such failure.

          Section 4. Quality-Control Inspection. Licensee agrees to allow Licensor's authorized agents and nominees, on reasonable notice, to periodically inspect the operations of Licensee, including its business records and advertising materials, throughout the term of the License, to ascertain whether the quality of the insurance services rendered by Licensee in connection with the term "Seaboard Life" at least equals the quality of the services being rendered by Licensee during the twelve (12) months immediately prior to the Effective Time.

          Section 5. Receivership; Bankruptcy. In the event of receivership or bankruptcy of Licensee, the License granted herein shall terminate immediately.

          Section 6. Post Termination Restraint of Use. Upon termination of the License, by any means or for any reason, Licensee agrees to promptly discontinue using the term "Seaboard Life" and the Seaboard Logo, as well as any terms or designs confusingly similar to "Seaboard Life" or the Seaboard Logo, in or as a service mark, trade name, corporate name, or advertising slogan for insurance or any other type of business, throughout the world, for so long as Licensor or its successor, subsidiaries or assigns still are using the term or logo in or as a service mark, trade name, corporate name, or advertising slogan anywhere in the world. This means, among other things, that Licensee shall see to it that its corporate name is officially changed no later than two
(2) years after the Effective Time to names that do not include the word "Seaboard Life".

          Section 7. Non-Agency between the Parties. The parties intend that Licensee shall not be deemed an agent, partner, joint venturer, servant, or employee of Licensor as a result of, or in any transaction relating to, this agreement, and Licensee agrees not to represent or contend otherwise or to allow any of its affiliates to do so; this is intended to mean, among other things, that Licensee shall in no way purport to pledge Licensor's credit or incur any obligation on behalf of Licensor.

          Section 8. Amendments. This Agreement may not be modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

          Section 9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

          Section 10. No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 11. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Except as otherwise provided herein, neither this Agreement, nor any right hereunder, may be assigned by Licensee in whole or in part without the written consent of Licensor.

          Section 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              LICENSOR
                              SEABOARD LIFE INSURANCE COMPANY


                              By:_____________________________________
                              Name:
                              Title:

                              LICENSEE
                              SEABOARD LIFE INSURANCE COMPANY (USA)


                              By:_____________________________________
                              Name:
                              Title:

                                  Schedule 3.3

                           Governmental Authorization
                           --------------------------

None

                                  Schedule 3.4

                               Non-Contravention
                               -----------------


Execution of this Agreement will not violate the Articles or Certificate of Incorporation or the By-Laws of the Companies or their Subsidiaries. However, it has been the past practice of the Companies and their Subsidiaries to obtain approval by resolution from the Board of Directors before entering into such an agreement.

Each of the following contracts contains a "change of control" provision. (In case of a change of control of the Insurance Companies, the contract will be canceled or terminated. However, a change of control does not result in a default of the Insurance Companies.)

Employment Agreement between Norm Torrison and VASA Brougher, Inc. dated March 1, 1996

Letter of Understanding regarding Independent Agency Agreement between VASA Brougher, Inc., on the one hand, and Greg Edwards and Steve Butz, on the other hand, dated June 8, 1998

VASA North Atlantic Insurance Company 80/20 Quota Share Reinsurance Agreement effective January 1, 1994, reinsured with Transatlantic Re

VASA North Atlantic Insurance Company $250,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective April 1, 1991, reinsured with Skandia American and Transamerica

VASA North Atlantic Insurance Company $500,000 Excess $500,000, Excess of Loss Reinsurance Agreement effective April 1, 1991, reinsured with Cologne Life Re, Re Capital, Skandia American and Transamerica

VASA North Atlantic Insurance Company $150,000 Excess $150,000, Excess of Loss Reinsurance Agreement effective April 1, 1990, reinsured with Skandia American, Cologne Life Re and Transamerica

VASA North Atlantic Insurance Company $250,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective April 1, 1990, reinsured with Skandia American and Transamerica

VASA North Atlantic Insurance Company $500,000, Excess $500,000, Excess of Loss Reinsurance Agreement effective April 1, 1990 reinsured with Skandia American, Cologne Life Re, Re Capital and Transamerica

VASA North Atlantic Insurance Company $150,000 Excess $150,000, Excess of Loss Reinsurance Agreement effective March 1, 1989 through March 31, 1990, reinsured with Skandia American and Re Capital

VASA North Atlantic Insurance Company $250,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective March 1, 1989 through March 31, 1990, reinsured with Skandia American and Transamerica

VASA North Atlantic Insurance Company $500,000 Excess $500,000, Excess of Loss Reinsurance Agreement effective March 1, 1989 through March 31, 1990, reinsured with Skandia American, Cologne Life Re, Re Capital and Transamerica

VASA North Atlantic Insurance Company $150,000 Excess $100,000, Excess of Loss Reinsurance Agreement effective March 1, 1988, reinsured with Re Capital

VASA North Atlantic Insurance Company $750,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective March 1, 1988, reinsured with Transamerica

VASA North Atlantic Insurance Company $200,000 Excess $50,000, Excess of Loss Reinsurance Agreement effective March 1, 1987, reinsured with Re Capital (only 75% placed on this layer)

VASA North Atlantic Insurance Company $750,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective March 1, 1987, reinsured with Clarendon National and The New York Insurance Exchange (only 75% placed on this layer)

VASA North Atlantic Insurance Company 60/40 Quota Share Reinsurance Agreement effective October 1, 1993, reinsured with WASA International, Chartwell Re, Cologne Life Re, Cignet Re, Trenwick Re and Transatlantic Re

                                  Schedule 3.7

                                  Subsidiaries
                                  ------------


3.7(a)
                                            Jurisdiction of Incorporation

Select Benefits, Inc.                               Indiana
VASA North America, Inc.                            Indiana
VASA Insurance Group, Inc.                          Indiana
VASA Brougher, Inc.                                 Indiana
VASA North Atlantic Insurance Company               Indiana
Seaboard Life Insurance Company (USA)               Indiana
VASA Properties                                     Indiana General Partnership
                                                    (VASA Brougher, Inc. and
                                                    VASA North America, Inc. are
                                                    the general partners)

Brougher Syndicate, Inc. and North Atlantic Treaty Managers, Inc. were merged into VASA Insurance Group, Inc. in the State of Indiana on June 2, 1992; however, the State of New York has not yet recognized these transactions. For federal income tax purposes, the mergers have been recognized and have not been challenged since 1992.

3.7(b)

None.

                                  Schedule 3.9

                           Absence of Certain Changes
                           --------------------------

3.9(a)   For any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect on the Companies, other than those resulting from changes in general economic conditions or changes affecting generally the lines of insurance business in which the Companies and their Subsidiaries engage, since December 31, 1997, see Schedules 3.12, 3.13 and 3.15.

3.9(b)   No exceptions.

3.9(c)   No exceptions.

3.9(d)   The following are transactions, commitments, contracts or agreements entered into, by any Company or any Subsidiary, other than transactions and commitments in the ordinary course of business consistent with past practices, since December 31, 1997:

         1)  Sale of Real Estate - VASA Properties entered into a Real Estate
             -------------------
         Purchase and Sale Agreement ("REPSA") with Kite Capital, LLC ("Kite") for the sale of certain parcels of real property including other related property ("Properties") set forth on Exhibit A to that Agreement. The purchase price for the Properties is $9,500,000 payable at the closing. At this time, the closing is expected to occur on September 15, 1998.

         2)  Early Possession Agreement - VASA Properties and Kite have entered
             --------------------------
         into an Early Possession Agreement whereby Kite may occupy portions of the Brougher Building. Under this Agreement, the rental of portions of the Brougher Building will be at $11.50 per rentable square foot per year. For purposes of that Agreement, a rentable square foot will be a useable square foot multiplied by 1.15 as a load factor. This Early Possession arrangement will end on the closing which is anticipated to occur on September 15, 1998.

         3)  Sublease - Under the REPSA, VASA Brougher, Inc. ("VASA Brougher,
             --------
         Inc.") will sublease and occupy portions of the Brougher Building. This sublease will commence upon the closing. The base rent will be equal to the base rent under the master lease between Kite or its assigns as landlord and Eli Lilly and Company as tenant (not to be more than $12.00 per sq. ft.) plus pro rata expenses for taxes, common area maintenance, insurance and other customary expenses associated with the building. The term of this sublease ends on January 31, 1999.

         4)  Sale of Certain Fixed Assets - In anticipation of the sale of the
             ----------------------------
         Properties, the Companies and their Subsidiaries have been disposing of certain excess fixed assets, such as excess fitness equipment, file cabinets, and office furniture. To date, the proceeds of the largest individual sale item (video conferencing equipment) were $15,000.

3.9(e)   In the fall of 1997, Seaboard Life Insurance Company (USA) and VASA
North Atlantic Insurance Company changed their Indiana tax elections from premium tax to gross receipts tax to be effective January 1, 1998.

3.9(f)   The following are employment or other forms of agreement:

         1)  Senior Management Incentive to Stay Bonus.  Each eligible member of
             -----------------------------------------
         the Senior Management Group (Arlene Cayetano, Patti Freeman Dorson, Roelof Konterman, Kevin Robbins, Patty Smith, and John Storm) has been granted an incentive to stay bonus payment equal to six (6) months salary, payable upon the earlier of the following events:

             (i) three months following completion of the sale of the Companies and their Subsidiaries;

             (ii) termination of efforts to sell the Companies and their Subsidiaries; or

             (iii)  termination of employment.

         The incentive to stay bonus is in addition to, and not in lieu of, any severance benefits payable and shall be paid by Eureko.

         In addition to the stay bonus payment, Kevin Robbins was granted a six-month termination period during which full salary and benefits would continue in the event of job termination. This benefit is payable in the event of job termination where notice of termination is given to Mr. Robbins within one year following the earlier of the following contingent events:

             (i) completion of the sale of the Companies and their Subsidiaries;

             (ii) termination of efforts to sell the Companies and their Subsidiaries; or

             (iii)  termination of employment

         For purposes of this termination period, the six-month period commences on the first day following termination of active work status.

         2)  Middle Management/Operations Arrangement.  Twenty members of middle
             ----------------------------------------
         management or operations staff have been offered an arrangement whereby the individual will receive a lump sum payment equal to three (3) months of his or her then-current base salary if the individual's employment is involuntarily terminated through no fault of the individual following and within three (3) months after the closing date of the sale of the Companies and their Subsidiaries.

         These individuals include: Kirk Boller, Gordon Bruder, Pat Calvin, Brenda Cook, Ken Drake, Cheryl Goode, Ted Harpeneau, Patty Herbertz, Debbie Hunter, Mike Kennelly, Dorrie Keyes, Bob Mallison, Dan Markovich, Mike Mathias, Tim Plunkett, Sandy Pritchard, Patsy Schwab, Marsha Warren, Andy Weissert and Rick Zeller.

         For individuals eligible for this arrangement and severance benefits, severance benefits payable will be reduced by the amount of benefits payable by Eureko under this arrangement.

         3)  Customary Severance Arrangement.  VASA Insurance Group, Inc.
             -------------------------------
         adopted an Employees' Severance Plan effective January 1, 1993. This Employees' Severance Plan provided the following severance benefits:

             If an Employee's employment with the Employer is terminated, the Employer, in its sole discretion, shall determine whether or not to provide severance benefits to the Employee, and, if the Employer decides to pay severance benefits to an Employee, it, in its sole discretion, shall determine the amount and the timing of such payment. This Plan shall not be construed as providing a guarantee or expectation of severance benefits, but only a means for providing severance benefits in those cases for which the Employer determines severance benefits are appropriate.

         The Employees' Severance Plan was either never communicated or communicated to only a small number of employees. Rather, the historical custom and practice of the Companies and their Subsidiaries has been, as a general rule, to pay a severance benefit to employees whose employment has been terminated or whose position has been eliminated through no fault of their own in accordance with the following formulae:

             A.   Employees Below Vice President Level
                  ------------------------------------

             An amount equal to:

                  (1)  Two (2) months of then-current base salary;
                  (2) Two (2) months of continuation of core medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); and
                  (3)  One (1) week per year of service.

             B.   Employees Vice President Level and Above
                  ----------------------------------------

             An amount equal to:

                  (1)  Six (6) months of then-current base salary;
                  (2) Six (6) months of continuation of core medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); and

             The Companies and their Subsidiaries will adopt an amended and restated Employees' Severance Plan with terms consistent with their historical custom and practice.

     4)      Specific Arrangements Currently in Place
             ----------------------------------------

             A.   VNAIC Professional Liability Severance and Bonus
                  ------------------------------------------------

             One employee, Kathryn McGlothlin, had been granted the following arrangement when the Companies de-emphasized the professional liability lines of business prior to December 31, 1997:

             An amount equal to:

                  (1)  Two (2) months of then-current base salary;
                  (2) Two (2) months of continuation of core medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");
                  (3)  One (1) week per year of service;
                  (4)  Twenty-five percent (25%) of then-current base salary;
                       and
                  (5) The remaining unpaid balance of the employee's Claims Incentive Plan.

             In addition, the Company agreed to give Ms. McGlothlin ninety (90) days notice of the termination of her employment. Any benefits payable under the Employees' Severance Plan will be reduced by the benefits payable under Ms. McGlothlin's arrangement.

             B.   Facilities Employees Impacted by Sale of Real Estate
                  ----------------------------------------------------

             Two employees, Pete Drummond and Gina Bennett, employed in the Facilities Engineering Department had been granted the following arrangement in conjunction with the prospective sale of the properties currently owned by the Companies and their Subsidiaries prior to December 31, 1997:

             An amount equal to:

                  (1)  Two (2) months of then-current base salary;

                  (2) Two (2) months of continuation of core medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); and
                  (3)  One (1) week per year of service.

             Any benefits payable under the Employees' Severance Plan will be reduced by the benefits payable under this prior arrangement.

             C.   Notice of Termination
                  ---------------------

             Jack Hewett has an Employment Agreement that terminates in August 1998. In lieu of extending that agreement, Mr. Hewett and VASA Brougher, Inc. agreed that he will continue upon its termination as an at-will employee. In addition, VASA Brougher, Inc. agreed that it will give Mr. Hewett six (6) months prior written notice of any elimination of his position or termination of his employment and he will give the company thirty (30) days prior notice if he should choose to resign.

             Norm Torrison's employment is governed by an Employment Agreement. Under that Agreement, VASA Brougher, Inc. agreed to give Mr. Torrison ninety (90) days notice of termination and Norm Torrison agreed to give VASA Brougher, Inc. thirty (30) days prior notice if he should choose to terminate the Agreement.

             The terms of the employment agreement will govern termination of employment and no benefits shall be payable under the Employees' Severance Plan.

             D.   Stay On Incentive
                  -----------------

             One employee, Tamara Jayne, was granted a stay on incentive payable in three intervals during 1998. One payment remains payable under this arrangement: $3,333.00 by December 1, 1998 which shall be payable by Eureko and shall not be payable under the Employees' Severance Plan.

3.9(g) Stop Loss. The following changes have been made to the underwriting practices or policies of VASA Brougher, Inc. on the stop loss business it underwrites for several carriers, including but not limited to Seaboard Life Insurance Company (USA), since December 31, 1997:

         1)  Claims Experience - VASA Brougher, Inc. will request the final
             -----------------
         three months of claims experience on renewal cases. Initial renewal quotes will be based upon nine months of claims experience. Aggregate experience rates on renewals will be based on a rolling 12 months. Underwriters will review this information and re-rate the case if necessary. Only cases through third party administrators approved by VASA Brougher,

         Inc. as "Renewal Only" administrators will be re-rated. Cases sold through "Active" or "Approved" third party administrators will not be re-rated but the final three months of claims experience will be reviewed by the underwriter. If an underwriter sees a problem developing with an administrator's pattern of claim paying, a meeting will be held to discuss the possibility of re-rating the administrator's cases.

         2)   TPA Approvals - VASA Brougher, Inc. implemented a new third party
              -------------
         administrator approval process. VASA Brougher, Inc. has also implemented a review process of all third party administrators currently approved by VASA Brougher, Inc. VASA Brougher, Inc. is in the process of discontinuing business relationships with TPAs which do not have philosophies consistent with VASA Brougher, Inc.'s underwriting and general business philosophies.

         3)   Rate Loads and Industry Types - VASA Brougher, Inc. adopted
              -----------------------------
         Industry Guidelines. Manual rate loads were implemented for certain industry groups. The following industries will be loaded 10%: trucking, auto dealers, insurance groups, Indian tribes, health industry, municipalities, school districts, and miscellaneous manufacturing groups. The underwriting guidelines suggest that municipalities be given a minimum of a $10,000 specific retention depending on the state regulations.

         The following industries are considered ineligible risks: associations, multiple employer trusts and employee leasing companies.

         The Industry Guidelines also suggest that certain industries should be reviewed and given special attention including state availability and possible financial considerations including: municipalities, religious groups, Taft-Hartley groups, railroads, seasonal groups, mining & logging, and agricultural groups.

         4)   Changes In Laws - VASA Brougher, Inc. implemented changes to its
              ---------------
         underwriting guidelines and rates to consider amendments made to an insured employer's plan document to comply with the Health Insurance Portability and Accountability Act of 1996 and the Mental Nervous Parity Act.

         5)   90% Aggregate Attachment Point - VASA Brougher, Inc. implemented a
              ------------------------------
         procedure to set the employer's minimum aggregate attachment point as set forth on the Schedule page using 90% of the number of eligible employees times factors times the number of contract months (usually
         12). This procedure was implemented to make a uniform adjustment for employers with declining enrollment.

         6)   Massachusetts Surcharge - VASA Brougher, Inc. agreed to consider
              -----------------------
         the Massachusetts Uncompensated Care Pool Surcharge of 5.06% a covered expense under the stop loss policy through September 1, 1998 provided an insured employer's plan also considers the surcharge a covered expense under the self-funded plan. VASA Brougher,

         Inc. will review this matter in September 1998 after the Massachusetts Division of Health Care Finance and Policy has determined the surcharge for the next year.

         7)   Block Takeovers - VASA Brougher, Inc. has underwritten and taken
              ---------------
         over 2-3 blocks of stop loss insurance coverage written through various TPAs. Through some of these block take overs, VASA Brougher, Inc., through its carriers, assumed the risk mid-contract.

3.9(g) Fully Insured. The following changes have been made to the underwriting guidelines for Seaboard Life Insurance Company (USA)'s fully-insured Navigator product since December 31, 1997:

         1)   Changes in Laws - Corporate Benefits Services of America, Inc.
              ---------------
         ("CBSA") is the administrator of the Navigator book of business on behalf of Seaboard Life Insurance Company (USA) pursuant to the Underwriting Administration Agreement. CBSA implemented changes to its underwriting guidelines for this product to comply with the Health Insurance Portability and Accountability Act of 1996 and the Mental Health Parity Act.

         2)   Rate Changes - Corporate Benefit Services of America, Inc.
              ------------
         ("CBSA") manages and administers Seaboard Life Insurance Company (USA's) Navigator fully-insured One Life and Met products in the States of Indiana, Ohio, Mississippi, Louisiana and Iowa (MET only). Anticipating that Westport would become the successor carrier for the One Life and MET products, First Excess and Reinsurance Corporation, an affiliate of Westport, entered into the Fully-Insured Medical Quota Share Reinsurance Contract with Seaboard (USA) effective September 1, 1997. Accordingly, Westport reviewed Seaboard (USA) premium rates and produced a March 2, 1998 memorandum recommending premium rate increased to CBSA for Seaboard (USA's) approval for the One Life and MET product in the States of Indiana, Ohio, Mississippi, Louisiana and Iowa. At this time, Seaboard (USA) is working to determine what rate changes have been made.

3.9(h) The following are material transactions (other than the transactions contemplated by the ILA Reinsurance Transaction) by any Company or any Subsidiary of any Company, since December 31, 1997:

         1)  Insurance Coverages - The Companies renewed their errors and
             -------------------
         omissions insurance policy effective June 27, 1998. This policy provides coverage to the Companies and their Subsidiaries. The insurance carrier on this coverage was changed this year to Reliance Insurance Company. This coverage was renewed with the same limit of $5,000,000. The premium for this one year policy is $248,000.

             The Companies also purchased Employment Practices Liability insurance coverage through Reliance Insurance Company effective June 27, 1998 with a $5,000,000 limit. This policy provides coverage to the Companies and their Subsidiaries. The premium for this one year policy is $50,000.

             VASA North America, Inc. has renewed its commercial insurance package with the Chubb Group of Companies to be effective on August 7, 1998. This policy provides coverage to VASA North America, Inc. and its Subsidiaries. Seaboard Life Insurance Company (USA) is only provided workers' compensation coverage under this package. This package includes property, commercial general liability, umbrella, workers' compensation, business automobile, boiler and machinery and electronic data processing insurance coverages. The limits on this policy are $10,000,000. The premium for this one year policy is $89,314.

     2)  Reinsurance - Effective January 1, 1998, VASA North Atlantic Insurance
         -----------
     Company and Seaboard Life Insurance Company (USA) entered into a Mega Medical Quota Share and Stop Loss Reinsurance Agreement for Aggregate and/or Specific Stop Loss (Excess) Insurance for Self-Insured Group Medical Benefits Programs and Community Health Plans, including partially Self-Funded Programs and Medical Conversion Insurance written in conjunction therewith, as well as any Quota Share Reinsurance assumed on this same business. In addition, liabilities from work-related injuries (when applicable) and reinsurance assumed on Fully Insured Medical Insurance from the First Dakota Indemnity Company were included in this Agreement.

     3) The following are the material contracts entered or to be entered into after December 31, 1997.

     Producer Agreement between VASA Brougher, Inc. and Corporate Benefit Services of America, Inc. (Still in draft form though services being performed are consistent with terms.)

     Administrative Services Agreement between Seaboard Life Insurance Company
     (USA) and HealthPlan Services, Inc. (Still in draft form.)

     Early Possession Agreement between VASA Properties and Eli Lilly and Company dated July 22, 1998

     Real Estate Purchase and Sale Agreement between VASA Properties and Kite Capital, LLC dated June 23, 1998

     Draft Post Closing Possession Agreement between VASA Properties and Eli Lilly and Company

     Demolition Agreement between VASA Brougher, Inc. and Jordan Demolition Corporation dated August 5, 1998

     Assumption Agreement between Seaboard Life Insurance Company (USA) and ReliaStar Life Insurance Company dated June 24, 1998

     Letter Agreement between Jack Hewett and VASA Brougher, Inc. dated June 8, 1998

     Letter of Understanding regarding Independent Agency Agreement between VASA Brougher, Inc., on the one hand, and Greg Edwards and Steve Butz, on the other hand, dated June 8, 1998

     Letter of Understanding regarding terms of employment between Fred Snively and VASA Brougher, Inc. (Draft dated July 16, 1998)

     VASA North Atlantic Insurance Company and Seaboard Life Insurance Company
     (USA) (the "Companies") Mega Medical 50/50 Quota Share Reinsurance Agreement effective January 1, 1998, reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada. Section B of the Agreement would provide aggregate coverage equal to 5% gross net written premium for the Companies' retention (being $500,000) attaching at a 72.5% loss ratio reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada

     VASA North Atlantic Insurance Company and Seaboard Life Insurance Company
     (USA) $4,000,000 Excess $1,000,000, Excess Cessions Reinsurance Agreement effective January 1, 1998, reinsured with Sun Life of Canada and Transatlantic Re

     Seaboard Life Insurance Company (USA) 90/10 Quota Share Reinsurance Agreement effective July 1, 1998, reinsured with Sun Life of Canada, Everest Re, Phoenix Home Life, Reliance National and Transatlantic Re

     Seaboard Life Insurance Company (USA) Assumes Excess of $25,000 (Excess of $50,000) effective May 1, 1998, from First Dakota Indemnity Company effective January 1, 1998 and in turn reinsures through a Mega Medical 50/50 Quota Share Reinsurance Agreement with Transatlantic Re, Sun Life of Canada and Constitution Re and Section B of the Agreement which provides aggregate coverage equal to 5% gross net written premium for the Seaboard Life Insurance Company (USA)'s retention (being $500,000) attaching at a 72.5% loss ratio reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada (listed above) and through a $4,000,000 Excess $1,000,000 Excess Cessions Reinsurance Agreement reinsured with Transatlantic Re and Sun Life of Canada (listed above)

     VASA North Atlantic Insurance Company Assumes 80% Quota Share effective January 1, 1998 from Standard Security Life Insurance Company of New York and in turn reinsures through Mega Medical 50/50 Quota Share Reinsurance Agreement with Transatlantic Re, Sun Life of Canada and Constitution Re and Section B of the Agreement which provides aggregate coverage equal to 5% gross net written premium for the VASA North Atlantic Insurance Company's retention (being $500,000) attaching at a 72.5% loss ratio reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada (listed above) and through a $4,000,000 Excess $1,000,000 Excess Cessions

        Reinsurance Agreement reinsured with Transatlantic Re and Sun Life of Canada (listed above)

3.9(i) The following are significant changes by the Company or any Subsidiary of any Company in the compensation structure of, or benefits available to, any significant agent or with respect to agents generally, since December 31, 1997:

        Independent Agency Agreement - On June 8, 1998, Steve Butz ("Butz") and
        ----------------------------
        Greg Edwards ("Edwards") executed a Letter of Understanding ("Letter") relating to an Independent Agency Agreement to be entered into with VASA Brougher, Inc. Under the terms of the Letter, Butz and Edwards ceased employment with VASA Brougher, Inc. as of July 1, 1998 and established their own agency, Phase II Marketing, LLC.

3.9(j)  No exceptions.

3.9(k)  No exceptions.

3.9(l)  No exceptions.

3.9(m) The following are any sales, transfers or conveyances of any investments or other assets of any Company or any Subsidiary of any Company with an individual book value in excess of $75,000, except in the ordinary course of business and consistent with past practices, since December 31, 1997:

        Sale of Real Estate - VASA Properties entered into a Real Estate
        -------------------
        Purchase and Sale Agreement with Kite for the sale of certain parcels of certain Properties set forth on Exhibit A of the Agreement. The purchase price for the Properties is $9,500,000 payable at the closing. At this time, the closing is expected to occur on September 15, 1998. See (d) above.

3.9(n) For any amendment, termination, waiver, disposal or lapse thereof, or other failure to preserve, any material license, permit or other form of authorization of the Company or any Subsidiary of any Company, since December 31, 1997, see Schedule 3.15.

3.9(o) The following are any expenditures or commitments for additions to property, plant, equipment or other tangible or intangible Assets which exceed $75,000 in the aggregate, since December 31, 1997:

        Expenditures Related To Properties - In the aggregate, expenditures
        ----------------------------------
        related to the Companies properties may exceed $75,000- The Companies and/or their Subsidiaries have already spent $21,000 for Patriot Engineering and Environmental, LLC to abate above group storage tanks and asbestos-containing materials at 108 E. McCarty Street, Indianapolis, Indiana (Warehouse) and 751 S. Meridian Street, Indianapolis, Indiana (Circle City Glass) properties. Additional monies will be spent for Patriot to excavate the north point of the 525 S. Meridian Street, Indianapolis, Indiana property for the possible existence of one or more underground storage tanks during the week of July 27, 1998. At this time, the Companies and their Subsidiaries are reviewing proposals for the demolition of two structures located at 751 S. Meridian Street (Circle City Glass). The proposals project the cost of demolition to be approximately $50,000.

3.9(p)  None except as may have otherwise been noted in this Section 3.9.

                                 Schedule 3.10

                      No Undisclosed Material Liabilities
                      -----------------------------------


(b) There are no material liabilities to be disclosed beyond those otherwise referred to in Section 3.10.

                                 Schedule 3.11

                               Material Contracts
                               ------------------

[The contracts that have change of control provisions are marked with asterisks.]

1.   Operational Agreements
     ----------------------

Underwriting Services Agreement between VASA Brougher, Inc. and Healthcare Management Administrators, Inc. dated September 12, 1995

Underwriting Services Agreement between VASA Brougher, Inc. and Midwest Security Administrators, Inc. dated January 1, 1995

Underwriting Services Agreement between VASA Brougher, Inc. and Medical Benefit Administrators dated September 1, 1994

Underwriting Services Agreement between VASA Brougher, Inc. and Business Administrators & Consultants, Inc. dated January 1, 1995 (Authority has been withdrawn but Agreement has not been terminated.)

Underwriting Services Agreement between VASA Brougher, Inc. and Cottingham & Butler, Inc. dated January 1, 1995 (Authority has been withdrawn but Agreement has not been terminated.)

Underwriting Services Agreement between VASA Brougher, Inc. and Brokerage Concepts, Inc. dated January 1, 1993

Underwriting Services Agreement between VASA Brougher, Inc. and Boon-Chapman Benefit Administrators, Inc. dated January 16, 1996

Underwriting Services Agreement between VASA Brougher, Inc. and Greentree Administrators, Inc. dated January 16, 1996

Underwriting Services Agreement between VASA Brougher, Inc. and Robey-Barber Insurance Services Corporation dated March 14, 1995

Underwriting Services Agreement between VASA Brougher, Inc. and Self-Funded Plans, Inc. dated January 1, 1994 (Authority has been withdrawn but Agreement has not been terminated.)

Underwriting Services Agreement between VASA Brougher, Inc. and Corporate Benefit Services of America, Inc. dated June 1, 1994

Producer Agreement between VASA Brougher, Inc. and Corporate Benefit Services of America, Inc. (Still in draft form though services being performed are consistent with terms.)

The following third party administrators perform services contemplated by an Underwriting Services Agreement and are compensated accordingly, but have not executed a written agreement: HRM (new cases only), Advanced Insurance Administrators and Minton Financial

Underwriting Services Agreement between Seaboard Life Insurance Company (USA) and ABI Administrative Services Corporation d/b/a Corporate Benefit Services of America, Inc. dated May 1, 1995

Trust Agreement between Seaboard Life Insurance Company (USA) and Banc One dated March 15, 1995

Seaboard Multiple Employer Trust - Declaration of Trust by Settlor dated June 1, 1981

Seaboard Life Insurance Company (USA) Multiple Employer Trust - Declaration of Trust by Settlor dated June 24, 1994

Fully Insured Medical Multiple Employer Trust Agreement dated August 1, 1997
Policyholders: Wholesale Trade HealthPlan Services Trust of Indiana; Manufacturing HealthPlan Services Trust of Indiana; Transportation, Communication and Public Utilities HealthPlan Services Trust of Indiana; Finance, Insurance and Real Estate HealthPlan Services Trust of Indiana; Contract Construction HealthPlan Services Trust of Indiana; Retail Trade HealthPlan Services Trust of Indiana, and Service HealthPlan Services Trust of Indiana

Underwriting Administration Agreement between VASA Brougher, Inc. (f/k/a Brougher Insurance Management Services, Inc.) and Seaboard Life Insurance Company (USA) (f/k/a VASA Life Insurance Company) dated May 1, 1991, as amended

Binder Agreement and Cover Note Nos. 975700001 and 975700002 between Certain Underwriters at Lloyd's, London and VASA Brougher, Inc. dated February 20, 1997

Agreement between Seaboard Life Insurance Company (USA) and Celtic Life Insurance Company for a Medical Expense Conversion Program dated July 1, 1997

Underwriting Administration Agreement between VASA Brougher, Inc. and VASA North Atlantic Insurance Company dated January 1, 1995, as amended

Underwriting Administration Agreement between VASA Brougher, Inc. and Standard Security Life Insurance Company dated January 1, 1992, as amended

WASA Life Mutual Insurance Company Limited's Guaranty in favor of Standard Security Life Insurance Company of New York date June 14, 1990

Group General Agent Contract between Brougher Insurance Management Services, Inc. and Kansas City Life Insurance Company dated January 15, 1990

Administrative Services Agreement between Seaboard Life Insurance Company (USA) and HealthPlan Services, Inc. (Still in draft form.)

Service Agreement between Seaboard Life Insurance Company and Seaboard Life Insurance Company (USA) dated as of November 10, 1993

Hardware Lease Agreement between VASA North America, Inc. and Amplicon Financial dated March 19, 1997

Master Lease Agreement between VASA Brougher, Inc. and Sun Microsystems Finance dated July 31, 1996

Agreement between Indiana Bell Telephone Company, Inc. and Brougher Insurance Group, Inc. dated December 18, 1990

Product Agreement between AT&T and Brougher Insurance Group, Inc. dated August 28, 1989

Early Possession Agreement between VASA Properties and Eli Lilly and Company dated July 22, 1998

Real Estate Purchase and Sale Agreement between VASA Properties and Kite Capital, LLC dated June 23, 1998

Draft Post Closing Possession Agreement between VASA Properties and Eli Lilly and Company

Demolition Agreement between VASA Brougher, Inc. and Jordan Demolition Corporation dated August 5, 1998.

Assumption Agreement between Seaboard Life Insurance Company (USA) and ReliaStar Life Insurance Company dated June 24, 1998

Producer Agreement between Seaboard Life Insurance Company (USA) and Avalon Benefit Services, Inc. dated June 1, 1994

Administrative Services Agreement between Seaboard Life Insurance Company (USA) and Avalon Benefit Services, Inc., dated June 1, 1994, as amended

Administrative Service Agreement between Seaboard Life Insurance Company (USA) and Key Benefit Administrators, Inc. dated December 1, 1994

Underwriting Administration Agreement between Seaboard Life Insurance Company
(USA) and Olympic Health Management Systems, Inc. dated August 1, 1994

Producer Agreement between Seaboard Life Insurance Company (USA) and Key Senior Benefits, Inc. dated December 1, 1994

Service Agreement between VASA Brougher, Inc. d/b/a VASA Care and Matria Healthcare, Inc. dated November 12, 1996, as amended

Agreement for Case Management and Utilization Review Services between VASA Brougher, Inc. and American Health Holding, Inc. dated June 1, 1996, as amended

Software License between VASA North America, Inc. and Wheatly Insurance Systems, Inc. dated July 9, 1993

Maintenance Agreement between VASA North America, Inc. and Wheatly Insurance Systems, Inc. dated July 9, 1993

Non-Exclusive License Agreement between Lawson Associates, Inc. and VASA North America, Inc. dated September 5, 1990

Contract for Events and Activities between VASA Brougher, Inc. and Newport Hospitality, Inc. dated November 19, 1997

PAL SERVICE License Agreement between VASA Brougher, Inc. and Pictorial, Inc. dated May 22, 1996

AppointPAK License Agreement between VASA Brougher, Inc. and Pictorial, Inc. dated August 23, 1995

License Agreement between VASA Brougher, Inc. and NILS Publishing, Inc. for INSOURCE Services

WASA Properties I, L.P., an Indiana Limited Partnership, Limited Partnership Agreement between North Atlantic Casualty and Surety Insurance Company, Inc. and WASA Capital Holdings, Inc. dated July 2, 1990, as amended

Promissory Note between VASA Properties and The Manufacturers Life Insurance Company dated April 8, 1994

Real Estate Mortgage and Security Agreement between VASA Properties and The Manufacturers Life Insurance Company dated April 8, 1994

Lease between Eli Lilly and Company and North Atlantic Casualty and Surety Insurance Company dated April 10, 1989, as amended

Term Note between VASA North America, Inc. and ABN AMRO Bank N. V. dated September 30, 1997

*Employment Agreement between Norm Torrison and VASA Brougher, Inc. dated March 1, 1996

Letter of Assignment regarding employment of Roelof Konterman between AVCB Diensten B.V., VASA Brougher, Inc. and Roelof Konterman dated April 18, 1997

Letter Agreement between Jack Hewett and VASA Brougher, Inc. dated June 8, 1998

*Letter of Understanding regarding Independent Agency Agreement between VASA Brougher, Inc., on the one hand, and Greg Edwards and Steve Butz, on the other hand, dated June 8, 1998

Letter of Understanding regarding terms of employment between Fred Snively and VASA Brougher, Inc. (Draft dated July 16, 1998)

Promissory Note between VASA Insurance Group, Inc. and VASA North Atlantic Insurance Company dated December 31, 1997

Promissory Note between VASA North America, Inc. and VASA North Atlantic Insurance Company dated December 31, 1997

Administrative and Technical Services Agreement between VASA North Atlantic Insurance Company and Seaboard Life Insurance Company dated January 2, 1996

Cost Sharing Agreement between VASA North America, Inc. and Eureko B.V. dated January 1, 1992, as amended

Tax Allocation Agreement between VASA North America, Inc. and its affiliates dated January 1, 1997

Health Care Policy Consulting Retainer (no formal written agreement) between VASA Brougher, Inc. and Health Policy and Strategy Associates effective June 1994.

Federal Affairs Consulting and Lobbying Retainer (no formal written agreement) between VASA Brougher, Inc. and Sagamore Associates effective October 1994. Service Agreement between Policy Management Systems Corporation and VASA North Atlantic Insurance Company dated December 15, 1995.

2.   Medical Excess Risk Reinsurance
     -------------------------------

Sun Medical Reinsurance Facility Retrocession Agreement between Seaboard Life Insurance Company (USA) and Sun Life Assurance of Canada dated January 1, 1992, as amended

Medical Stop Loss 90/10 Quota Share Reinsurance Agreement between Seaboard Life Insurance Company (USA) and Eureko Re dated January 1, 1996

VASA North Atlantic Insurance Company and Seaboard Life Insurance Company (USA) (the "Companies") Mega Medical 50/50 Quota Share Reinsurance Agreement effective January 1,

1998, reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada. Section B of the Agreement would provide aggregate coverage equal to 5% gross net written premium for the Companies' retention (being $500,000) attaching at a 72.5% loss ratio reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada.

VASA North Atlantic Insurance Company and Seaboard Life Insurance Company (USA) $4,000,000 Excess $1,000,000, Excess Cessions Reinsurance Agreement effective January 1, 1998, reinsured with Sun Life of Canada and Transatlantic Re.

VASA North Atlantic Insurance Company and Seaboard Life Insurance Company (USA) Mega Medical 60/40 Quota Share Reinsurance Agreement effective January 1, 1997, reinsured with Transatlantic Re, Sun Life of Canada and Eureko Re.

VASA North Atlantic Insurance Company and Seaboard Life Insurance Company (USA) $4,000,000 Excess $1,000,000, Excess Cessions Reinsurance Agreement effective January 1, 1997, reinsured with American United Life, Manulife Reinsurance Corp. and Mercantile & General.

VASA North Atlantic Insurance Company Mega Medical 65/35 Quota Share Reinsurance Agreement effective January 1, 1996, reinsured with Eureko Re and Seaboard Life Insurance Company (USA)

VASA North Atlantic Insurance Company and Seaboard Life Insurance Company (USA) $900,000 Excess of $100,000, Excess Reinsurance Agreement effective January 1, 1996, reinsured with Transatlantic Re, Anthem Life Insurance Company and Sun Life of Canada

VASA North Atlantic Insurance Company and Seaboard Life Insurance Company (USA) $4,000,000 Excess $1,000,000, Excess Cessions Reinsurance Agreement effective January 1, 1996, reinsured with American United Life, Manulife Reinsurance Corp. and Mercantile & General.

VASA North Atlantic Insurance Company Mega Medical 65/35 Quota Share Reinsurance Agreement effective January 1, 1995, reinsured with Eureko Re, Seaboard Life Insurance Company (USA) and Transatlantic Re

VASA North Atlantic Insurance Company and Seaboard Life Insurance Company (USA) $4,000,000 Excess $1,000,000, Excess Cessions Reinsurance Agreement effective January 1, 1995, reinsured with American United Life, Manulife Reinsurance Corp. and Mercantile & General.

3.   Lawyers Professional Liability Reinsurance
     ------------------------------------------

*VASA North Atlantic Insurance Company 80/20 Quota Share Reinsurance Agreement effective January 1, 1994, reinsured with Transatlantic Re

VASA North Atlantic Insurance Company 50/50 Quota Share Reinsurance Agreement effective January 1, 1993, reinsured with Transatlantic Re

VASA North Atlantic Insurance Company $250,000 Excess of $250,000, Underlying Excess of Loss Reinsurance Agreement effective January 1, 1993, reinsured with Cologne Life Re, Chartwell, Security Re and Transatlantic Re

VASA North Atlantic Insurance Company 60/40 Quota Share Reinsurance Agreement effective January 1, 1992, reinsured with Transatlantic Re

VASA North Atlantic Insurance Company $300,000 Excess of $300,000, Underlying Excess of Loss Reinsurance Agreement effective January 1, 1992, reinsured with Chartwell, Cologne Life Re, Hansa Re, Transatlantic Re and Lloyd's London

VASA North Atlantic Insurance Company 60/40 Quota Share Reinsurance Agreement effective November 1, 1990 through December 31, 1991, reinsured with Transatlantic Re

VASA North Atlantic Insurance Company $300,000 Excess of $300,000, Underlying Excess of Loss Reinsurance Agreement effective November 1, 1990 through December 31, 1991, reinsured with Chartwell, Cologne Life Re, St. Paul Re, Hansa Re, Transatlantic Re and Lloyd's London

VASA North Atlantic Insurance Company 50/50 Quota Share Reinsurance Agreement effective November 1, 1989, reinsured with Transatlantic Re

VASA North Atlantic Insurance Company $250,000 Excess of $250,000, Underlying Excess of Loss Reinsurance Agreement effective November 1, 1989, reinsured with American Continental, Colonial Insurance Co., Dai Tokyo Ins. Co., Hansa Re, Lloyd's London, Transatlantic Re, Royal Reinsurance Co., Sphere Drake, The Toa Re Insurance Co. and Harleysville

4.   Dental Professional Liability Reinsurance
     -----------------------------------------

*VASA North Atlantic Insurance Company $250,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective April 1, 1991, reinsured with Skandia American and Transamerica

*VASA North Atlantic Insurance Company $500,000 Excess $500,000, Excess of Loss Reinsurance Agreement effective April 1, 1991, reinsured with Cologne Life Re, Re Capital, Skandia American and Transamerica

*VASA North Atlantic Insurance Company $150,000 Excess $150,000, Excess of Loss Reinsurance Agreement effective April 1, 1990, reinsured with Skandia American, Cologne Life Re and Transamerica

*VASA North Atlantic Insurance Company $250,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective April 1, 1990, reinsured with Skandia American and Transamerica

*VASA North Atlantic Insurance Company $500,000, Excess $500,000, Excess of Loss Reinsurance Agreement effective April 1, 1990 reinsured with Skandia American, Cologne Life Re, Re Capital and Transamerica

*VASA North Atlantic Insurance Company $150,000 Excess $150,000, Excess of Loss Reinsurance Agreement effective March 1, 1989 through March 31, 1990, reinsured with Skandia American and Re Capital

*VASA North Atlantic Insurance Company $250,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective March 1, 1989 through March 31, 1990, reinsured with Skandia American and Transamerica

*VASA North Atlantic Insurance Company $500,000 Excess $500,000, Excess of Loss Reinsurance Agreement effective March 1, 1989 through March 31, 1990, reinsured with Skandia American, Cologne Life Re, Re Capital and Transamerica

*VASA North Atlantic Insurance Company $150,000 Excess $100,000, Excess of Loss Reinsurance Agreement effective March 1, 1988, reinsured with Re Capital

*VASA North Atlantic Insurance Company $750,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective March 1, 1988, reinsured with Transamerica

*VASA North Atlantic Insurance Company $200,000 Excess $50,000, Excess of Loss Reinsurance Agreement effective March 1, 1987, reinsured with Re Capital (only 75% placed on this layer)

*VASA North Atlantic Insurance Company $750,000 Excess $250,000, Excess of Loss Reinsurance Agreement effective March 1, 1987, reinsured with Clarendon National and The New York Insurance Exchange (only 75% placed on this layer)

5.   Non-Standard Auto Reinsurance
     -----------------------------

*VASA North Atlantic Insurance Company 60/40 Quota Share Reinsurance Agreement effective October 1, 1993, reinsured with WASA International, Chartwell Re, Cologne Life Re, Cignet Re, Trenwick Re and Transatlantic Re

VASA North Atlantic Insurance Company 60/40 Quota Share Reinsurance Agreement effective July 1, 1992 through October 1, 1993, reinsured with Constitution Re, Transatlantic Re and WASA International

VASA North Atlantic Insurance Company 50/50 Quota Share Reinsurance Agreement effective July 1, 1991, reinsured with Constitution Re

6.   Fully Insured Medical Programs Reinsurance
     ------------------------------------------

Seaboard Life Insurance Company (USA) 90/10 Quota Share Reinsurance Agreement effective July 1, 1998, reinsured with Sun Life of Canada, Everest Re, Phoenix Home Life, Reliance National and Transatlantic Re

Seaboard Life Insurance Company (USA) 90/10 Quota Share Reinsurance Agreement effective July 1, 1997, reinsured with Sun Life of Canada, Phoenix Home Life, Reliance National and RSP

Seaboard Life Insurance Company (USA) 77/23 Quota Share Reinsurance Agreement effective May 1, 1997, through September 1, 1998 reinsured with Sun Life of Canada, Transatlantic Re, and Eureko Re

Seaboard Life Insurance Company (USA) 80/20 Quota Share Reinsurance Agreement effective December 1, 1995 through May 1, 1997, reinsured with Sun Life of Canada, Transatlantic Re, and Mercantile and General

Seaboard Life Insurance Company (USA) 100% Quota Share Reinsurance Agreement effective September 1, 1997 through December 31, 1998, reinsured with First Excess and Reinsurance Corporation

Seaboard Life Insurance Company (USA) 77/23 Quota Share Reinsurance Agreement effective May 1, 1997 through September 1, 1997, reinsured with Sun Life of Canada, Transatlantic Re and Eureko Re

Seaboard Life Insurance Company (USA) 80/20 Quota Share Reinsurance Agreement effective May 1, 1996, reinsured with Mercantile and General, Sun Life of Canada, Eureko Re and Transatlantic Re

Seaboard Life Insurance Company (USA) 70/30 Quota Share Reinsurance Agreement effective May 1, 1995, reinsured with Mercantile and General, Sun Life of Canada and Transatlantic Re

7.   Group Life and AD&D Reinsurance
     -------------------------------

Seaboard Life Insurance Company (USA) Group Life Excess of Loss Reinsurance Agreement Excess of $75,000, effective May 1, 1997, reinsured with Munich American Re

Seaboard Life Insurance Company (USA) AD&D 100% Quota Share Reinsurance Agreement effective May 1, 1997, reinsured with Munich American Re

Seaboard Life Insurance Company (USA) Group Life Excess of Loss Reinsurance Agreement Excess of $75,000, effective April 1, 1996 to May 1, 1997, reinsured with Lincoln National

Seaboard Life Insurance Company (USA) AD&D 50/50 Quota Share Reinsurance Agreement effective April 1, 1996 to May 1, 1997, reinsured with Lincoln National

8.   Facultative Reinsurance
     -----------------------

Seaboard Life Insurance Company (USA) Assumes Excess of $25,000 from First Dakota Indemnity Company effective January 1, 1997 and in turn reinsures through a Mega Medical 60/40 Quota Share Reinsurance Agreement with Transatlantic Re, Sun Life of Canada and Eureko Re (listed above) and through a $4,000,000 Excess $1,000,000 Excess Cessions Reinsurance Agreement reinsured with American United Life, Manulife Reinsurance Corp. and Mercantile & General (listed above)

Seaboard Life Insurance Company (USA) Assumes Excess of $25,000 (Excess of $50,000) effective May 1, 1998, from First Dakota Indemnity Company effective January 1, 1998 and in turn reinsures through a Mega Medical 50/50 Quota Share Reinsurance Agreement with Transatlantic Re, Sun Life of Canada and Constitution Re and Section B of the Agreement which provides aggregate coverage equal to 5% gross net written premium for the Seaboard Life Insurance Company (USA)'s retention (being $500,000) attaching at a 72.5% loss ratio reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada (listed above) and through a $4,000,000 Excess $1,000,000 Excess Cessions Reinsurance Agreement reinsured with Transatlantic Re and Sun Life of Canada (listed above)

9.   Assumed Reinsurance Treaty
     --------------------------

VASA North Atlantic Insurance Company Assumes 80% Quota Share effective January 1, 1998 from Standard Security Life Insurance Company of New York and in turn reinsures through Mega Medical 50/50 Quota Share Reinsurance Agreement with Transatlantic Re, Sun Life of Canada and Constitution Re and Section B of the Agreement which provides aggregate coverage equal to 5% gross net written premium for the VASA North Atlantic Insurance Company's retention (being $500,000) attaching at a 72.5% loss ratio reinsured with Constitution Re, Transatlantic Re and Sun Life of Canada (listed above) and through a $4,000,000 Excess $1,000,000 Excess Cessions Reinsurance Agreement reinsured with Transatlantic Re and Sun Life of Canada (listed above)

                                 Schedule 3.12

                                   Litigation
                                   ----------

                              POTENTIAL LITIGATION
                              --------------------

1.   Insured:  Joe's Ready Mix
     Claimant: Sarah Bartels
     Carrier:  VASA North Atlantic Insurance Company
     TPA:      Medical Benefit Administrators, Inc.

     SUMMARY: VASA Brougher, Inc. ("VBI") became aware of adverse claims that were not disclosed during the initial underwriting process and prior to the date the policy was bound. VBI withdrew the FORCE quote and declined to issue a new quote. VBI has since been advised that the Insured was not able to renew coverage with the prior carrier and was uninsured for a short period of time. Ms. Bartels gave birth to one premature twin in January of 1997 at 24 weeks gestation. The second twin was fully-developed and was born in April. A portion of Ms. Bartels' claims for the premature infant fall into this gap in coverage.

     STATUS: VBI advised counsel for Joe's Ready Mix that no stop loss coverage was formally offered to Joe's Ready Mix, Inc. by VBI and that neither VBI nor VNAIC have any liability for any claims incurred by Joe's Ready Mix or Sarah Bartels. VBI put its E&O carrier on notice of a potential claim. VBI received a letter from the attorney representing Joe's Ready Mix dated July 8, 1998 advising that depositions would soon be taken to explore the full extent of communications between the TPA and VBI. Joe's Ready Mix filed a Petition in the District Court in Sioux County against the TPA and Jim Norland. Counsel also asks if VBI would be willing to participate early on in formal face to face discussions to resolve this matter. VBI declined to participate in the meeting.

2.   Insured:  NEA Alaska Health Plan Trust
     Claim:    Aggregate
     Carrier:  Standard Security Life Ins. Co. of New York
     TPA:      Employee Security, Inc.

     SUMMARY: TPA submitted an aggregate stop loss claim request in the amount of $541,418.46 under the stop loss contract. The aggregate claim request submitted contained charges incurred only by Anchorage Education Association members and calculated the "true" aggregate attachment point considering only the funding factors and eligibility data of Anchorage Education Association members. It is VBI's position that it issued one policy with only one aggregate excess benefit to the NEA Alaska Health Plan Trust which was inclusive of both Anchorage and Juneau Education

     Association Members. It is the Trust's opinion that VBI issued: (1) two separate stop loss policies to the Anchorage and Juneau Education Associations; or (2) one stop loss policy to the trust with a separate aggregate excess benefit for each association.

     STATUS: VBI issued a conditional reimbursement advance in the amount of $270,709.23. VBI audited the claim and a determination was made that the aggregate claim due was only $39,925.24. VBI requested a refund from NEA Alaska for $230,783.99. NEA Alaska retained legal counsel to pursue this matter. Legal counsel for the Trust has made an offer to settle this matter and has demanded the return of all premium paid or payment of the aggregate claim request. VBI responded to the Trust's settlement offer by offering to settle this matter for payment of 50% of the refund due or $115,392. NEA Alaska rejected VBI's counter offer and restated their original settlement offer. VBI will respond by offering to settle for payment of $57,696. VBI put its E&O carrier on notice of this possible claim.

3.   Insured:  Kansas Schools - including South Central and Smoky Hill
     Carrier:  Seaboard Life Insurance Company (USA)
     TPA:      Harden & Associates

     SUMMARY: On January 26, 1998, VBI and Seaboard (USA) paid Smoky Hill approximately $487,486.69 of a $830,895.76 aggregate stop loss claim request. On February 3, 1998, VBI and Seaboard Life Insurance Company
     (USA) ("Seaboard (USA)") advised South Central that no aggregate claim payment was due even though South Central had filed a $281,129.07 aggregate claim request. Shortly thereafter, VBI and Seaboard (USA) received complaints from the Kansas Department of Insurance (the "Department") related to VBI's aggregate claim determinations. At issue is VBI's and Seaboard (USA)'s determination that Smoky Hill and South Central paid claims outside the terms and conditions of their respective plan documents. Generally, the plan documents state that "no claim will be paid unless it is submitted within ninety (90) days of the date the claim is incurred unless not reasonably possible".

     The aggregate audit and information provided to VBI indicates that Smoky Hill paid $323,443.09 in claims even though the participant claims were not submitted to the Plan within ninety (90) days of being incurred.
     Similarly, it appears that South Central paid approximately $1,406,324.94 in claims despite the ninety (90) day requirement.

     The Department reported that Smoky Hill and South Central paid the claims at issue because the Department instructed them to do so. The Department also suggested that Smoky Hill and South Central are likely to become insolvent.

     STATUS: Seaboard (USA)'s legal counsel visited with the Kansas Department of Insurance to discuss this matter. VBI and Seaboard (USA) retained local counsel in Kansas City, Missouri to represent VBI and Seaboard (USA) in this matter. During this meeting, the Department advised VBI and Seaboard (USA) that Seaboard
     (USA) should pay the claims at issue because, in their opinion, the ninety
     (90) day requirement: (1) does not act as a claims bar; (2) has not been enforced by any other carrier; (3) the stop loss policy does not exclude such claims; (4) the pool may not have such a provision in its plan under Kansas law and Seaboard (USA) violated this law; and (5) any reason is reasonable for not submitting claims within ninety (90) days. The Department also stated that VBI and Seaboard (USA) will pay the claims at issue or be subject to regulatory and/or other various sanctions.

     At the meeting, VBI and Seaboard (USA) adamantly disagreed with the opinion and allegations being made by the Department. Seaboard (USA) again advised the Department that Seaboard (USA) is ready and willing to review any information and/or documentation that Smoky Hill or South Central may believe supports the reimbursement of the claims at issue. VBI and Seaboard (USA) advised the Department that Smoky Hill, South Central and Harden have not provided VBI and Seaboard (USA) with any documentation and/or information that supports the claims. VBI and Seaboard (USA) also stated that the Department instruction to Smoky Hill and South Central to pay the claims does not make Seaboard (USA) liable for the claims under the terms and conditions of the stop loss policy.

     At the request of the Department, VBI and Seaboard (USA) provided the Department with a written response to the opinion of and allegations made by the Department in a letter dated February 27, 1998. In that letter, VBI refuted the Department's opinions and allegations and provided its reasoning. Once again, VBI and Seaboard (USA) expressed their willingness to review any information and/or documentation that Smoky Hill or South Central may believe supports the payment of the claims at issue.

     On March 6, 1998, the Department responded to VBI's February 27, 1998 letter, writing to the legal counsel for VBI/Seaboard (USA) and alleging that Seaboard (USA) had violated Kansas' Unfair Claim Settlement Practices Act. In that letter, the Department directs Seaboard (USA) to pay the claims at issue or be subject to administrative action and a market conduct investigation of all of Seaboard (USA)'s Kansas health claims to determine if VBI or Seaboard (USA) has violated Kansas law when adjudicating other health claims. VBI/Seaboard (USA) prepared a timely written response.
     The Kansas Department did not wait for VBI's response before it initiated a market conduct investigation.

     Seaboard (USA) counsel and claim auditors visited the offices of the pools as well as the TPA's office to obtain the previously-requested information and determine whether additional expenses were eligible for reimbursement. Following these reviews, it was determined that a large portion of the denied expenses were eligible for reimbursement and have been processed accordingly. On May 7, 1998, VBI received the draft report of the target market conduct examination conducted by the Kansas Department. The findings were not material, the courtesy and cooperation of Seaboard (USA) was noted and no fines or penalties were recommended. Seaboard (USA) accepted the report as drafted.

     South Central filed a lawsuit against VBI and Seaboard (USA) (refer to the Litigation section of this Schedule). VBI/Seaboard (USA) put their E&O carrier on notice of a possible claim by Smoky Hill.

4.   Insured:  Kansas Municipal Employee Health Insurance Group (KMEHIG)
     Carrier:  Seaboard Life Insurance Company (USA)
     TPA:      Century Health Solutions

     SUMMARY: In January 1998, the Department received a complaint from KMEHIG regarding VBI and Seaboard (USA). KMEHIG has alleged the following:

          A. MedPlans 2000 (the former TPA), as an agent of Seaboard (USA), misrepresented Seaboard (USA)'s aggregate accommodation product thereby denying KMEHIG the opportunity to submit incurred claims for consideration during the January 1, 1997 through December 31, 1997 policy period.

          B. VBI and Seaboard (USA) did not promptly process and pay accommodation payment requests and claims thereby denying KMEHIG the opportunity to fund for pending claims during the January 1, 1997 through December 31, 1997 policy period; and

          C. The VBI underwriter on this case did not provide KMEHIG with a timely renewal proposal and subsequently on January 16, 1998 either rescinded coverage or withdrew an offer of coverage with a proposed effective date of January 1, 1998 to avoid paying claims.

     STATUS: Seaboard (USA)'s legal counsel also discussed this case with the Kansas Insurance Department during his visit. On February 12, 1998, VBI and Seaboard (USA) addressed many of the allegations set forth in KMEHIG's January 21, 1998 letter to the Department. Following some discussion, the Department requested that VBI and Seaboard (USA) provide the Department with a written response to KMEHIG's allegations. The Department expressed serious concern regarding the allegation of misrepresentation and VBI's withdrawal of the offer of coverage. VBI/Seaboard (USA) prepared and submitted a written response to the Department's inquiry. VBI and Seaboard
     (USA) received a letter from an attorney representing KMEHIG on June 23, 1998 demanding $209,328. VBI and Seaboard (USA) have retained an attorney to assist in responding to this letter. VBI put its E&O carrier on notice of this possible claim.


5.   Former Employee:  Mike Brown

     SUMMARY: Mike Brown, a former regional sales representative for VBI, retained an attorney and has threatened to sue VBI for age and disability discrimination. Mr. Brown's employment was terminated for failure to achieve certain sales targets. Mr. Brown advised that a severance package of $40,000 would be acceptable. VBI declined this offer and advised it would be willing to pay Mr. Brown $1,500 in settlement of this matter. Mr. Brown rejected VBI's offer but advised he would agree to settle for $10,000.00. Counsel for VBI is reviewing this offer.

                                   LITIGATION
                                   ----------

1.   Richard Karam v. VASA North Atlantic Insurance Company
     ------------------------------------------------------

Court:                 District Court of Oklahoma County, State of Oklahoma
Case No.:              CJ 93 5774-63
Date Filed:            July 27, 1993
Carrier:               VASA North Atlantic Insurance Company
Insured:               Richard S. Karam; Karam & Smith
Prayer:                Unspecified actual damages; punitive
                       damages of two times actual damages
Type of Coverage:      Professional liability

SUMMARY: Plaintiff alleges VASA North Atlantic Insurance Company ("VASA North Atlantic") breached its contract and breached the duty of good faith and fair dealing in failing to accept coverage and defend/indemnify the insured in the underlying professional liability suit against Mr. Karam.

STATUS:   In the underlying suit, Mr. Karam is named as a defendant in a federal
RICO suit in his capacities as stockholder and officer of one of the business entities involved and not in his capacity as a lawyer. VASA North Atlantic filed an Answer and Counterclaim for Rescission and a Motion to Transfer the Case to the Original Judge. The basis for the Counterclaim is that Mr. Karam should have advised the VASA North Atlantic underwriters that he had been sued for racketeering, fraud, etc. and that out of that litigation a legal malpractice claim might arise. This case is currently in the discovery stage. This claim was reported to VASA North Atlantic's E&O carrier.

2.   Alexis Herman, Secretary of U.S. Department of Labor v. John J. Wolfe, et
     -------------------------------------------------------------------------
al.
---

Court:                 United States District Court
                       Northern District of Illinois
                       Eastern Division
Date Filed:            August 6, 1996
Carrier:               Standard Security Life Insurance Company of New York

Insured:               International Professional Craft and Maintenance Employee
                       Association Trust
Type of Coverage:      Stop loss

SUMMARY: Suit was filed by Robert B. Reich, then Secretary of the U.S. Department of Labor, against the International Professional Craft and Maintenance Employee Association Trust ("IPCMEAT") requesting the removal of the former trustees and management of the Trust. On August 23, 1996, the Court entered an Agreed Preliminary Injunctive Order freezing the assets of the Trust and appointing an Independent Fiduciary to oversee the Trust. The Independent Fiduciary filed motions with the Court that were granted that terminated the
IPCMEAT as of September 30, 1996 and placed the Trust in liquidation.    VBI
believes there were individuals covered under the IPCMEAT in most of the 50 states. The Illinois Department of Insurance is advised of the status of this matter and has apprised other insurance departments of this situation.
Pleadings in the liquidation proceedings indicate that the named fiduciary, Betty Cordial, believes that there are approximately $3.5 million in outstanding participant claims.

On behalf of Standard Security Life Insurance Company of New York ("Standard Security"), VBI paid $419,000 in claims under the stop loss policy prior to the termination date of the policy. The policy lapsed for non-payment of premium effective May 31, 1996. DOL investigators have visited the offices of VBI two times to review files in this matter. On both occasions, the investigators confirmed that neither VBI nor Standard Security is targeted or implicated in this matter. The investigators reported that the DOL was pursuing criminal charges against the trustees of IPCMEAT.

STATUS: VBI reported this as a possible claim to its E&O carrier. On November 11, 1997, VBI and Standard Security legal counsel met with the independent fiduciary and various others who had been dealing with the trust liquidation. VBI and Standard Security counsel were advised that the independent fiduciary was going to file a claim under the stop loss policy for $3,248,384.19. Subsequently, VBI received 4 boxes of claim documentation. On December 16, 1997, VBI and Standard Security counsel met in VBI's offices to discuss the matter and establish the positions and defenses of VBI and Standard Security. VBI's claim auditor has determined that less than $1,000 is eligible for reimbursement under the stop loss policy based upon the documentation submitted to date. The parties negotiated a mutual tolling agreement with the named fiduciary so that neither claims filed by the fiduciary nor defenses asserted by VBI and Standard Security will be time-barred. Counsel for VBI is currently in the process of setting up a meeting with the Independent Fiduciary to discuss the claims reviewed by VBI and our claim determination. No actual case reserves are set for this claim, but this claim is included in the calculation of IBNR.

3.   Crete Carrier Corporation, et al.  v. Seaboard Life Insurance Company
     ---------------------------------------------------------------------
(USA), and Cottingham & Butler, Inc.
-------------------------------------

Court:                   United States District Court for the
                         District of Nebraska
Case No.                 4:97CV3065

Date Filed:              February 19, 1997
Prayer:                  $689,583.78 plus attorney fees
Carrier:                 Seaboard Life Insurance Company (USA)
Coverage:                Stop loss

SUMMARY: Seaboard (USA) rescinded the 1996 stop loss policy issued to Crete Carrier upon determining there were several large claims that were not disclosed at the time of underwriting. Seaboard (USA) filed a Counterclaim against Crete Carrier Corporation requesting reimbursement of $258,213.59 in claims already paid. Claims submitted to VBI under the stop loss policy included claims that were incurred prior to and after the effective date of Seaboard (USA)'s contract. Blue Cross/Blue Shield of Nebraska was the prior carrier for the 1995 calendar year and handled the claim processing for Crete Carrier under its plan during the 1996 calendar year. Several large claims incurred in 1995 were not paid until 1996.

STATUS:   This case is currently in the discovery stage.  On October 1, 1997,
Seaboard (USA) filed a Motion for Leave to Add Party which included a Third-Party Complaint against Blue Cross/Blue Shield of Nebraska. Cottingham & Butler also filed a Third Party Complaint against Blue Cross/Blue Shield. Seaboard
(USA)'s attorney advised that he believes upon completion of depositions, all parties will be in a position to assess the merits of their respective cases. VBI/Seaboard (USA)'s E&O carrier has been put on notice of this claim. The parties are working with the Magistrate to schedule a settlement conference. No actual case reserves are set for this claim, but this claim is included in the calculation of IBNR.


4.   Sugar Cane Health Care Trust v. Seaboard Life Insurance Company, Benefit
     ------------------------------------------------------------------------
Resources, Inc., et al.
-----------------------

Court:                 16th Judicial District Court
                       Parish of Iberia, Louisiana
Case No.:              86918-D
Date Filed:            July 22, 1997
Prayer:                Claim paid, interest statutory penalties and attorney
                       fees
Carrier:               Seaboard Life Insurance Company (USA)
Coverage:              Stop loss

SUMMARY: This involves a stop loss policy sold by Benefit Resources, Inc., a managing general underwriter owned by Myron McClenney. The complaint alleges that Seaboard Life Insurance Company of Vancouver B.C., Canada ("Seaboard") refused to reimburse a $678,810.20 aggregate claim due to the Sugar Cane Health Care Trust under its Seaboard (USA) stop loss policy. An aggregate claim was submitted and an audit was conducted. The results of the audit showed that no aggregate claim was due. The complaint names Seaboard; however, the carrier on the risk for the policy issued to the Sugar Cane Health Care Trust is Seaboard
(USA).

STATUS: Ms. Karim-Bondy, a lawyer for Seaboard, retained counsel to represent Seaboard and Seaboard (USA) in this matter. This case is being handled in Canada. Seaboard (USA)'s E&O carrier has been notified of this claim. Seaboard
(USA) is working with Ms. Karim-Bondy to keep the E&O carrier updated. Reserves in the amount of $170,000 will be booked to the US Group line (MET Stop Loss) at the end of August.

5.  Richelle Spitzer v. VASA North Atlantic Insurance Company
    ---------------------------------------------------------

Court:           Superior Court, State of Washington, County of Spokane
Case No.:        97-2064460
Date Filed:      September 8, 1997
Prayer:          All special, general, punitive damages caused by
                 Plaintiff attorney fees, treble damages and interest.
Carrier:         VASA North Atlantic Insurance Company
Coverage:        Non-standard automobile

SUMMARY: Ms. Spitzer was involved in an automobile accident with an uninsured motorist in September of 1993. Ms. Spitzer alleges that she sustained physical and physiological injuries. She filed a claim for uninsured motorists benefits under her VASA North Atlantic automobile insurance policy. The complaint contains allegations of bad faith in the processing of the claim and unsatisfactory handling of the insured's personal injury claim. The insured had $25,000 uninsured motorist coverage. The case was settled in arbitration for $42,500.00. The demand for damages is for the amount of $33,132.59. Plaintiff feels she should have also been offered compensation and the costs of litigation or arbitration.

STATUS:   This claim is being handled by VASA North Atlantic's managing general agent in Washington. This case is currently in the discovery stage. This matter has been reported to VASA North Atlantic's E&O insurance carrier.

6.   Alan and Elizabeth Triplett v. Seaboard Life Insurance Company (USA),
     ---------------------------------------------------------------------
Corporate Benefit Services of America, Inc., et al.
---------------------------------------------------

Court:                   Circuit Court of Itawamba County, Mississippi
Civil Action No.:        CI 97-099 (R)I
Date Filed:              August 28, 1997
Prayer:                  Compensatory damages and punitive damages 5% of the net
                         worth of the defendant and interest and costs
Carrier:                 Seaboard Life Insurance Company (USA)
TPA for Carrier:         Corporate Benefit Services of America, Inc.
Coverage:                Fully-insured medical (Navigator)

SUMMARY: Ms. Triplett was insured under a fully-insured group medical policy sold to Triplett Electric, her husband's employer. Claims incurred by Mrs. Triplett were denied by

Corporate Benefit Services of America, Inc. ("CBSA"), on behalf of Seaboard
(USA), as relating to a pre-existing condition. Seaboard (USA) will pay for the defense of CBSA pursuant to the Underwriting Administration Agreement between the parties. Ms. Triplett also filed a complaint with the Mississippi Insurance Department.

STATUS: Seaboard (USA)'s counsel called Ms. Triplett's attorney prior to retaining a local attorney to represent Seaboard (USA) and offered to settle this matter by paying Ms. Triplett's denied claims then totaling approximately $678.00. Ms. Triplett's counsel would not talk about settlement. This case is currently in the discovery stage. Seaboard (USA)'s E&O carrier has been advised of this matter and has retained its own counsel to monitor this matter. No actual case reserves are set for this claim, but this claim is included in the calculation of IBNR.


7.   Mercy Healthcare Arizona, d/b/a St. Joseph's Hospital and Medical Center v.
     ---------------------------------------------------------------------------
San Carlos Apache Tribe, Corporate Benefit Services of America, et al, v. VASA
------------------------------------------------------------------------------
North Atlantic Insurance Company
--------------------------------

Court:                 San Carlos Apache
                       Tribal Court
Date Filed:            August 7, 1997
Case No.:              97-101
Prayer:                Tribe requests judgment event that the Tribe is under the
                       Plan for retention including against VASA in the
                       determined to be liable any amount over the attorney
                       fees. $15,000
Carrier:               VASA North Atlantic Insurance Company
Coverage:              Stop loss

SUMMARY: CBSA, as third party administrator for the Tribe, denied coverage to Leonard Gonzales and his family. Mr. Gonzales' daughter incurred charges from St. Joseph shortly after her birth. The providers are seeking payment of their bills from the plan. Claims requested by providers total approximately $608,204. The Tribe filed a third party complaint against VASA North Atlantic requesting that in the event judgment is rendered against the self-funded plan maintained by the Tribe, the court find the stop loss carrier liable for all claims over the $15,000 stop loss specific retention.

STATUS:   VASA North Atlantic responded to the complaint. The plaintiffs and the tribe have been arguing in federal court about whether jurisdiction properly rests in the federal court or in tribal court. The federal court issued a memorandum indicating that they believe the tribal court can exercise jurisdiction and the federal court should relinquish its jurisdiction. Plaintiffs filed a notice of appeal to the Ninth Circuit Court of Appeals regarding the order granting jurisdiction to the tribal court. Plaintiffs also filed a Motion to Stay the Tribal Court action pending resolution of the appeal. Our E&O carrier is on notice of this claim.

8.   School Nine Development Corp., LLC v. VASA Brougher, Inc.
     ---------------------------------------------------------

Court:            United States District Court
                  Southern District of Indiana
Cause No.:        IP97-0333-C (M/S)
Date Filed:       February 12, 1997

SUMMARY: Plaintiff, owned by the Jeff Brougher family, seeks to use the name "Brougher International Building" as the name of the old school/office building they are renovating. VBI denied plaintiff's request to use the name and advised that VBI owns the rights to the name "Brougher".

STATUS: A settlement conference was held by the Magistrate Judge and the parties agreed that the Brougher family could use the name on a plaque on the building only. It cannot be used for any business or in the address of the company. The Brougher family agreed to pay a fine to VBI for each violation if the name is used for any other purpose without permission from VBI; however, the Brougher family recently reneged on the settlement agreement prior to its execution. VBI filed a motion to have another settlement conference.

9.   David Hooten v. Seaboard Life Insurance Company (USA), Robey-Barber
     -------------------------------------------------------------------
Insurance Services Corporation and Pearce & Company Insurance Brokerage, Inc.
-----------------------------------------------------------------------------

Court:            United States District Court, Middle District of
                  Georgia, Columbus Division
Case No.:         4:98-CV-103(JRE)
Prayer:           Actual damages in the amount of $31,468.15,
                  attorney fees
Carrier:          Seaboard Life Insurance Company (USA)
Coverage:         Stop loss

SUMMARY: The stop loss policy issued to Joe Hooten, Inc. was terminated June 1, 1997 for non-payment of premium. The policy was originally issued with a policy period of August 1, 1996 to August 1, 1997. The group changed its plan funding to a fully-insured plan. Plaintiff's son was hospitalized July 29-31, 1997.
The TPA denied the claim under the employer's plan. No stop loss claim was submitted to VBI.

STATUS: This case, originally filed in state court, was dismissed and refiled in federal court. VBI, Robey-Barber and Pearce and Company were all present at a meeting that was held in Atlanta in July. The purpose of the meeting was to try to determine the events and facts in this case. The results of the meeting revealed that the agent presented the stop loss policy to the insured. The parties will try to locate the agent and meet again to discuss this matter in more detail with the agent also present. Seaboard (USA) filed an Answer to Plaintiff's Complaint, Interrogatories and Request to Produce Documents to Plaintiff and a Motion to Dismiss. VBI/Seaboard (USA)'s E&O carrier has been put on notice of this claim.

10.    South Central Kansas Health Insurance Group v. VASA Brougher, Inc.,
       -------------------------------------------------------------------
Seaboard Life Ins. Co. (USA), Harden & Company Insurance Services, Inc., South
------------------------------------------------------------------------------
Central Kansas Education Service Center, Unified School District No. 628, and
-----------------------------------------------------------------------------
Patricia Stephens, Ph.D.
------------------------

Court:                The Eighteenth Judicial District, District Court,
                      Sedgwick County, Kansas, Civil Dept.
Case Number:          98 C1280
Date Filed:           May 8, 1998
Prayer:               $1,075,000 plus attorney fees and costs.
Carrier:              Seaboard Life Insurance Company (USA)
Coverage:             Stop loss

The complaint alleges that the premiums set for participants in the pool were inadequate to pay the losses incurred, and the specific deductibles set on the stop loss policy were set too high to generate excess loss reimbursements. Specifically as regards VBI/Seaboard (USA), the complaint alleges that the Vice President of Actuarial for VBI certified that the rates and factors calculated for the South Central group were not inadequate. VBI and Seaboard (USA) have notified their E&O carrier of this matter. (See discussion above under Potential Litigation in this Schedule.) VBI will file a Motion to Dismiss.

11.  Vicky Hamilton v. Shauna Freeman and VASA North Atlantic Insurance Company
     --------------------------------------------------------------------------

Court:                Commonwealth of Kentucky, Boone Circuit Court
Case No.:             97-CI-236
Date Filed:           July 10, 1998
Carrier:              VASA North Atlantic Insurance Company
Insured:              Vicky Hamilton
Prayer:               $25,000
Type of Coverage:     Non-standard automobile

SUMMARY: Ms. Freeman operated her vehicle in a reckless and negligent manner so as to strike the vehicle occupied by Ms. Hamilton. Ms. Freeman was uninsured. Plaintiff alleges that VASA North Atlantic is responsible for her uninsured motorists claim in the amount of policy limits of $25,000. Ms. Freeman alleges she suffered permanent physical injuries, medical expenses totaling $1,000 and pain and suffering.

STATUS: VASA North Atlantic was served with the Complaint on July 31, 1998. Counsel for VASA North Atlantic will retain local counsel in the State of Kentucky to represent VASA North Atlantic in this matter.

                                 Schedule 3.13

                              Compliance With Laws
                              --------------------



3.13

1) Possible Limitations

VASA North Atlantic Insurance Company has been contacted by the following states regarding its losses and its plan of operation going forward:

     Minnesota: Originally contacted by letter from the Minnesota Department of Commerce dated June 30, 1997. Most recent communication was a telephone conversation with Ms. Jill Rickheim of the Minnesota Department of Commerce on June 26, 1998. A memorandum by Andrew M. Weissert of VASA North Atlantic Insurance Company memorializing that conversation has been provided to Buyer.

     North Carolina: Originally contacted by letter from the North Carolina Department of Insurance dated July 9, 1998. Most recent communication was a telephone conversation between Mr. Larry Boykin, of the North Carolina Department of Insurance and Andrew M. Weissert of VASA North Atlantic Insurance Company on August 19, 1998. Mr. Weissert informed Mr. Boykin that VASA North Atlantic Insurance Company projected roughly $800,000 in premium would be written by it in North Carolina in 1998. However, VASA North Atlantic Insurance Company was for sale. Mr. Boykin responded that no limitations would be placed on VASA North Atlantic Insurance Company at this time and to please notify the North Carolina Department of Insurance when the sale was closed.

     2)   Filing of Reports

     VASA North Atlantic Insurance Company has not yet filed the necessary forms with the Insurance Services Office regarding its 1996 book of business in the State of Texas. The Insurance Services Office is under contract with the Texas Department of Insurance to collect this information. VASA North Atlantic Insurance Company is working with the Insurance Services Office to receive an exemption due to the diminishing book of business written in Texas as a result of the de-emphasis by VASA North Atlantic Insurance Company in the Lawyers Professional Liability line of business. The last communication with the Insurance Services office was a letter from VASA North Atlantic Insurance Company dated August 7, 1998, in which it formally requested the exemption. Should VASA North Atlantic Insurance Company not receive the exemption, a fine of less than $5,000 may be forthcoming.

     VASA North Atlantic Insurance Company paid a $5,000 fine to the Commonwealth of Kentucky in 1996 for the late filing of a fraud plan.

     VASA North Atlantic Insurance Company paid a $4,538.00 fine to the Colorado Department of Insurance in 1994.

     VASA North Atlantic Insurance Company paid a $2,864.07 fine to the Georgia Municipal Association in 1994.

     VASA North Atlantic Insurance Company paid a $3,269.80 fine to the Georgia Department of Insurance in 1994.

     VASA North Atlantic Insurance Company paid a $9,000 fine to the Arizona Department of Insurance in 1995 as the result of a market conduct examination.

     3)   Rates and Policies

     Seaboard Life Insurance Company (USA) has de-emphasized its Medicare supplement line of business. Its Medicare supplement policies and related forms, while in compliance at the time of filing and approval, have not been updated since 1996.

     The insurance regulators in the states of Mississippi and Ohio have expressed concern regarding or made inquiry as to the forms and/or rates of the Seaboard Life Insurance Company (USA) Navigator Multiple Employer Trust and/or One Life Discretionary Group Fully Insured Health Policy (ies). These policies are administered by Corporate Benefit Services of America ("CBSA") on behalf of Seaboard Life Insurance Company (USA). Each issue raised is currently being reviewed by Seaboard Life Insurance Company (USA) and appropriate action has been or will be taken. (See below for details).

     Specific issues that may have a material impact upon the ability of the Companies to conduct business are as follows:

          (A) As a result of consumer complaints, Seaboard Life Insurance Company (USA) became aware that CBSA imposed rate increases for its One Life and MET products in the State of Mississippi without Seaboard (USA's) prior approval. As a result of the complaints, the Mississippi Department of Insurance advised Seaboard (USA) that its rate increases were in excess of a cap established by the Department in Bulletin 94-1. While investigating the matter, the Department's actuary inquired whether Seaboard (USA) had filed rate changes with the Department for prior approval. In an effort to resolve this mater, Seaboard (USA) has retained legal counsel in the State of Mississippi. On June 30, 1998, Seaboard (USA), through its legal counsel, filed an actuarial memorandum and rates related to the rate increase. The

          Department later found the actuarial memorandum and rate filing to be incomplete and requested experience information which supported the filing. On August 5, 1998, Seaboard (USA), through its legal counsel, filed experience information with the Department. At this time, the actuarial memorandum and rates are pending review and approval. In response to the Department's inquiry, Seaboard (USA) is in the process of advising the Department regarding: (1) how CBSA implemented any premium credits or refunds related to the unauthorized rate increases;
          (2) how the unauthorized rate increases occurred; and (3) how Seaboard
          (USA) will insure that no future unauthorized rate increased will occur.

          (B) In July 1997, the Ohio General Assembly enacted HB374 which made a number of HIPAA-related changes to Ohio insurance laws. The provisions of HB374 immediately became effective on July 1, 1997. At that time, it was the intention of Seaboard Life Insurance Company (USA) to stop marketing the Navigator One Life Discretionary Group health product effective July 1, 1997. CBSA elected to seek another carrier for both the Navigator One Life Discretionary Group and the Multiple Employer Trust health products and Seaboard Life Insurance Company (USA) agreed to continue the products until CBSA's successor carrier could obtain form and rate approvals in the various states.

          In December 1997, the Ohio Department of Insurance wrote all accident
          and   health carriers doing business in the State of Ohio and
          requested written responses explaining if and/or why policy forms had not been submitted to the Department for purposes of compliance with HB374 and threatening carriers with fines and/or penalties for noncompliance. On December 26, 1997, Seaboard Life Insurance Company
          (USA) advised the Department that policy/certificate form amendments would be filed within the following few weeks and subsequently filed its policy/certificate form amendments as well as standard/basic plans for both the Multiple Employer Trust and One Life Discretionary Group health products. The policy/certificate form amendments and the standard/basic plans were disapproved by the Department in February 1998. The reason for the disapproval of the MET form amendments was that: (1) the first phrase in the Continuation provision of Form SL-MET-SCL (9/97)OH needed to be revised; (2) the word "not" was inadvertently omitted from the first line of item 2 in the Conversation Privilege provision; (3) item 5 of the When Coverage Ends provision of Form SL-MET-HIPPA (10/97) was inconsistent with ORC 3923.381 related to continuation of coverage for reservists and item 8 of the same provision was not a permissible reason for non-renewal pursuant to ORC 3923.571(B). These same objections were applicable to Form SL-MET-C(OH-B/S)1/98. The reason for that disapproval of the One Life form amendments was that item 5 of the When Coverage Ends provision of Form SL-ONE-SCL(12/97) was not a permissible reason for non-renewal pursuant to ORC 3923.571(B). At that time, the Department advised Seaboard (USA) that neither the MET nor the One Life form amendments would not be approved without the filing and approval of related rates, actuarial memorandum and a Flesch score certification as required by ORC 3902.04(D). Finally, the Department advised Seaboard (USA) that it must satisfy its conversion requirements on an individual policy contract basis and not on a group basis. Seaboard (USA) has addressed the issues raised by the Department in its February 1998 disapproval and Seaboard (USA) has refiled the One Life and MET policy/certificate form amendments, the standard/basis plans, rates and related information with the Department on August 18, 1998. At this time, the August 18, 1998 filing is pending review and approval.

          While compliant amended forms are not available to be issued and
          delivered,   CBSA has administratively applied the terms of the draft
          policy/certificate form amendments and the products have been administered in a manner that is consistent with Ohio law. Seaboard Life Insurance Company (USA) has, however, been writing Multiple Employer Trust and One Life Discretionary Group health business in the State of Ohio since July 1997 without the availability of standard/basic plans for "federally eligible individuals."

          CBSA ceased soliciting, issuing and delivering new One Life
          Discretionary   Group coverage through Seaboard Life Insurance Company
          (USA) in the State of Ohio for effective dates on or after August 1, 1998.

          C. In May of 1994, the Florida Department of Insurance requested, pursuant to Informational Bulletin 94-023, a list of all of VASA North Atlantic Insurance Company's policy forms to be marketed after July 1, 1994 and other certain information. In response to their request, VASA North Atlantic Insurance Company provided certain information related to forms to be marketed after July 1, 1994, including form numbers. On June 22, 1994, the Department wrote VASA North Atlantic Insurance Company and stated "experience on policies sold on or after July 1, 1994 are subject to the requirements of Rule Chapter 4-149.001 through 4-149.006." The Department also stated that "we expect that rate filings will follow in a timely manner" as well as requested that VASA North Atlantic Insurance Company "demonstrate that these forms will meet the new loss ratio requirements." The VASA North Atlantic Insurance Company compliance files indicate that its last rate filing was in 1990 and suggests that there has been no further correspondence with the Department regarding their June 22, 1994 letter.

          D. Seaboard Life Insurance Company (USA) is currently reviewing the Navigator One Life and Met products for appropriate actions to be taken. Various internal and external operational issues may exist, including but not limited to the following:

               In late 1995, Seaboard Life Insurance Company (USA) began to issue, through Corporate Benefit Services of America, Inc. ("CBSA"), its Navigator One Life and MET policy/certificate forms after the Louisiana Department of Insurance had not responded to its filing (dated: September 26, 1995) within the 30-day deemer provision. The 30-day deemer provision was exercised because CBSA had been authorized to begin marketing in the State of Louisiana. Shortly thereafter, the Department responded by disapproving the One Life and Met policy/certificate forms. While disapproved, CBSA continued to solicit coverage. Following changes to policy/certificate forms, the forms were ultimately approved for issue and delivery in the State of Louisiana in February 1997. Those forms have been forwarded to CBSA for issue and delivery. At that time, the Department was aware of the policy/certificate forms being issued and delivered although not approved and no action was taken.

               During 1995 and 1996, CBSA solicited and issued coverage through the One Life or MET products to a number of Illinois residents despite Seaboard Life Insurance Company (USA's) lack of authority to transact accident and/or health insurance business in the State of Illinois. This matter was resolved by another carrier assuming this coverage. Through its Illinois legal counsel, Seaboard (USA) revealed to the Department in January 1997 that health insurance coverage was inadvertently provided to Illinois residents. No action was taken.

               In 1996, CBSA began marketing fully-insured group health insurance coverage through Seaboard Life Insurance Company (USA) to Iowa employers. At the time, CBSA was authorized to enter Iowa, it was agreed that CBSA would provide such coverage through Seaboard (USA's) matrix policy form. In January 1998, VASA Brougher, Inc. determined that CBSA has been providing coverage to Iowa employers through the Navigator MET product. The Navigator MET product may not conform, in every respect, to Iowa state insurance laws and regulations. At this time, Seaboard (USA) is preparing policy/certificate form amendments for the State of Iowa.

               CBSA has reported that there may be lack of affinity between the individuals receiving coverage under the Navigator One Life Trust despite the Trust's contemplation of each insured being a member of a "Participant's group, as described in the PARTICIPANTS ADDENDUM."
          Most states do not allow groups to be formed solely for the purposes of obtaining group insurance. This fact and the passage of HIPAA raise the issue whether the Navigator One Life product could be viewed as individual coverage. The One Life product was not designed to be compliant with the requirements of individual products. CBSA has stopped soliciting, issuing or delivering new One Life coverage through Seaboard (USA) in the States of Indiana, Ohio, Mississippi, and Louisiana effective August 1, 1998.

               Seaboard (USA) has not yet received approval of its most recent Navigator policy/certificate form amendments for its MET and One Life products in the State of Louisiana. The policy/certificate form amendments were filed in June 1998. At this time, the policy/certificate form amendments are pending review and approval with the Louisiana Department of Insurance. CBSA has been provided with the "draft" policy/certificate form amendments for administrative purposes. CBSA has stopped soliciting, issuing and delivering any new One Life coverage in the State of Louisiana.

3.15(d)

In late 1993 and throughout 1994, in response to various routine regulatory financial filings, state analysts inquired about the capital and surplus, losses and three-year business plan of VASA North Atlantic Insurance Company and satisfactory responses were provided by VASA North Atlantic Insurance Company.

VASA North Atlantic Insurance Company is late in submitting its 1998 NAII Data Call, due June 15, 1998, relating to its property and casualty lines. An extension to answer was requested on July 24, 1998. VASA North Atlantic Insurance Company is in the process of contracting with outside system resources so that it may answer the Data Call.


6)  Tax returns not filed but which will be filed by Closing.

Income or Franchise Tax Returns yet to be Filed
(All in Process with Ernst & Young)

1995
----

VASA North Atlantic Insurance Company      California
                                           Mississippi

VASA Brougher, Inc.                        Arkansas
                                           Louisiana
                                           Michigan
                                           Pennsylvania
                                           South Carolina

Select Benefits, Inc.                      Arizona
                                           Oregon
                                           Pennsylvania

                                           South Carolina
                                           Utah

1996 & 1997
-----------

VASA North Atlantic Insurance Company     Alabama
                                          California
                                          Florida
                                          Illinois
                                          Indiana - Part of Consolidated VASA
                                                    North America
                                          Mississippi
                                          Nebraska
                                          Tennessee

VASA Brougher, Inc.                       Alabama
                                          Arizona
                                          Arkansas
                                          California
                                          Colorado
                                          Georgia
                                          Illinois
                                          Indiana - Part of Consolidated VASA
                                                    North America
                                          Kansas
                                          Kentucky
                                          Louisiana
                                          Maryland
                                          Massachusetts
                                          Michigan
                                          Minnesota
                                          Missouri
                                          Montana
                                          North Carolina
                                          Oklahoma
                                          Pennsylvania
                                          South Carolina
                                          Utah

1996 & 1997
-----------

Select Benefits, Inc.                     Arizona
                                          Oregon
                                          Pennsylvania
                                          South Carolina
                                          Utah

                                 Schedule 3.15

               Licenses and Permits; Policies; Regulatory Matters
               --------------------------------------------------

3.15(a)  Licenses, Franchises, Permits or other similar authorizations

VASA Brougher, Inc.

Third Party Administrator License by state: Illinois, Indiana, Iowa, Kentucky, Minnesota, Nevada, Oklahoma, Oregon, Tennessee, Texas, Wisconsin

Agent, Agency or Broker License by state: Alaska, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Idaho, Illinois, Indiana, Kansas, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New York, North Dakota, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Washington, Wyoming

Managing General Agent License or Appointment by state: Arizona, Colorado, Florida, Illinois, Idaho, Kentucky, Michigan, Missouri, Montana, New Jersey, Virginia, Washington, Wisconsin

In the following states where a non-resident corporation cannot be licensed as an agent, a sales representative and/or underwriter is licensed: Alabama, Georgia, Massachusetts, New Mexico, North Carolina, Ohio, Vermont and West Virginia

VASA North Atlantic Insurance Company

Certificate of Authority by state: Alabama, Arizona, Arkansas, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin, Wyoming

Surplus Lines Authority by state: Alaska, Hawaii, Kansas, Louisiana, Michigan

Seaboard Life Insurance Company (USA)

Certificate of Authority by state: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin, Wyoming

3.15(b) & (e)

     1)   Possible Limitations

     VASA North Atlantic Insurance Company has been contacted by the following states regarding its losses and its plan of operation going forward:

     Minnesota: Originally contacted by letter from the Minnesota Department of Commerce dated June 30, 1997. Most recent communication was a telephone conversation with Ms. Jill Rickheim of the Minnesota Department of Commerce on June 26, 1998. A memorandum by Andrew M. Weissert of VASA North Atlantic Insurance Company memorializing that conversation has been provided to Buyer.

     North Carolina: Originally contacted by letter from the North Carolina Department of Insurance dated July 9, 1998. Most recent communication was a telephone conversation between Mr. Larry Boykin, of the North Carolina Department of Insurance and Andrew M. Weissert of VASA North Atlantic Insurance Company on August 19, 1998. Mr. Weissert informed Mr. Boykin that VASA North Atlantic Insurance Company projected roughly $800,000 in premium would be written by it in North Carolina in 1998. However, VASA North Atlantic Insurance Company was for sale. Mr. Boykin responded that no limitations would be placed on VASA North Atlantic Insurance Company at this time and to please notify the North Carolina Department of Insurance when the sale was closed.

     2)   Filing of Reports

     VASA North Atlantic Insurance Company has not yet filed the necessary forms with the Insurance Services Office regarding its 1996 book of business in the State of Texas. The Insurance Services Office is under contract with the Texas Department of Insurance to collect this information. VASA North Atlantic Insurance Company is working with the Insurance Services Office to receive an exemption due to the diminishing book of business written in Texas as a result of the de-emphasis by VASA North Atlantic Insurance Company in the Lawyers Professional Liability line of business. The last communication with the Insurance Services office was a letter from VASA North Atlantic Insurance Company dated August 7, 1998, in which it formally requested the exemption. Should VASA North Atlantic Insurance Company not receive the exemption, a fine of less than $5,000 may be forthcoming.

     VASA North Atlantic Insurance Company paid a $5,000 fine to the Commonwealth of Kentucky in 1996 for the late filing of a fraud plan.

     VASA North Atlantic Insurance Company paid a $4,538.00 fine to the Colorado Department of Insurance in 1994.

     VASA North Atlantic Insurance Company paid a $2,864.07 fine to the Georgia Municipal Association in 1994.

     VASA North Atlantic Insurance Company paid a $3,269.80 fine to the Georgia Department of Insurance in 1994.

     VASA North Atlantic Insurance Company paid a $9,000 fine to the Arizona Department of Insurance in 1995 as the result of a market conduct examination.

     3)   Rates and Policies

     Seaboard Life Insurance Company (USA) has de-emphasized its Medicare supplement line of business. Its Medicare supplement policies and related forms, while in compliance at the time of filing and approval, have not been updated since 1996.

     The insurance regulators in the states of Mississippi and Ohio have expressed concern regarding or made inquiry as to the forms and/or rates of the Seaboard Life Insurance Company (USA) Navigator Multiple Employer Trust and/or One Life Discretionary Group Fully Insured Health Policy (ies). These policies are administered by Corporate Benefit Services of America ("CBSA") on behalf of Seaboard Life Insurance Company (USA). Each issue raised is currently being reviewed by Seaboard Life Insurance Company (USA)
     and appropriate action has been or will be taken.    (See below for
     details).

     Specific issues that may have a material impact upon the ability of the Companies to conduct business are as follows:

          (A) As a result of consumer complaints, Seaboard Life Insurance Company (USA) became aware that CBSA imposed rate increases for its One Life and MET products in the State of Mississippi without Seaboard (USA's) prior approval. As a result of the complaints, the Mississippi Department of Insurance advised Seaboard (USA) that its rate increases were in excess of a cap established by the Department in Bulletin 94-1. While investigating the matter, the Department's actuary inquired whether Seaboard (USA) had filed rate changes with the Department for prior approval. In an effort to resolve this mater, Seaboard (USA) has retained legal counsel in the State of Mississippi. On June 30, 1998, Seaboard (USA), through its legal counsel, filed an actuarial memorandum and rates related to the rate increase. The Department later found the actuarial memorandum and rate filing to be incomplete and requested experience information which supported the filing. On August 5, 1998, Seaboard

          (USA), through its legal counsel, filed experience information with the Department. At this time, the actuarial memorandum and rates are pending review and approval. In response to the Department's inquiry, Seaboard (USA) is in the process of advising the Department regarding:
          (1) how CBSA implemented any premium credits or refunds related to the unauthorized rate increases; (2) how the unauthorized rate increases occurred; and (3) how Seaboard (USA) will insure that no future unauthorized rate increased will occur.

          (B) In July 1997, the Ohio General Assembly enacted HB374 which made a number of HIPAA-related changes to Ohio insurance laws. The provisions of HB374 immediately became effective on July 1, 1997. At that time, it was the intention of Seaboard Life Insurance Company (USA) to stop marketing the Navigator One Life Discretionary Group health product effective July 1, 1997. CBSA elected to seek another carrier for both the Navigator One Life Discretionary Group and the Multiple Employer Trust health products and Seaboard Life Insurance Company (USA) agreed to continue the products until CBSA's successor carrier could obtain form and rate approvals in the various states.

          In December 1997, the Ohio Department of Insurance wrote all accident and health carriers doing business in the State of Ohio and requested written responses explaining if and/or why policy forms had not been submitted to the Department for purposes of compliance with HB374 and threatening carriers with fines and/or penalties for noncompliance. On December 26, 1997, Seaboard Life Insurance Company (USA) advised the Department that policy/certificate form amendments would be filed within the following few weeks and subsequently filed its policy/certificate form amendments as well as standard/basic plans for both the Multiple Employer Trust and One Life Discretionary Group health products. The policy/certificate form amendments and the standard/basic plans were disapproved by the Department in February 1998. The reason for the disapproval of the MET form amendments was that: (1) the first phrase in the Continuation provision of Form SL-MET-SCL (9/97)OH needed to be revised; (2) the word "not" was inadvertently omitted from the first line of item 2 in the Conversation Privilege provision; (3) item 5 of the When Coverage Ends provision of Form SL-MET-HIPPA (10/97) was inconsistent with ORC 3923.381 related to continuation of coverage for reservists and item 8 of the same provision was not a permissible reason for non-renewal pursuant to ORC 3923.571(B). These same objections were applicable to Form SL-MET-C(OH-B/S)1/98. The reason for that disapproval of the One Life form amendments was that item 5 of the When Coverage Ends provision of Form SL-ONE-SCL(12/97) was not a permissible reason for non-renewal pursuant to ORC 3923.571(B). At that time, the Department advised Seaboard (USA) that neither the MET nor the One Life form amendments would not be approved without the filing and approval of related rates, actuarial memorandum and a Flesch score certification as required by ORC 3902.04(D). Finally, the Department advised Seaboard (USA) that it must satisfy its conversion requirements on an individual policy contract basis and not on a group basis. Seaboard (USA) has addressed the issues raised by the Department in its February 1998 disapproval and Seaboard (USA) has refiled the One Life and MET policy/certificate form amendments, the standard/basis plans, rates and related information with the Department on August 18, 1998. At this time, the August 18, 1998 filing is pending review and approval.

          While compliant amended forms are not available to be issued and delivered, CBSA has administratively applied the terms of the draft policy/certificate form amendments and the products have been administered in a manner that is consistent with Ohio law. Seaboard Life Insurance Company (USA) has, however, been writing Multiple Employer Trust and One Life Discretionary Group health business in the State of Ohio since July 1997 without the availability of standard/basic plans for "federally eligible individuals."

          CBSA ceased soliciting, issuing and delivering new One Life Discretionary Group coverage through Seaboard Life Insurance Company
          (USA) in the State of Ohio for effective dates on or after August 1, 1998.

          C. In May of 1994, the Florida Department of Insurance requested, pursuant to Informational Bulletin 94-023, a list of all of VASA North Atlantic Insurance Company's policy forms to be marketed after July 1, 1994 and other certain information. In response to their request, VASA North Atlantic Insurance Company provided certain information related to forms to be marketed after July 1, 1994, including form numbers. On June 22, 1994, the Department wrote VASA North Atlantic Insurance Company and stated "experience on policies sold on or after July 1, 1994 are subject to the requirements of Rule Chapter 4-149.001 through 4-149.006." The Department also stated that "we expect that rate filings will follow in a timely manner" as well as requested that VASA North Atlantic Insurance Company "demonstrate that these forms will meet the new loss ratio requirements." The VASA North Atlantic Insurance Company compliance files indicate that its last rate filing was in 1990 and suggests that there has been no further correspondence with the Department regarding their June 22, 1994 letter.

          D. Seaboard Life Insurance Company (USA) is currently reviewing the Navigator One Life and Met products for appropriate actions to be taken. Various internal and external operational issues may exist, including but not limited to the following:

               In late 1995, Seaboard Life Insurance Company (USA) began to issue, through Corporate Benefit Services of America, Inc. ("CBSA"), its Navigator One Life and MET policy/certificate forms after the Louisiana Department of Insurance had not responded to its filing (dated: September 26, 1995) within the 30-day deemer provision. The 30-day deemer provision was exercised because CBSA had been authorized to begin marketing in the State of Louisiana. Shortly thereafter, the Department responded by disapproving the One Life and Met policy/certificate forms. While disapproved, CBSA continued to solicit coverage. Following changes to policy/certificate forms, the forms were ultimately approved for issue and delivery in the State of Louisiana in February 1997. Those forms have been forwarded to CBSA for issue and delivery. At that time, the Department was aware of the policy/certificate forms being issued and delivered although not approved and no action was taken.

               During 1995 and 1996, CBSA solicited and issued coverage through the One Life or MET products to a number of Illinois residents despite Seaboard Life Insurance Company (USA's) lack of authority to transact accident and/or health insurance business in the State of Illinois. This matter was resolved by another carrier assuming this coverage. Through its Illinois legal counsel, Seaboard (USA) revealed to the Department in January 1997 that health insurance coverage was inadvertently provided to Illinois residents. No action was taken.

               In 1996, CBSA began marketing fully-insured group health insurance coverage through Seaboard Life Insurance Company (USA) to Iowa employers. At the time, CBSA was authorized to enter Iowa, it was agreed that CBSA would provide such coverage through Seaboard (USA's) matrix policy form. In January 1998, VASA Brougher, Inc. determined that CBSA has been providing coverage to Iowa employers through the Navigator MET product. The Navigator MET product may not conform, in every respect, to Iowa state insurance laws and regulations. At this time, Seaboard (USA) is preparing policy/certificate form amendments for the State of Iowa.

               CBSA has reported that there may be lack of affinity between the individuals receiving coverage under the Navigator One Life Trust despite the Trust's contemplation of each insured being a member of a "Participant's group, as described in the PARTICIPANTS ADDENDUM."
          Most states do not allow groups to be formed solely for the purposes of obtaining group insurance. This fact and the passage of HIPAA raise the issue whether the Navigator One Life product could be viewed as individual coverage. The One Life product was not designed to be compliant with the requirements of individual products. CBSA has stopped soliciting, issuing or delivering new One Life coverage through Seaboard (USA) in the States of Indiana, Ohio, Mississippi, and Louisiana effective August 1, 1998.

               Seaboard (USA) has not yet received approval of its most recent Navigator policy/certificate form amendments for its MET and One Life products in the State of Louisiana. The policy/certificate form amendments were filed in June 1998. At this time, the policy/certificate form amendments are pending review and approval with the Louisiana Department of Insurance. CBSA has been provided with the "draft" policy/certificate form amendments for administrative purposes. CBSA has stopped soliciting, issuing and delivering any new One Life coverage in the State of Louisiana.

3.15(d)

In late 1993 and throughout 1994, in response to various routine regulatory financial filings, state analysts inquired about the capital and surplus, losses and three-year business plan of VASA North Atlantic Insurance Company and satisfactory responses were provided by VASA North Atlantic Insurance Company.

VASA North Atlantic Insurance Company is late in submitting its 1998 NAII Data Call, due June 15, 1998, relating to its property and casualty lines. An extension to answer was requested on July 24, 1998. VASA North Atlantic Insurance Company is in the process of contracting with outside system resources so that it may answer the Data Call.

                                 Schedule 3.16

                             ERISA Representations
                             ---------------------

(a)  Employee Plans
     --------------

VASA North America, Inc. Welfare Benefit Plan
VASA North America, Inc. 401(k) Profit Sharing Plan
VASA North America, Inc. Group Term Life Insurance Policy
VASA North America, Inc. Flexible Benefits Plan

(d)(i)  Benefit Arrangements   [Note:  Certain benefit-related payments made
        --------------------
from the VEBA trust are being reviewed by management and the welfare benefit plan trustees. However, there is no material non-compliance involved.]

Company Paid Holidays
Educational Assistance Plan
Employee Assistance Program
Employees' Severance Plan
Flexible Work Scheduling
Floating Holidays
Free Parking
Illness Allowance
Long Term Disability
Management Incentive Plan
Personal Time
Short Term Disability
Staff Incentive Plan
Travel Insurance
Vacation
Voluntary Term Life Insurance
Wellness Assessment/Fitness Facility
Workers Compensation Coverage

(f)  Retiree or Former Employee Health or Life Benefits
     --------------------------------------------------

Neither the Companies nor any of the Subsidiaries have any obligations for retiree or former employee health or life benefits under any Employee Plan or Benefit Arrangement except as provided under Section 601 et seq. of ERISA and
Section 4980B of the Code.

(g)  Execution and Delivery of Agreement Constitute Event That Results in
     --------------------------------------------------------------------
Payment, Acceleration, Forgiveness of Indebtedness, Vesting, Distribution,
--------------------------------------------------------------------------
Increase in Benefits or Obligation to Fund Benefits
---------------------------------------------------

If the VASA North America, Inc. 401(k) Profit Sharing Plan is terminated or partially terminated, participants' matching contributions or profit sharing contributions will immediately become 100% vested by operation of law.

                                 Schedule 3.17

                            Environmental Compliance
                            ------------------------

(a) The Companies and their Subsidiaries believe that they have been and are in compliance with all applicable Environmental Laws. However, asbestos-containing materials and above ground storage tanks were discovered on properties currently and formerly owned or operated by the Companies and their Subsidiaries. Actions have been taken to abate asbestos-containing materials and remove and dispose of the above ground storage tanks. The Companies and their Subsidiaries will be investigating the possible existence of one or more underground storage tanks at the 525 S. Meridian Street, Indianapolis, Indiana property.

(b) The Companies and their Subsidiaries believe that they have all Permits required under any applicable Environmental Laws and that they are in compliance with their respective requirements. However, asbestos-containing materials and above ground storage tanks were discovered on properties currently and formerly owned or operated by the Companies and their Subsidiaries. Actions have been taken to abate asbestos-containing materials and remove and dispose of the above ground storage tanks. The Companies and their Subsidiaries will be investigating the possible existence of one or more underground storage tanks at the 525 S. Meridian Street, Indianapolis, Indiana property.

(c)   No exceptions.

(d) The Companies and their Subsidiaries do not believe that there have been or are circumstances, where any Hazardous Substances may have been disposed of or released by or on behalf of any of the Companies or any Subsidiary, that are reasonably likely to form the basis of a claim under Environmental Laws against any of the Companies or their Subsidiaries. However, asbestos-containing materials and above ground storage tanks were discovered on properties currently and formerly owned or operated by the Companies and their Subsidiaries. Actions have been taken to abate asbestos-containing materials and remove and dispose of the above ground storage tanks. The Companies and their Subsidiaries will be investigating the possible existence of one or more underground storage tanks at the 525 S. Meridian Street, Indianapolis, Indiana property.

(e) The Companies and their Subsidiaries do not believe that they have exposed any employee or third party to any Hazardous Substances which has subjected or may subject the Companies or their Subsidiaries to liability under any Environmental Laws. However, asbestos-containing materials and above ground storage tanks were discovered on properties currently and formerly owned or operated by the Companies and their Subsidiaries. Actions have been taken to abate asbestos-containing materials and remove and dispose of the above ground storage tanks. The Companies and their Subsidiaries will be investigating the possible existence of one or more underground storage tanks at the 525 S. Meridian Street, Indianapolis, Indiana property.

                                 Schedule 3.18

                        Intellectual Property; Software
                        -------------------------------

1) The ULTRAPLUS system becomes the property of a third party on January 1, 2000.

2) No data-related output, calculations or results before, during or after calendar year 2000 that are produced or used by any hardware, software, firmware or facilities systems owned or used by the Company or any subsidiary are Year 2000 compliant. The Company is currently working on compliance and is seeking compliance from third party vendors; however, that task is not yet complete.
See Attachment 1 for the Year 2000 Plan.

                                 Schedule 3.18



                                  Attachment 1

                                                                   SCHEDULE 3.18




                                 VASA Brougher
                                Year 2000 Report




                                   John Storm
                      Vice President, Information Systems

                         VASA Brougher Year 2000 Report


     VASA Brougher's Year 2000 project began in 1996 with the initiation of a project to rewrite the Benefits Plus System (BPS). The BPS system is the primary software system used by VASA Brougher for underwriting, policy management, premium accounting, and claims for the excess loss and group life products. The Year 2000 project is designed to minimize the costs and potential business disruption associated with the potential problems of non-compliant systems. The project has three objectives:

     Ensure that all application programs are Year 2000 compliant.

     Ensure that all hardware and systems software are Year 2000 compliant.

     Ensure that plans are in place to monitor Year 2000 compliance and effect timely response where necessary.

     VASA Brougher is fortunate in having a relatively modern information system architecture and application systems. VASA operates a client server computing environment. Software applications actually run on intelligent workstations or clients. The client machines are responsible for edit, computation, and presentation logic. The data used by the software application resides on a central server. Client machines make requests to the central server for data.

                [FLOWCHART OF NETWORK INTERACTION APPEARS HERE]

Application Software
--------------------

     The primary system supporting VASA Brougher, the Benefits Plus System
(BPS), was rewritten and released in July 1997. The enhancements to this system included Year 2000 compliance. A more rigorous test plan to ensure that the system is completely Year 2000 compliant is scheduled for the fourth quarter of 1998. The other primary applications used by the company are the financial applications (general ledger and accounts payable) purchased from Lawson Software. These applications are considered compliant as reported by the vendor.

     One system not compliant is our field underwriting system known as FORCE. This system is approximately five years old and was written in COBOL for the Microsoft DOS environment. Although it was a major improvement over our existing capabilities, it is quite antiquated by today's standards. Since this system was in need of major revisions, the approach chosen to secure Year 2000 compliance was to rewrite the system. A new Windows 95 version of this software is currently under development and will be released in October 1998.

     The Wheatley Insurance System or WINS application is used to support the runoff property and casualty lines of business and is not Year 2000 compliant. At the end of July 1998 the system is providing support for approximately 82 professional liability claims with an outstanding reserve balance of $6.1 million. The system is supported under maintenance by the original vendor and a Year 2000 compliant release is currently available. Our current plan calls for not upgrading this system and eventually retiring it as the outstanding number of claims continues to decline.

     The other primary area of concern regarding Year 2000 compliance is with small limited use purchased applications. Applications including licensing software, fixed assets, payroll, and informational resources like compliance documentation are included in this category. These applications have been inventoried and are being reviewed as part of the project plan. Upgrading to compliant versions will be decided on a case by case basis. A document identifying these software applications, the number of licenses held by the company, and the Year 2000 compliance status is attached as an appendix to this document.

System Software
---------------

     The network operating system used by VASA Brougher, Novell 4.1.1, is considered compliant by the vendor. Several outstanding issues, however, remain. An older version of Novell, version 3.12, remains in place to support the current network fax capability. New software and hardware were purchased and installed which will allow for the eventual replacement of the older network but additional testing must be completed. Although the new fax software allows for the elimination of the Novell 3.12 network, it will require a software patch to be Year 2000 compliant. The patch will be available by the end of the fourth quarter. Once testing is complete, a configuration change must be made to every desktop personal computer to allow for compliant network fax services. After all personal computers are changed, the older Novell network may be removed.

     Additionally, a utility used on our local area networks which allows output from the Lawson financial systems, which operate on a UNIX platform, to print to any network printer must be updated for Year 2000 compliance. Novell has not released an updated version of the software yet.

     Network hardware and software components associated with the conversion of our internal electronic mail software from DaVinci to Groupwise will be eliminated once the Windows 95 project is complete. Since Groupwise is Internet compliant we will be able to eliminate the SLICBAT machine used as an electronic bulletin board system to allow producers to transfer files supporting fully insured medical, Medicare and medical supplement, and dental product information. Equipment supporting the DaVinci mail system and the bridge between the old and new electronic mail systems will also be removed at the completion of the Windows 95 project. An update of the number of employees who have been converted to Windows 95 is attached as an appendix to this report.

     The database sever operating system (SUN Solaris) was upgraded to version
2.5.1 in August 1999. This upgrade required an earlier upgrade to our ORACLE database software to release 7.3.4. Based on information provided by ORACLE and SUN on the Year 2000 sections of their corporate web sites, these release levels are considered Year 2000 compliant. There are two outstanding issues related to these systems. SUN has not yet released an upgraded version of a utility used to manage the disks on the SUN server. A C language compiler which is used by the Lawson software packages must also be upgraded to meet all compliance issues. This software will be ordered in August and should be installed by the end of September after a series of compatibility tests.

     The WINS property and casualty system mentioned earlier operates on an IBM AS400 system. The OS400 operating system currently in production is not compliant, but will not be upgraded since we anticipate that the system will not be in production once the remaining professional liability claims have been processed.

     Another important software application used by VASA Brougher is the Business Objects ad hoc query tool. This tool is used by technical and business users to develop reports from the data in the company's production databases. The current version of this tool is not Year 2000 compliant. The software is supported by a maintenance contract through the vendor and a compliant release of the software package is now available. Plans are currently being developed to upgrade to a compliant release by the end of the fourth quarter of 1998.

     To decrease the effort involved in this upgrade, a project is currently underway to eliminate Business Objects reports from our routine accounting close as well as our claim and commission processes. This project will result in the development of three separate applications which will increase automation of these functions. Besides improving the actual business processes, this project will eliminate over 100 Business Object reports which would have had to be recreated as part of the upgrade to a compliant version.

Hardware
--------

     VASA Brougher has approximately 160 personal computers assigned to employees or serving some function in the normal production environment. Of that number, 30 machines currently assigned in the production areas are COMPAQ M series machines which are not Year 2000 compliant or capable of being brought into compliance. Most other personal computers require a flash ROM upgrade to be brought into compliance. This task is being performed in association with the Windows 95 upgrade project. VASA's primary production network and database servers are Year 2000 compliant. An inventory of personal computers is attached as an appendix to this document.

     VASA Brougher uses a CUBIX telecommunications server using Novell's Netware Connect and remote control software from Reachout to allow external producers to access internal systems or employees to access and control their assigned personal computers. The CUBIX solution is not Year 2000 compliant and would require approximately $32,000 to be brought into compliance and provide current capacity levels. This project has been placed on holding pending a review of the corporate direction in remote computing.

Summary
-------

          In summary, VASA Brougher's Year 2000 project began in 1996 and if executed in accordance with the time schedules set forth herein and in the attached Year 2000 update, will result in the computer systems being Year 2000 compliant by December 31, 1998. The main production system used by VASA Brougher was rewritten to include Year 2000 compliance as well as many other features and was installed in July 1997. Also in 1997, a Year 2000 compliant version of the financial accounting systems was installed. An inventory of small specialized applications was completed in 1997. A copy of the list of software packages is included in the appendix to this document. In 1998 the ORACLE database software as well as database server operating system were upgrade to compliant versions. The primary data analysis and report generating tool, Business Objects, will also be upgraded in 1998. Plans call for retiring the WINS property and casualty system and the AS400 platform prior to the end of 1998. Finally, a new release of FORCE will be released in October 1998 to make this system compliant.

          VASA Brougher does use over 30 personal computers which are not Year 2000 compliant and are incapable of becoming compliant. The company's telecommunications server which allows access to internal systems by both producers and employees is not compliant. Estimates have been obtained to determine the cost of making this equipment compliant, but efforts have been placed on hold pending a review of the company's telecommunications strategy.

Summary
-------


________________________________________________________________________________
|  Application       |   Year 2000  |     Date      |          Notes           |
|                    |   Compliant  |   Compliant   |                          |
________________________________________________________________________________
|Benefits Plus System|      No      |December 1998  | Additional testing to be |
|                    |              |               | completed by December    |
|                    |              |               | 1998                     |
________________________________________________________________________________
|Lawson Financials   |      No      |September 1998 | New C Compiler required. |
________________________________________________________________________________
|WINS P&C System     |      No      |               | System will be retired   |
|                    |              |               | after remaining          |
|                    |              |               | professional liability   |
|                    |              |               | claims are processed     |
________________________________________________________________________________
|FORCE Field         |      No      |October 1998   | New Windows release      |
|Underwriting        |              |               | scheduled for            |
|                    |              |               | October 1998             |
________________________________________________________________________________


________________________________________________________________________________
|  System Software   |   Year 2000  |     Date      |          Notes           |
|                    |   Compliant  |   Compliant   |                          |
________________________________________________________________________________
|Novell 4.11         |     Yes      |      1996     |                          |
________________________________________________________________________________
|SUN Solaris (UNIX)  |     Yes      |      1998     | Upgraded to 2.5.1        |
________________________________________________________________________________
|ORACLE Database     |     Yes      |      1998     | Upgraded to 7.3.4        |
________________________________________________________________________________
|Business Objects    |      No      |December 1998  | Compliant release        |
|                    |              |               | available from vendor.   |
|                    |              |               | Scheduled implementation |
|                    |              |               | 4th Qtr 1998             |
________________________________________________________________________________

                                   Appendix








Inventory Of Purchased PC Software


PC Hardware Inventory


Windows 95/Groupwise Conversion Project


Letter Used to Report To Third Parties on Year 2000 Compliance


Corporate Network Diagram

                              Software Inventory

------------------------------------------------------------------------------------------------------------------------------------
Product               Version     Web Page          Location & Executable                Type   #  SofTrack Word Group Y2K?
------------------------------------------------------------------------------------------------------------------------------------
123 for DOS           3.1         lotus             \apps\lotus\123.exe                    C    2     X                +
123 for Windows       4.01 & 5.0  lotus             \apps\123w\123w.exe & licenser         C    2     X                +
ABC Flowcharter       4.0         micrografx        \apps\abc\ABCFlow                      C    9     X                6.0 upgrade
Adobe Acrobat         3.01        adobe             -local                                      1                      +
Adobe Illustrator     7.0         adobe             -local                                      1                      +
Adobe Pagemaker       6.0         adobe             -local                                      6                      +
Adobe Photoshop       4.01        adobe             -local                                      1                      +
Arcserve              6.1         cheyenne          Pluto                                  N  500                      +
Arts & Letters        3.1         arts-letters      -local                                 C    8                      +
Big Red Self Test                                   \apps\cbts\stsdemo & stsware           n   10                      n/a
BNA - Fixed Assets    91.1        bna               \apps\farn\FA.exe & fixasset           C    1                  X   +Nel tzel
Business Objects      3.0         businessobjects   \apps\obj31\OBJECTS.                   N    53           X         4.05 upgr
ClickArt              no version                    Cds                                                                n/a
Codewright            5.0b        premia            \apps\develop\cw16\CW.exe              N    5            X         +
Crystal Reports       6.0                                                                                              patches
CT Advantage          3.11                          \apps\cta                                                          +
DBA Prep              1.0         docsoftware       -local                                      1                      n/a
EM320                 2.50-WS15   emdcs             -local                                 N   50            X         +
Erwin                 3.5         logicworks        -local                                 N    5            X         +
Faxserve              5.0         Cheyenne          Mars                                                               4th qtr 1998
File in Time          1.00        TimeValue                                                     1                      Dnetzel
FireWall 1            3.0a        Checkpoint                                                                           upgrade
Freedom               2.01                          \apps\freedom & f                           1                      +
Frontpage             98          microsoft                                                     1                      +
Ghost                 5.0d        ghost                                                    N  175                      +
Grammatik             2.0                           KRussell                                                           n/a
Groupwise             5.2         novell                                                      150                      +
Gupta                 5.1         centurasoft       \apps\develop\gupta                    C   15                      +T plunkett
HelpStar              4.0         helpstar          \apps\hsw                              C    8                      4.2
Insource              2.13        nils                                                                                 +
Lawson                2.2.8       lawson            \apps\desktop.22\apps\lawtools         C   20                      +
Maplinx               5.0         imsisoft          -local                                      1                      +
McAfee Virus Scan     3.0         nai                                                           2                      +
Med Spell             no version                    \users\vshowall                             1                      n/a
MicroFocus Cohol      4.0                           Comes from Lawson                           1                      upgrade
Microlink             4.2                           \apps\mlink\S2000.exe                       2                      No - Bank?
Monarch               3.03        datawatch         -local (Kirk Boller)                        1                      +

------------------------------------------------------------------------------------------------------------------------------------
Product                 Version     Web Page          Location & Executable                 Type   #  SofTrack Word Group Y2K?
------------------------------------------------------------------------------------------------------------------------------------
MS DOS                  6.22        microsoft         -local                                 N                           +
MS Office               4.3         microsoft         \apps\msoffice & msapps                N    173          X         +
MS Project              4.0         microsoft         \apps\winproj                          N     14          X         patch
MS Windows              3.11        microsoft         \apps\win31 & \apps\wintest                                        patch
MS Windows 95           4.3         microsoft         -local                                                             +
MS Windows NT           4.0         microsoft         -local                                        1                    +
Netscape                3.04                          -local                                                             +
NetViz                  2.5a        netviz            \apps\netviz25                         C      1                    +
Norton Antivirus        2.0         symantec          \apps\nav                                    50          X         4.0
NetWare                 4.11 & 3.12 novell                                                   C    250                    +patches
NetWare Client          2.20        novell                                                   n/a  n/a                    +patches
NetWare Connect         view 2      novell                                                   n/a  n/a                    +patches
NetWare Unix Prt Srvs   2.1         novell                                                   n/a  n/a                    patches
Nov CBT - Intro to NW   n/a         novell            \apps\cbts\novcbt\netintro             C      1  Yes     -     -   n/a
Nov CBT - Net Tech      n/a         novell            \apps\cbts\novcbt\nettech              C      1  "       -     -   n/a
Nov CBT - Intro to 4    n/a         novell            \apps\cbts\novcbt\int40                C      1  "       -     -   n/a
Nov CBT - 4 Admin       n/a         novell            \apps\cbts\novcbt\na40                 C      1  "       -     -   n/a
Oracle                  7.3.4       oracle            \apps\orawin, orawin95 & oratest       C    100                    +
Ora CBT - Intro to SQL  n/a         oracle            \apps\cbts\ora_cbt\sql1cbt\sql1cbt     C      1  Yes     -     -   n/a
Ora CBT - PL/SQL        n/a         oracle            \apps\cbts\ora_cbt\plsql1cbt\plsql1cbt C      1  Yes     -     -   n/a
Ora CBT - SQL Forms     n/a         oracle            \apps\cbts\ora_cbt\form1cbt\form1cbt   C      1  Yes     -     -   n/a
Ora CBT - Data Models   n/a         oracle            \apps\cbts\ora_cbt\dmcbt\dm1cbt        C      1  Yes     -     -   n/a
Ora CBT - Func Models   n/a         oracle            \apps\cbts\ora_cbt\fm1cbt\fm1cbt       C      1  Yes     -     -   n/a
Ora CBT - Architecture  n/a         oracle            \apps\cbts\ora_cbt\arch1cbt\arch1cbt   C      1  Yes     -     -   n/a
Ora CBT - Admin I       n/a         oracle            \apps\cbts\ora_cbt\dba1cbt\dba1cbt     C      1  Yes     -     -   n/a
Ora CBT - Admin II      n/a         oracle            \apps\cbts\ora_cbt\dba2cbt\dba2cbt     C      1  Yes     -     -   n/a
pcAnywhere              8.0         symantec          \apps\winsw                                              X         upgrading
Perform Pro             3.0                           Shari Terry - only needed to print            2                    Not but ok
Pictorial - AppointPak  June "98"   pictorial         \apps\apak                                   10          X         +
Pictorial - Lic Tracker Feb. "98"   pictorial         \apps\ltplus                                 10          X         +
Pictorial - PAL         June "98"   pictorial         \apps\pelwin                                  1          X         +
ProComm                 2.0                           \apps\procomm                                 2                    upgrade
PPT Plus                97.1        Decision Info Sys \apps\tax                                     1                    +
PVCS                    5.3         Intersolv         \apps\develop\intrsolv                                             +
Reachout                4.0         stac              -local                                                             7.0 upgrade
RIA Group               Dneitzel                      CDS of Tax forms, regs etc.                                        Dneitzel
Service Call            9.03                          \apps\srvcall                                 1                    upgrade
SofTrack                3.1b        on                \apps\softrack                                                     +
Solaris                 2.5.1       sunsolve                                                                             +
Solaris - Adminsuite                sunsolve                                                                             +

------------------------------------------------------------------------------------------------------------------------------------
Product               Version      Web Page          Location & Executable               Type   #  SofTrack Word Group Y2K?
------------------------------------------------------------------------------------------------------------------------------------
Solaris - CDE         1.0.2        sunsolve                                                                            +
Solaris - DiskSuite   4.0          sunsolve                                                                            102580-17
Sparc C Compiler      4.0          sunsolve                                                                            upgrade 4.2
SPF/SE                4.0                            -local                                     1                      +
SOL Studio            2.0.4        evenlus                                                      6                      +
Tax2220               "97" edition TimeValue                                                    1                      +
TaxInterest           97.3         TimeValue                                                    1                      +
Tillinghast Health
 Maps Brnallison                                     -local (Brnallison) uses Lotus 5.0                                +
Tvalue                91.3         TimeValue         \apps\tvalue3                              1                      +
Turbo Tax             8.0          Intuit            \apps\tax (DNeitzel)                       1                      Dneitzel
UCR (Medicode)        1.1                            \apps\ucr                                                         +
Ultipro               2.0a                           \apps\ultipro                              1                      3rd qtr 98
UniVision             Dorris       platinum          galileo                                                           +
Visual Basic          5.8          microsoft                                                    6                      +
Westcorp              5.2                                                                                              +
Software...........................................I...L...L...E...G...I...B...L...E................................................
DaVinci shiell        3.50         on                \apps\email\EMAIL.WIN               self 250                      replacing
FACSys                3.30         weltec                                                                              replacing
IQuest                             iquest.net        -local                                                            replacing
Quarterdeck                                          -local                                                            replacing
RAM Doubter                                          -local                                   130                      replacing
Reslia (Visual)                                      \apps\develop\reslia42                                            replacing
ROBOT                                                AS/400                                                            replacing
Rumba                              walldata          \apps\rumba, rumbapcs & pcs                                       replacing
Screen I/O                                                                                                             replacing
Westmate              5.2          westgroup         \appa\westmate                             1                      replacing
WINS                               wheatleyinsurance AS/400                                                            replacing
Software...........................................I...L...L...E...G...I...B...L...E................................................
1099-PC               1996                           \apps\fax\1099\1099PC                      1                      last used '96
Carbon Copy           6.1          microcomm         local - CC.exe                       N     1                      not used/7.0
Detrina Winfax        no version   symantec          -local free with modem               n/a  45                      not used
Employee Appraiser                                   c:\eap (CWhite/JRedenz)                                           not used
Exceed                             hummingbird       -not in use                          N    n/a                     not used
FoxPro                             microsoft         Multimedia kiosk                                                  not used
FXTools                                              Multimedia kiosk                                                  not used
Goldmine                                                                                       12                      not used
Knowledge Piont                    jobdescriptions   c:\perfnow (CWhite)                                               not used
PC Tools              7.1                            -diskettes                                 1                      not used
Pictorial-Lic Tracker Feb."98"     pictorial         \apps\ltplus                               1                      not used
SQLBase                            centurasoft       NOT IN USE                                                        not used

------------------------------------------------------------------------------------------------------------------------------------
Product                 Version     Web Page          Location & Executable                 Type   #  SofTrack Word Group Y2K?
------------------------------------------------------------------------------------------------------------------------------------
Simple Records Mgr                                    c:\simple (CHamilton)                                               not used
Soft Ice                            numega            -local                                                              not used
Timeline                                              (PCalvin)                                                           not used
Travel Planner                                        c:\tpr (KManney)                                                    not used
URM                                                   /apps/urm                                                           not used
------------------------------------------------------------------------------------------------------------------------------------

+ - Vendor certified Year 2000 compliant
DNeitzel - He takes care of ordering his tax software upgrades so he is going to get certification info.
n/a - not applicable, not date related
not used - software we are keeping in case we need to licenses but we no longer use
replacing - software that will be eliminated before the year 2000

                        INFORMATION SYSTEMS DEPARTMENT

--------------------------------------------------------------------------------

TO:    Dorrie Keyes

FROM:  Robert McDaniel

DATE:  August 17, 1998

RE:    CPU Inventory (Revised)


The table below shows the status of our CPU equipment by model number

================================================================================
33M                    6      2       3       1      5     Faci, SAA, Email/Cyc.
50M                    3      0       1       2      1     Westcorp,
66M                   56     14      10      32     24     2-Ikon, 2led,
XL450                  7      1       3       3      4
XL466                 17      6       1      10      7     Auto PC, Fac.
XL566                  3      3       0       0      0
XL590                  1      1       0       0      0
XL5133                10      8       0       2      0
Deskpro 2000           3      2       1       0      0
Deskpro 4000           2      1       1       0      0     Manager Console
Leased DP 2000 133    29     29       0       0      0
Leased DP 2000 166    73     62      11       0      0
            Totals   210    129      31      50     41
--------------------------------------------------------------------------------

We have 117 employees and 5 temporaries at this time.

    VASA Brougher, Inc.      Windows 95 Conversions         As of 8/17/1998


To Be installed
--------------------------------------------------------------------------------
   1     MKTG       HAYNES          SUSAN          COMPAQ     XL 466       RO
 2.1     OPRMG      ALVIS           KEVIN          COMPAQ     XL 5133 -    BANK
 2.1     OPRMG      HUNTER          DEBBIE         COMPAQ     DESKPRO      BANK
 2.1     OPRMG      WARD            DOROTHY        COMPAQ     DESKPRO      BANK
  8      UW         ANDERSON        TERRY          COMPAQ     DESKPRO
  8      UW         ANSHUTZ         SUSAN          COMPAQ     DESKPRO
  8      UW         ATWOOD          SHARON         COMPAQ     XL 5133 -
  8      UW         BRIDGEFORTH     JACKIE         COMPAQ     DESKPRO
  8      UW         BRUMBAUGH       BARBARA        COMPAQ     DESKPRO
  8      UW         CUTLER          JOEL           COMPAQ     DESKPRO
  8      UW         ELLIOTT         CAROLYN        COMPAQ     DESKPRO
  8      UW         GOODE           CHERYL         COMPAQ     XL 5133 -
  8      UW         HENN            BOBBIE         COMPAQ     DESKPRO
  8      UW         HERBERTZ        PATTY          COMPAQ     XL 5133 -
  8      UW         JOHNSON         DONNA          COMPAQ     DESKPRO
  8      UW         KENNELLY        MIKE           COMPAQ     XL 5133 -
  8      UW         KRAFT           HENRY          COMPAQ     DESKPRO
  8      UW         LEWIS           TONI           COMPAQ     DESKPRO
  8      UW         MADDEN          BETH           COMPAQ     DESKPRO
  8      UW         MARKOVICH       DAN            COMPAQ     DESKPRO
  8      UW         MARTIN          DELMA          COMPAQ     66M
  8      UW         MATHIAS         MIKE           COMPAQ     XL 5133 -
  8      UW         NICHOLS         DEBBIE         COMPAQ     DESKPRO
  8      UW         PAPP            SANDRA         COMPAQ     DESKPRO
  8      UW         PRITCHARD       SANDY          COMPAQ     XL 5133 -
  8      UW         SMITH           MICHELLE       COMPAQ     DESKPRO
  8      UW         SPAULDING       GREG           COMPAQ     DESKPRO
  8      UW         TAYLOR          JOEY           COMPAQ     DESKPRO
  8      UW         VOILES          LISA           COMPAQ     DESKPRO
  8      UW         WORMAN          BRENDA         COMPAQ     66M
  9      OPRMG      ADAMS           TERRI          COMPAQ     66M
  9      OPRMG      BENNETT         GINA           COMPAQ     66M
  9      OPRMG      BURRIS          LEIGH ANN      COMPAQ     66M
  9      OPRMG      FOXWORTHY       DENISE         COMPAQ     DESKPRO
  9      OPRMG      GUILDNER        MARTY          COMPAQ     DESKPRO
  9      OPRMG      HAMILTON        CAROL          COMPAQ     DESKPRO
  9      OPRMG      JONES           VICKY          COMPAQ     DESKPRO
  9      OPRMG      KELLY           BARRI          COMPAQ     DESKPRO
  9      OPRMG      MAZZA-DAMERY    BECKY          COMPAQ     DESKPRO      BANK
  9      OPRMG      MORRIS          LOIS           COMPAQ     DESKPRO
  9      OPRMG      NISHIYAMA       HEATHER        COMPAQ     DESKPRO
  9      OPRMG      ROBERTS         DONNA          COMPAQ     DESKPRO
  9      OPRMG      WALLACE         AMY            COMPAQ     DESKPRO
  9      OPRMG      WHITAKER        BETTY          COMPAQ     DESKPRO
  9      OPRMG      WILLIAMS        CHARLOTTE      COMPAQ     DESKPRO
  10     MEDMG      MCGLOTHLIN      MARY           COMPAQ     66M
  10     RUNOF      MCGLOTHLIN      KATHRYN        COMPAQ     66M
  10     MEDMG      NOWAK           MARTINA        COMPAQ     66M
  10     MEDMG      SHOWALTER       VERA           COMPAQ     66M
  11     IKON       BASS            TAMARA         COMPAQ     66M

   11      IKON      CAIN             BILLY         COMPAQ       66M
   11      IKON      CONSOLE                        IBM          8870-861
   11      IKON      CONSOLE                        IBM          8870-861
   11      IKON      HOLIDAY          CANDIS        COMPAQ       66M
   11      IKON      KELLY            BARB          COMPAQ       66M
   11      IKON      SMITH            JENNI         COMPAQ       66M
   11      IKON      MCCARTHY         TAMMY         COMPAQ       66M
   12      UW        UW1                            COMPAQ       DESKPRO
   12      UW        UW2                            COMPAQ       DESKPRO
   12      UW        UW3                            COMPAQ       DESKPRO
   12      UW        UW4                            COMPAQ       DESKPRO
   13      BALES     MILLER           SALLY         COMPAQ       DESKPRO    Home
   16      HRES      PAYROLL                        COMPAQ       66M
   16      CLMS      TEMP             TGREEN        COMPAQ       DESKPRO
   16      CLMS      TEMP             CWARD         COMPAQ       DESKPRO
   16      CLMS      TEMP             MMCNEIL       COMPAQ       66M
   16      MEDMG     TEMP BUENING     MARGARET      COMPAQ       66M
   16      CLMS      TEMP DJOHNS      (DLAMB)       COMPAQ       DESKPRO
   16      MEDMG     TEMP SAGAR       JEANNE        COMPAQ       66M
REMAINING  69


95 Installation completed
           ACTRL     CURRAN           JOHN          COMPAQ
           ACTRL     GRINDSTAFF       MARSHA        COMPAQ
           ACTRL     MALLISON         BOB           COMPAQ
           ACTRL     ROBBINS          KEVIN         COMPAQ
           ACTRL     STAMPLFLI        ERIC          COMPAQ
           AUDIT     BOLLER           KIRK          COMPAQ
           AUDIT     GEMINDEN         KATHY         COMPAQ
           AUDIT     LAMB             DENISE        COMPAQ
           AUDIT     LAW              KT            COMPAQ
           AUDIT     NORDHOFF         JUDY          COMPAQ
           CLMS      BREWER           DAVE          COMPAQ
           CLMS      DAVIS            DARLENE       COMPAQ
           CLMS      GILES            PATTY         COMPAQ
           CLMS      GRISMORE         DEBBIE        COMPAQ
           CLMS      JOINES-MCVEY     BARBARA       COMPAQ
           CLMS      MCKINNEY         JULIE         COMPAQ
           CLMS      NEVIN            JEANETTE      COMPAQ
           CLMS      PHELPS           CONNIE        COMPAQ
           CLMS      SCHWAB           PATSY         COMPAQ
           CLMS      URBINE           DENISE        COMPAQ
           CLMS      WARREN           MARSHA        COMPAQ
           COMPL     MCCARTY          MARK          COMPAQ
           COMPL     RUSSELL          KIM           COMPAQ
           CORP      KONTERMAN        ROELOF        COMPAQ
           CORP      PINKSTON         CYNTHIA       COMPAQ
           HRES      COOK             BRENDA        COMPAQ
           HRES      JAYNE            TAMARA        COMPAQ
           INSYS     COOK             KATHY         COMPAQ
           INSYS     CRISMORE         JASON         COMPAQ

  VASA Brougher, Inc.         Windows 95 Conversions             As of 8/17/998

          INSYS        DESK             FRONT          COMPAQ
          INSYS        GENTRY           JAN            COMPAQ
          INSYS        KEYES            DORRIE         COMPAQ
          INSYS        KONERMAN         WENDY          COMPAQ
          INSYS        MCDANIEL         BOB            COMPAQ
          INSYS        MELLUCK          KIM            COMPAQ
          INSYS        PLUNKETT         TIM            COMPAQ
          INSYS        REDDING          PAT            COMPAQ
          INSYS        STORM            JOHN           COMPAQ
          INSYS        TERRY            SHARI          COMPAQ
          INSYS        TRANO            LINDA          COMPAQ
          INSYS        WEST             TOM            COMPAQ
          LEGAL        APOLSKIS         MIKE           COMPAQ
          LEGAL        DORSON           PATTI          COMPAQ
          LEGAL        REED             CATHY          COMPAQ
          LEGAL        SCOTT            AMY            COMPAQ
          LEGAL        STEPHENSON       JENNIFER       COMPAQ
          MEDMG        BURKHART         MARKAY         COMPAQ
          MKTG         LEININGER        PAUL           COMPAQ
          MKTG         NICKEL           SCOTT          COMPAQ
          MKTG         OLES             KELLY          COMPAQ
          OPRMG        BRUDER           GORDON         COMPAQ

                            [LOGO OF VASA BROUGHER]

Re:    Year 2000 Compliance Update

Date:  August 18, 1998

To Whom It May Concern:


Over the past several years the Information Systems Department of VASA North America has been working to identify and resolve any issues related to potential Year 2000 issues. This review has included the Group US Health business of both VASA North Atlantic and Seaboard Life Insurance Company USA as well as the group's managing general underwriter VASA Brougher. Listed below are the Year 2000 issues we have identified, the status, and, if necessary, the continued action plan. It is the intent of VASA North America to have all associated companies Year 2000 compliant except where specifically noted due to business runoff considerations. If you have any questions regarding the following breakdown please feel free to contact us at any time.




--------------------------------------------------------------------------------
| Hardware                       |                    |               |        |
| --------                       |                    |               |        |
|                                |                    |               |        |
--------------------------------------------------------------------------------
|Network Servers                 |                    |               |        |
|   Main Novell Servers          | Patch              | Compliant     | 6/98   |
|   E-Mail (DaVinci)             | Remove             | Not Compliant |        |
|   Telecommunications           | Replace            | Not Compliant | On Hold|
|   Internet Firewall            | Patch              | Compliant     | 6/98   |
|   Fax                          | Replace            | Not Compliant | 12/98  |
|   SAA Gateway                  | Remove             | Not Compliant | 12/99  |
|   Back Up                      | Patch              | Compliant     | 6/98   |
|UNIX Servers                    |                    |               |        |
|   ULTRA 5000 (ORACLE Server)   | Patch              | Compliant     | 8/98   |
|   ULTRA 2    (Development/Test)|                    | Compliant     |        |
|   SPARC 20   (EPM)             |                    | Compliant     |        |
|   SPARC 10   (Extra Disk)      |                    | Compliant     |        |
|   SPARC 5    (CBT Courses)     |                    | Compliant     |        |
|AS400 Model F35                 | Remove             | Not Compliant | 12/99  |
|(WINS P & C System)             |                    |               |        |
|Network Clients                 |                    |               |        |
|   Compaq Deskpro 2000          | Patch              | In Progress   | 12/98  |
|   Compaq XL                    | Patch              | In Progress   | 12/98  |
|   Compaq M Series M66 & M50    | Replace Or New Use | Not Compliant | 6/98   |
|HUBS & Routers                  |                    | Compliant     |        |
|Laptop Computers                | Patch              | In Progress   | 06/99  |
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
^^ILLEGIBLE HEADING^^

-----------------------------------------------------------------------------------------
Operating Systems
  Novell Netware 4.11               Patch                          Compliant       6/98
  Solaris 2.51                      Patch                          Compliant       8/98
  OS400                             Remove                       Not Compliant    12/99
  Windows NT 4.0 Firewall                                          Compliant
  Windows 95                                                       Compliant
Other System Software
  ORACLE Version 7.3.4                                             Compliant
  Business Objects                  Upgrade Required             Not Compliant    12/98
  PVCS Version Control                                             Compliant
  Network FAX Software                                             Compliant
  Soft Track Licensing Software                                    Compliant
  Areserve Back Up Software         Upgraded                       Compliant       6/98
Custom Developed
  Benefits Plus System (Stoploss)   Additional Testing Required  Not Compliant    12/98
  ULTRAPLUS                                                        Compliant
  FORCE (Field Underwriting)        Upgrade Project              Not Compliant    10/98
Purchased Packages
  Lawson Financials                                                Compliant
  WINS Property & Casualty          Remove                       Not Compliant    12/99
ELectronic Banking                  Under Review
End User Applications
  Microsoft Office                                                 Compliant
  Electronic Mail (Groupwise)                                      Compliant
  Misc                              Under Review                 Not Compliant    12/98
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
^^ILLEGIBLE HEADING^^

-----------------------------------------------------------------------------------------
Telecommunications
   Centigram (Voice Mail)          Upgrade Required              Not Compliant    06/99
   Conveyant Console                                             Compliant
   Centigram Phone System                                        Compliant
Office Equipment
   Fax Machines                                                  Compliant
   Copiers                                                       Compliant
   Mail & Postage Systems                                        Compliant
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
|^^Illegible Heading^^                                                         |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------
| Climate Controls   |                           | Compliant |                 |
| Elevators          |                           | Compliant |                 |
| Security Systems   |                           | Compliant |                 |
--------------------------------------------------------------------------------



The Audit Department of VASA North America is providing copies of the Year 2000 readiness kit developed by the Information Systems Audit and Control Association to approved producers as part of regular quarterly audits. The Audit Department is also requesting that each of our clients return a Year 2000 questionnaire as part of regularly scheduled audits.


Information prepared by:


John Storm
Vice President, Information Systems
(317) 238-5670
jstorm@mail.vasabrougher.com

Monday, August 17, 1998  12:00:43 AM                                Page: 1 of 1

                         Logical Network Configuration
                                 x.x = 192.15













                  [Diagram of Logical Network Configuration]

                                                                    Diagram: Top

                                 Schedule 3.19

                                 Labor Matters
                                 -------------


Neither Seller has any knowledge of any material activities or proceedings of any labor union to organize any employees of any Company or any Subsidiary of any Company.

                                 Schedule 3.21

                           Company Investment Assets
                           -------------------------


See Attachment 1 for spreadsheets detailing investment assets.

                                 Schedule 3.21







                                 Attachment 1

                     VASA NORTH ATLANTIC INSURANCE COMPANY
                                PORTFOLIO LIST              Updated: Jul/08/1998
                               as at Jun/30/1998

                                                                                                                         PROJECTED
            SECURITY                        MATURITY      COUPON  PAR/SHARE         BOOK        MARKET       MARKET        ANNUAL
CUSIP       NAME                              DATE        RATE      VALUE          VALUE         PRICE       VALUE         INCOME

BONDS
064159AA4   BANK OF NOVA SCOTIA USP         May/O1/2003   6.88   1,000,000.00   1,018,902.00   102.8200   1,028,200.00    68,750.00

125425A02   CIBC CAPITAL FUNDING USP        Dec/17/2002   6.25   1,000,000.00     998,513.00   100.8900   1,008,500.00    62,500.00

313648MD9   FEDERAL NATIONA.MORTGAGE A      Oct/04/2000   6.27     750,000.00     754,400.25   101.2900     759,675.00    47,175.00

345397RW5   FORD MOTOR CREDIT               Apr/28/2003   6.13   1,000,000.00     998,092.77   100.1300   1,001,300.00    61,250.00

456141D57   IN TRANS TIN AUTHHWY REV SER    Jun/01/2003   5.15     520,000.00     517,830.04   104.6200     544,024.00    26,780.00

617446A-12  MORGAN STANLEY GROUP, INC.      Oct/15/2001   8.88     450,000.00     457,443.45   103.2700     487,215.00    39,937.50
                                            (Held to Maturity)

664257AC8   NORTHEAST MD WASTE DSP AUTH     Jul/01/2005   5.90     645,000.00     656,286.85   103.5900     700,405.50    38,055.00

683234GW2   PROVINCE OF ONTARIO JSP         Oct/17/2001   8.00   2,000,000.00   2,092,582.00   103.1400   2,122,800.00   160,000.00

694032AY6   SBC COMMUNICATIONS              Aug/15/2006   6.88   1,200,000.00   1,252,131.60   104.8300   1,257,960.00    82,500.00

69418MAY6   NM PAC DUNLOP LTD               Dec/07/2000   6.13     700,000.00     700,000.00   100.5400     703,780.00    42,875.00

793753D55   SAN MARCOS PUBLIC FACILITY AU   Mar/01/2014          1,990,000.00     894,353.76    47.6200     947,638.00

822567AC7   SHELL CANADA LTD                Jan/14/2001   8.89   1,000,000.00   1,371,802.00   106.9900   1,059,900.00    88,750.00

835615CV4   SOUTH BEND IN SEW WKS           Dec/01/2004   5.23     500,000.00     497,400.50   102.9700     514,850.00    26,000.00

89233PFA9   TOYOTA MOTOR COMPANY            Oct/06/2000   5.13     500,000.00     491,371.00   100.2700     501,350.00    25,500.00

912810C36   GOVERNMENT OF USA               Nov/15/2008   8.75   1,000,000.00   1,169,551.00   114.1250     141,260.00    87,500.00

912827G55   GOVERNMENT OF USA               Aug/15/2002   6.33     160,000.00     157,923.66   103.0000     134,800.00    10,200.00
                                            (Held to Maturity)

912827J37   GOVERNMENT OF USA               Jan/15/2000   6.33   1,000,000.00     997,932.00   100.2500   1,012,500.00    63,750.00

912827L83   GOVERNMENT OF USA               Aug/15/2003   5.73   2,200,000.00   2,182,598.00   100.0310   2,222,632.00   126,500.00

912827M25   GOVERNMENT OF USA               Aug/31/1998   4.75     300,000.00     299,626.20    99.9375     299,812.50    14,250.00

912827XB7   GOVERNMENT OF USA               Feb/15/1999   8.83     750,000.00     763,233.00   102.0310     765,232.50    66,562.60
                                            (Held to Maturity)

C15390D18   GOVERNMENT OF CANADA            Jul/21/2005   6.38   4,500,000.00   4,423,797.00   103.4000   4,653,010.00   286,875.00
                                                                -------------  -------------             ------------- ------------
            BONDS                                               23,165,000.00  22,395,775.06             22,907,274.50 1,425,710.00
                                                                -------------  -------------             ------------- ------------

                     VASA NORTH ATLANTIC INSURANCE COMPANY
                                PORTFOLIO LIST              Updated: Jul/08/1998
                               as at Jun/30/1998

            SECURITY                         MATURITY    COUPON  PAR/SHARE        BOOK         MARKET     MARKET    PROJECTED ANNUAL
CUSIP       NAME                               DATE       RATE     VALUE          VALUE         PRICE      VALUE         INCOME
MBS/CMO

31359DJN4   FEDERAL NATIONAL MORTAGE A     Ccl/25/2019  11.00     515,000.00     530,877.45     94.3125    485,709.38      56,650.00
                                                               -------------  -------------             -------------   ------------
                                                                  515,000.00     530,877.45                485,709.38      56,650.00
                                                               -------------  -------------             -------------   ------------
            MBS/CMO

SHORT TERM

NEK8C509C   CERTIFICATE OF DEPOSIT NEVADA  Aug/12/1998   5.13     200,000.00     200,000.00    100.0000    200,000.00     200,000.00
                                                               -------------  -------------             -------------   ------------
            SHORT TERM                                            200,000.00     200,000.00                200,000.00      11,250.00
                                                               -------------  -------------             -------------   ------------

                                                               =============  =============             =============   ============
Grand Total                                                    23,880,000.00  23,126,652.51             23,592,981.88   1,492,610.00
                                                               =============  =============             =============   ============


                                   Maturity

VNA U.S. GAAP                    Dec 31       Dec 31       June 30      June 30
                                  1997         1997         1998         1998
                     Maturity
                     Date         Book        Market        Book        Market
HELD TO MATURITY

912827-L4-2             1996    3,192,256    3,196,992            -            -

One or less                     3,192,256    3,196,992            -            -

912827-XE-7             1999      772,043      776,018      763,233      765,233
617446-AH-2             2001      458,483      488,610      457,443      487,215
912827-G5-5             2002      157,755      164,101      157,929      164,800

After one thru five             1,383,281    1,428,729    1,378,605    1,417,248


31358T-NY-1             2002      130,865          153            -            -

Mortgage-backed
 securities                       130,865          153            -            -

TOTAL                           4,711,402    4,625,874    1,378,605    1,417,248
                                =========    =========    =========    =========
AVAILABLE FOR SALE
------------------

912827-M2-5             1998      298,818      298,314      299,626      299,813

One or less                       298,818      298,314      299,626      299,813

313648-MD-9             2000      755,198      759,000      754,400      759,675
912827-J3-7             2000      997,610    1,014,380      997,932    1,012,500
69418N-AY-6             2000      700,000      697,130      700,000      703,780
89233P-FA-9             2000      489,910      434,750      491,371      501,350
313393-KB-5             2001    1,000,000      997,180            -            -
683234-GW-2             2001    2,105,220    2,124,700    2,092,582    2,122,800
822567-AC-7             2001    1,084,780    1,075,600    1,071,802    1,069,900
125425-AC-2             2002      998,320      999,100      998,513    1,008,900

After one thru five             8,131,038    8,151,840    7,106,600    7,178,905

912827-L8-3             2003      485,525      500,155    2,182,598    2,222,682
455141-DS-7             2003      517,707      543,036      517,830      544,024
064159-AA-4             2003    1,020,390    1,022,510    1,018,902    1,028,200
345397-RW-5             2003            -            -      998,093    1,001,300
836615-CV-4             2004      497,290      512,650      497,401      514,850
C15390-DT-8             2005    4,420,485    4,594,950    4,423,797    4,653,000
664257-AK-8             2005      656,655      689,312      656,287      700,406
694032-AZ-6             2006            -            -    1,252,132    1,257,960
28421E-AN-1             2006    1,322,813    1,293,221            -            -

                                    Page 1

                                   Maturity



After five thru ten               8,920,865   9,155,834  11,547,039  11,922,422


912810-CE-6                 2008  1,175,270   1,137,810   1,169,551   1,141,250
455280-NP-8                 2010    995,460   1,110,200          -           -
798753-DS-5                 2014    871,739     895,301     894,354     947,638
798753-DU-0                 2014    431,613     443,289          -           -

Over ten                          3,474,082   3,586,600   2,063,905   2,088,888

31359D-JN-4                         531,626     479,753     530,877     485,709

Mortgage-backed securities  2019    531,626     479,753     530,877     485,709


TOTAL                            21,356,429  21,672,341  21,548,047  21,975,738
                                 ==============================================

                                 Unreal Gains

Continuity of Unrealized Appreciation of Investments  (VNAIC)

Balance at January 1, 1996
           Consisting of
                       Bonds         (1,576,970)
                       Equities        (901,318)
                       Deferred Tax     842,618
                                                    (1,635,670)

Balance at December 31, 1996
           Consisting of
                       Bonds         (1,218,880)
                       Equities             -
                       Deferred Tax     414,419
                                                      (804,461)


Balance at December 31, 1997
           Consisting of
                       Bonds            315,912
                       Equities             -
                       Deferred Tax    (107,410)
                                                       208,502


Balance at June 30, 1998
           Consisting of
                       Bonds            427,689
                       Equities             -
                       Deferred Tax    (145,414)
                                                       282,275

                       U.S. BALANCE SHEETS FOR JUNE 1998
                                  (Unaudited)
                                   STATUTORY                            CDN GAAP
                                                            ADJUST-     SLIC/VNA
                           SLIC(USA)       VNAT      ILA     MENTS         GROUP

    ASSETS

BONDS                         96,498    22,927     57,206       154      52,373
STOCKS                         4,992        -          -     (1,384)      3,538
MORTGAGES                     22,160        -      22,160        -           -
REAL ESTATE                       -         -          -      8,744       8,744
POLICY LOANS                   4,894        -       4,894        -           -
CASH/SHORT TERM                3,122     6,639      2,735    (3,303)      3,723
ACCRUED INTEREST               1,974       435      1,334      (440)        635
OUTSTANDING PREM              12,464        -          -     (1,831)     10,633
DUE FROM REINSURERS            9,403    15,491         -    (24,894)         -
OTHER ASSETS                  42,961    (6,556)        -    (10,183)     26,222
GOODWILL                       2,224        -       2,221     5,567       5,567

TOTAL ASSETS                 200,622    38,936    100,555   (27,570)    111,435

        LIABILITIES

POLICY RESERVES              100,845        56    100,280        -          621
UNPAID & UNREPORTED CLAIMS    19,510    12,354        256        -       31,608
POLICYHOLDER FUNDS                17        -          17       201         201
DUE TO REINSURERS             36,813       845         -    (37,659)         -
TAXES PAYABLE                 (1,176)      364         -        352        (460)
DEBT                              -         -          -     25,319      25,319
OTHER LIABILITIES             22,514     2,306         -      2,199      27,019

TOTAL LIABILITIES            178,523    15,925    100,553    (9,587)     84,308

        CAPITAL & SURPLUS

COMMON STOCK                   2,500     2,660         -         -        5,160
PAID IN CAPITAL               23,961    24,057         -         -       48,018
RETAINED EARNINGS             (4,362)   (3,706)        -    (17,983)    (26,051)

        TOTAL                 22,099    23,011         -    (17,983)     27,127

        TOTAL LIABILITIES,
        CAPITAL & SURPLUS    200,622    38,936    100,553   (27,570)    111,435

                                 3,122 cash/st

                       U.S. BALANCE SHEETS FOR JUNE 1998

                                       (Unaudited)
                                        CDN GAAP
                                                                   SLIC/VNA
                          SLIC(USA)        VNA          ILA           GROUP

  ASSETS
BONDS                        96,498        23,081      67,206        52,373
STOCKS                        3,538           -           -           3,538
MORTGAGES                    22,160           -        22,160           -
REAL ESTATE                     -           8,744         -           8,744
POLICY LOANS                  4,894           -         4,894           -
CASH/SHORT TERM               3,122         3,336       2,735         3,723
ACCRUED INTEREST              1,969           -         1,334           635
OUTSTANDING PREM              9,550         1,083         -          10,633
DUE FROM REINSURERS             -             -           -             -
OTHER ASSETS                  7,329        18,893         -          26,222
GOODWILL                      2,822         5,567       2,822         5,567

TOTAL ASSETS                151,882        60,704     101,151       111,435

  LIABILITIES

POLICY RESERVES              98,240            56      97,675           621
UNPAID & UNREPORTED CLAIMS   19,510        12,354         256        31,608
POLICYHOLDER FUNDS              218           -            17           201
DUE TO REINSURERS               -             -           -             -
TAXES PAYABLE                  (651)          191         -            (460)
DEBT                            -          25,319         -          25,319
OTHER LIABILITIES             7,575        19,444         -          27,019

TOTAL LIABILITIES           124,092        57,334      97,948        84,308

  CAPITAL & SURPLUS

COMMON STOCK                  2,500         2,660         -           5,160
PAID IN CAPITAL              23,961        24,057         -          48,018
RETAINED EARNINGS               529       (23,377)      3,203       (26,051)

  TOTAL                      26,990         3,340       3,203        27,127

  TOTAL LIABILITIES,
  CAPITAL & SURPLUS         151,882        60,704     101,151       111,435

                     SEABOARD LIFE INSURANCE COMPANY (USA)
                                PORTFOLIO LIST
                               as at Jun/30/1998

            SECURITY                     MATURITY     COUPON  PAR/SHARE        BOOK          MARKET       MARKET    PROJECTED ANNUAL
CUSIP       NAME                         DATE         RATE      VALUE          VALUE         PRICE        VALUE         INCOME
031920AC1   ARCO CHEMICAL CO             Nov/01/2000    9.90  1,000,000.00  1,000,000.00 ILA 108.3900  1,083,900.00     99,000.00
002041QF4   AMERICAN TELEPHONE & TELEGR  Aug/13/1999    6.57  2,000,000.00  2,029,334.00 ILA 100.7500  2,075,000.00    131,400.00
01310Q553   ALBERTSONS INC               Mar/24/2000    6.11  1,000,000.00  1,000,000.00 ILA 100.4300  1,004,300.00     61,100.00
039483AD4   ARCHER DANIELS MIDLAND CO    Mar/01/2000          1,000,000.00    703,564.00 ILA  79.6800    796,800.00
046003EP0   ASSOCIATES CORP OF N. AMERIC Mar/30/2000    5.25  2,000,000.00  1,995,820.00 ILA  99.0000  1,980,200.00    105,000.00
064139AB2   BANK OF NOVA SCOTIA          Sep/15/2008    6.25  3,000,000.00  2,749,392.00 ILA  99.9600  2,998,500.00    187,500.00
097023AV9   BOEING CO                    Jun/15/2003    6.35  1,000,000.00    998,740.00 ILA 102.2700  1,022,100.00     63,500.00
125425AC2   CIBC CAPITAL FUNDING USP     Dec/17/2002    6.25  3,000,000.00  2,995,539.00 ILA 100.8900  3,026,700.00    187,500.00
126410BQ1   C S X TRANSPORTATION         Mar/01/2006    8.41    539,786.54    546,178.69 ILA 112.6600    608,123.52     45,396.05
313400AV5   FEDERAL HOME LOAN MORTGAG    Mar/15/2009    9.88     10,163.00     10,102.77 GRP 100.0000     70,163.00      1,003.60
313400W90   FEDERAL HOME LOAN MORTGAG    Nov/18/2004    8.53  2,000,000.00  1,994,772.00 GRP 103.9379  2,078,760.00    170,600.00
341081DA2   FLORIDA POWER & LIGHT        Dec/01/2012    7.88    750,000.00    765,861.75 ILA 104.0900    780,675.00     59,062.50
341029BX1   FLORIDA POWER CORP           Jul/01/2003    6.00  1,000,000.00  1,000,000.00 ILA 100.0800  1,000,800.00     60,000.00
345370BK5   FORD MOTOR COMPANY           Nov/15/1999    7.50  1,700,000.00  1,703,833.50 ILA 102.1500  1,736,550.20    127,500.00
345397RW5   FORD MOTOR CREDIT            Apr/28/2003    6.13  1,000,000.00    998,092.77 ILA 100.1300  1,001,300.20     61,250.00
369628IL0   GENERAL ELECTRIC CAPITAL COR Apr/15/2000    6.00  2,000,000.00  2,027,934.00 ILA 101.8400  2,036,600.30    137,500.00
370424BB2   GENERAL MOTORS ACCEPTANCE    Oct/15/2005    6.63  1,000,000.00    995,484.00 ILA 101.6900  1,016,900.00     66,250.00
459208AV3   IMPERIAL OIL LTD.            Aug/20/2001    8.30  2,000,000.00  2,079,670.00 ILA 106.5100  2,130,900.00    166,000.00
459200AK7   IBM CORP                     Jun/15/2000    6.38  1,000,000.00  1,002,700.00 ILA 101.0000  1,010,000.00     63,750.00
462470AV7   IOWA ILLINOIS GAS & ELECTRIC Oct/15/1998    5.05  2,000,000.00  1,995,610.00 ILA  99.7100  1,994,200.00    101,000.00
47655PAJ2   JERSEY CENTRAL POWER & LIGHT Jan/23/2007    7.90  1,000,000.00  1,000,000.00 ILA 110.6700  1,106,700.00     79,000.00

                     SEABOARD LIFE INSURANCE COMPANY (USA)
                                PORTFOLIO LIST               Updated Jul/10/1998
                               as at Jun/30/1998

                                                                                                                      PROJECTED
           SECURITY                     MATURITY   COUPON   PAR/SHARE        BOOK          MARKET      MARKET           ANNUAL
CUSIP      NAME                           DATE      RATE      VALUE          VALUE          PRICE       VALUE           INCOME
563459CV5  PROVINCE OF MANITOBA        Dec/15/2000  9.00   3,000,000.00  3,153,245.00 ILA  106.8800  3,206,400.00    270,000.00

63100RA11  NARRAGANSETT ELECTRIC CO    Jun/30/2008  6.65   1,000,000.00  1,008,871.00 ILA  103.8100  1,035,400.00     66,500.00

644239BG9  NEW ENGLAND TELEPHONE       Oct/01/1998  5.05   2,000,000.00  1,999,540.00 ILA   99.7600  1,995,200.00    101,000.00

683234GW2  PROVINCE OF ONTARIO USA     Oct/17/2001  8.00   3,000,000.00  3,138,873.00 ILA  106.1400  3,184,200.00    240,000.00

694032AZ6  SBC COMMUNICATIONS          Aug/15/2006  6.88   1,000,000.00  1,878,197.40 ILA  104.8300  1,886,940.00    123,750.00

70870RAP7  PENNSYLVANIA ELECTRIC COMP  Mar/06/2000  6.15   1,000,000.00  1,000,913.00 ILA  100.4600  1,004,600.00     61,500.00

8036554K9  PROVINCE OF SASKATCHEWAN    Jul/15/2004  8.00   3,000,000.00  2,968,455.00 ILA  110.1800  3,305,400.00    240,000.00

822587AC7  SHELL CANADA LTD            Jan/14/2001  8.69   3,000,000.00  3,120,516.00 ILA  106.9900  3,209,700.00    266,250.00

879811881  TEMPLE INLAND MIN           Dec/01/2006  8.38   1,000,000.00  1,000,318.00 ILA  115.1900  1,151,900.00     83,000.00

881685AM3  TEXACO CAPITAL INC          Dec/15/1999  9.00   1,000,000.00  1,028,680.00 ILA  104.3800  1,043,800.00     90,000.00

906518800  UNION ELECTRIC CO           Dec/15/2004  7.38   1,000,000.00  1,028,506.00 ILA  107.4300  1,074,300.00     73,750.00

9128 ODW5  GOVERNMENT OF USA           May/15/2016  7.25   2,750,000.00  2,671,253.71 ILA  117.0010  3,208,352.50    199,375.00

912827J37  GOVERNMENT OF USA           Jan/15/2000  6.38   7,000,000.00  6,999,053.59 GRP  101.2500  7,087,500.00    146,250.00

912827J70  GOVERNMENT OF USA           Feb/15/2003  6.25   3,600,000.00  3,400,821.14 GRP  102.8750  3,703,500.00    225,000.00

912837M25  GOVERNMENT OF USA           Aug/31/1998  4.75   8,000,000.00  7,999,152.00 GRP   99.9575  7,995,000.00    380,000.00

912827MAA  GOVERNMENT OF USA           Oct/31/1998  4.75   3,500,000.00  3,493,544.50 GRP   99.7812  3,492,345.50    166,250.00

912827W73  GOVERNMENT OF USA           Feb/15/1999  5.00   5,000,000.00  4,967,892.00 GRP   99.7187  4,985,940.00    250,000.00

912827YE6  GOVERNMENT OF USA           Nov/15/1999  7.88     220,000.00    219,688.70 GRP  103.0629    226,738.60     17,325.00

94066VAL/  WASHINGTON WATER POWER CO   Jul/08/2005  6.39   1,500,000.00  1,500,000.00 ILA  101.5800  1,523,700.00     95,850.00

999961564  FIRST FEDERAL OF MICHIGAN   Feb/26/2005         1,000,000.00    576,153.00 ILA   67.1700    671,700.00

C15120000  GOVERNMENT OF CANADA        Jul/21/2000  6.38   6,000,000.00  6,942,540.00 ILA  103.4000  6,204,000.00    382,500.00
                                                          ------------- -------------               -------------    ----------
           BONDS                                          85,369,949.54 88,707,841.62               91,643,288.12    67,524,214
                                                          ------------- -------------               -------------    ----------

COMMON STK

                     SEABOARD LIFE INSURANCE COMPANY (USA)
                                PORTFOLIO LIST               Updated Jul/10/1998
                               as at Jun/30/1998

                                                                                                          PROJECTED
           SECURITY                      MATURITY   COUPON   PAR/SHARE    BOOK       MARKET     MARKET     ANNUAL
CUSIP      NAME                            DATE      RATE      VALUE      VALUE      PRICE      VALUE      INCOME
001957109  AT&T CORP                                         2,330.00    95,067.01   57.1250  133,101.25

0195 2102  ALLIED SIGNAL INC.                                1,800.00    57,516.53   44.3750   79,875.00

026874107  AMERICAN INTERNATIONAL GROUP                      1,450.00    98,704.79  146.0000  211,700.00

046055108  ASSOCIATES FIRST CAP CORP                           576.00    25,454.25   76.9380   44,316.29

066050105  BANKAMERICA CORP.                                 1,840.00    78,883.13   86.5000  159,160.00

079860102  BELLSOUTH CORPORATION                             2,500.00    98,829.00   67.1250  147,812.50

110122108  BRISTOL MYERS                                     1,550.00   120,993.00  114.9380  178,153.90

172758108  CISCO SYS INC.                                    1,885.00    74,614.53   92.0625  173,537.81

173034109  CITICORP                                          1,065.00    97,317.82  149.2500  158,951.25

204912109  COMPUTER ASSOCIATES INTL INC.                     1,100.00    64,897.25   55.5630   61,119.30

263534109  DUPONT (EI)                                       1,290.00    85,240.10   74.6875   96,346.87

291011104  EMERSON ELECTRIC COMPANY                          1,300.00    59,417.51   60.3750   78,487.50

392290101  EXXON CORP                                        2,195.00    95,030.05   71.3760  156,668.12

314101101  FEDERATED DEPT STORES INC.                        2,000.00    68,671.45   53.8125  107,625.30

345370100  FORD MOTOR COMPANY                                2,200.00    46,370.85   59.0000  129,800.00

369604103  GENERAL ELECTRIC CO                               1,975.00    89,531.47   90.8750  179,478.12

375766102  GILLETTE COMPANY                                  2,600.00    95,347.72   53.8750  147,875.00

437076102  HOME DEPOT INC                                    1,720.00    95,187.55   83.0625  142,867.50

458170100  INTEL CORPORATION                                   695.00    45,156.34   74.1250   51,516.87

459200101  INTERNATIONAL BUSINESS MACHIN                     1,200.00    75,425.80  114.8130  137,775.60

460146103  INTERNATIONAL PAPER                               1,475.00    63,880.73   43.0000   63,425.00

478170104  JOHNSON & JOHNSON                                 1,800.00    90,134.88   74.0000  133,200.00

580135101  MCDONALDS CORPORATION                             2,000.00    96,408.29   69.0000  138,000.00

585509102  MELLON BANK CORP        FINA                      1,250.00    91,090.63   69.6875   87,102.38

                     SEABOARD LIFE INSURANCE COMPANY (USA)
                                PORTFOLIO LIST
                               as at Jun/30/1998

            SECURITY                    MATURITY     COUPON   PAR/SHARE        BOOK        MARKET       MARKET     PROJECTED ANNUAL
CUSIP       NAME                        DATE         RATE       VALUE          VALUE       PRICE        VALUE           INCOME
589331107   MERCK & CO INC.                                       1,600.00    111,551.36   133.7600    214,000.00
594918104   MICROSOFT CORP                                        1,990.00    113,923.96   108.3750    215,666.25
607069102   MOBIL CORP.                                           2,000.00    118,040.44    76.6250    163,250.00
629140104   NIPSCO NDS INC.                                       4,805.00     93,369.21    28.0000    134,540.00
658585109   NATIONSBANK CORP                                      1,535.00     95,262.10    76.6875    117,715.31
713448108   PEPSICO INCORPORATED                                  2,700.00     69,647.46    41.1875    111,206.25
718154107   PHILIP MORRIS                                         2,245.00     69,622.54    39.3750     88,396.87
742718109   PROCTER AND GAMBLE CO.                                1,800.00     83,736.00    91.0625    163,912.50
78387G108   SBC COMMUNICATIONS INC                                  725.00     29,224.75    40.0000     29,000.00
803111103   SARA LEE CORP  CONS ST                                1,340.00     78,584.76    55.9380     74,956.92
881694103   TEXACO INC.                                           2,000.00     96,996.48    59.6875    119,375.00
894190107   TRAVELERS GROUP INC                                   1,770.00     95,133.08    60.6250    107,306.25
913097102   UNITED TECHNOLOGIES CORP.                             1,470.00     90,352.50    92.5000    135,975.00
931142103   WAL-MART STORES INC                                   1,580.00     63,196.00    60.7500     95,985.00
934480107   WARNER LAMBERT CO.  HEA                               2,065.00    127.971.10    69.3250    142,565.62
                                                              ------------  ------------             ------------
            COMMON STK                                           69,411.00  3,243,782.67             4,921,753.23
                                                              ------------  ------------             ------------

MBS / CMO

060492AA3   BANK OF AMERICA             Mar/25/2007    8.38      10,780.02     11,548.92   100.0000     10,780.32       902.83
060492AB1   BANK OF AMERICA             Mar/25/2008    9.00       8,234.09      9,999.55   100.0000      8,234.39       741.07
3129066E6   FEDERAL HOME LOAN MORTGAG   Jul/15/2020    8.00     701,472.80    716,394.93   100.3125    703,664.90    56,117.82
3129003K6   FEDERAL HOME LOAN MORTGAG   Mar/15/2019    7.50     492,935.20    491,270.94    99.8125    492,000.97    36,939.39
3129014W7   FEDERAL HOME LOAN MORTGAG   Jul/15/2007    6.50   2,000,000.00  1,996,872.50   100.7187  2,014,376.00   130,000.00
313313DC5   FEDERAL HOME LOAN MORTGAG   Aug/15/2006    6.00   1,000,000.00  1,006,429.00   100.1406  1,001,406.00    60,000.00

                     SEABOARD LIFE INSURANCE COMPANY (USA)
                                PORTFOLIO LIST               Updated Jul/10/1998
                               as at Jun/30/1998

           SECURITY                     MATURITY   COUPON    PAR/SHARE           BOOK        MARKET         MARKET       PROJECTED
CUSIP      NAME                           DATE      RATE       VALUE             VALUE       PRICE          VALUE      ANNUAL INCOME
313OVIIDJ  FEDERAL HOME LOAN MORTGAG   Jun/15/2013  11.50      2,414.85       2,420.18 GRP  100.0000        2,414.85        277.71
313OWLIW0  FEDERAL HOME LOAN MORTGAG   Nov/15/2009  11.50     19,250.20      19,287.22 GRP  100.0000       19,258.20      2,213.77
313591IW1  FEDERAL NATIONAL MORTGAGE A Sep/25/2006   5.80  2,000,000.00   2,005,272.00 ILA   99.2500    1,995,000.00    116,000.00
31359GHN9  FEDERAL NATIONAL MORTGAGE A Dec/25/2006   6.50    719,287.71     724,797.64 ILA   99.4062      715,076.94     46,753.70
31362NBQ3  FEDERAL NATIONAL MORTGAGE A Sep/25/2005  10.00     45,600.60      45,600.39 GRP  104.8594       47,816.52      4,550.06
3622015J0  GOVERNMENT NATIONAL MORTG   Mar/15/2021   9.00    134,509.40     136,363.61 GRP  106.8063      143.799.02     12,105.85
617909AD8  MORGAN STANLEY MORTGAGE TR  Sep/20/2018   8.43    598,661.55     621,785.55 ILA  103.9375      622,233.85     50,437.24
                                                          -------------  -------------                --------------  ------------
           MBS/CMO                                         7,733,136.42   7,590,045.43                  7,773,993.36    517,079.43
                                                          -------------  -------------                --------------  ------------
                                                          =============  =============                ==============  ============
Grand Total                                               17,172,496.96  99,541,669.62                104,346,034.71  6,269,191.58
                                                          =============  =============                ==============  ============

(1)   All Common Stocks Allocated To Group.
ILA - Individual Life
GRP - Group Business

                                  Schedule 4.3
                           Governmental Authorization
                           --------------------------


(ii) Approvals or filings under the insurance laws:

       Indiana as respects to the Holding Company Act and such other
       -------
       jurisdictions where SLIC (USA) or VASA North Atlantic are licensed that may required preapproval of the transaction, from which exemptions are not available.

                                  Schedule 4.4
                               Non-Contravention
                               -----------------


(i)


(ii)


(iii)

       (a) approval of Fleet National Bank pursuant to a Credit Agreement dated as of December 20, 1994 between Fleet National Bank (formerly known as Shawmut Bank Connecticut, N.A.) and The Centris Group, Inc. (formerly known as US Facilities Corporation), as amended through Second Amendment dated July 1, 1992.

       (b) pursuant to the terms of Management Agreement No. 1 between US Benefits Insurance Services Inc. and The Continental Insurance Company, Buyer will need the consent of The Continental Insurance Company in order to provide the management services to SLIC (USA) and VASA North Atlantic specified in Section 7.10(c) hereof.

                                  Schedule 5.1

                            Conduct of the Companies
                            ------------------------


       5.1(q) Group term life insurance - Certain terms and death benefit amounts require facultative reinsurance placement. Such facultative reinsurance coverage is entered into in the ordinary course of business consistent with past practice.

                                  Schedule 5.7

                            Use of Computer Software
                            ------------------------

None

                                  Schedule 6.3

                               Severance Formula
                               -----------------

                            See Schedule 3.9(f)(3).

                                  Schedule 7.4

                            Trademarks; Trade Names
                            -----------------------


Registration Number 1370515 for the service mark "BROUGHER" as set forth on the Attachment 1 to this Schedule 7.4

The designs for "VASA" on the Attachment 2 to this Schedule 7.4. On January 21, 1997, VASA North America, Inc. and Visa International entered into a Settlement Agreement which outlines Visa International's agreement to VASA North America, Inc.'s future use and registration of "VASA".

Registration Number 2034389 for the service mark "NAVIGATOR" as set forth on the Attachment 3 to this Schedule 7.4

                                 Schedule 7.4



                                 Attachment 1

                                                                      3171-12763

                                  Exhibit "A"
                                  -----------
                                  ASSIGNMENT
                                  ----------


     Brougher Agency, Inc., an Indiana corporation, the record title owner of the Service Mark BROUGHER and the U.S. registration 1,370,515 issued November 12, 1985 thereof, hereby assigns, sells, and sets over unto VASA Brougher, Inc., an Indiana corporation, residing at 525 South Meridian Street, Indianapolis, Indiana 46206, and having a postal address of P.O. Box 6033, Indianapolis, Indiana 46206-6033, all right, title and interest in and to the mark, the federal registration 1,370,515 thereof, and the goodwill represented thereby.


                                         BROUGHER AGENCY, INC.


                                         By    /s/ JOHN B. BRIDGE
                                            ------------------------------------
                                                   John B. Bridge
                                            ------------------------------------
                                         Title     Vice President
                                               ---------------------------------

                                         Date:     January 20, 1992
                                               ---------------------------------

               IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

                 Combined Declaration Under Sections 8 and 15
                         of the Trademark Act of 1946

Mark:   BROUGHER
Registration No.  1,370,515
Registered:  November 12, 1985
Class:  36  (U.S. Class 102)
Our File No.  3171-12763

     John B. Bridge declares that he is an officer of VASA Brougher, Inc.; that
     --------------
said corporation owns United States Service Mark Registration No. 1,370,515, issued November 12, 1985, as shown by the records of the Patent and Trademark Office; that the mark shown therein has been in continuous use in interstate commerce for five consecutive years from the date of registration to the present on or in connection with each of the following services recited in the registration, namely, Insurance Agency and Underwriting Services; that the mark is still in use in interstate commerce, as evidenced by the accompanying specimen(s) showing the mark as currently used; that there has been no final decision adverse to the registrant's claim of ownership of said mark or to its right to register the same or maintain it on the Register, and that there is no proceeding involving any of said rights pending and not disposed of either in the Patent and Trademark Office or in the Courts.

     The registrant hereby appoints William R. Coffey, Jerry E. Hyland, Richard
D. Conard, James A. Coles, Richard A. Rezek, Steven R. Lammert, David R. Melton, Perry Palan and Mark M. Newman, all attorneys at law, whose business address is BARNES & THORNBURG, 1313 Merchants Bank Building, 11 South Meridian Street, Indianapolis, Indiana 46204 (Telephone 317-231-7280), its attorneys to file this declaration, with full power of substitution and revocation, and to transact all business in the Patent and Trademark Office in connection therewith.

     He further declares that all statements made herein of his own knowledge are true and that all statements made on information and belief are believed to be true; and further that these statements are made with the knowledge that willful false statements and the like so made are punishable by fine or imprisonment, or both, under Section 1001 of Title 18 of United States Code and that such willful false statements may jeopardize the validity of the application or document or any registration resulting therefrom.

     Declared at Indianapolis, Indiana, this 22nd day of October, 1991.
                                             ----        -------


                                         VASA Brougher, Inc.


                                         By:     /s/ JOHN B. BRIDGE
                                            ------------------------------------

                                                     John B. Bridge
                                         ---------------------------------------
                                                      (Typed Name)

                                         Title:      Vice President
                                               ---------------------------------

              [SEAL OF THE UNITED STATES OF AMERICA APPEARS HERE]

                                                                     No. 1370515

                         THE UNITED STATES OF AMERICA

                          CERTIFICATE OF REGISTRATION

     This is to certify that the records of the Patent and Trademark Office show that an application was filed in said Office for registration of the Mark shown herein, a copy of said Mark and pertinent data from the Application being annexed hereto and made a part hereof,

     And there having been due compliance with the requirements of the law and with the regulations prescribed by the Commissioner of Patents and Trademarks,

     Upon examination, it appeared that the applicant was entitled to have said Mark registered under the Trademark Act of 1946, and the said Mark has been duly registered this day in the Patent and Trademark Office on the

                              PRINCIPAL REGISTER

to the registrant named herein.

     This registration shall remain in force for Twenty Years unless sooner terminated as provided by law.


[SEAL OF PATENT AND                    In Testimony Whereof I have hereunto set
TRADEMARK OFFICE                       my hand and caused the seal of the Patent
APPEARS HERE]                          and Trademark Office to be affixed this
                                       twelfth day of November, 1985.

                                             /s/ ^^ILLEGIBLE SIGNATURE^^

                                       Commissioner of Patents and Trademarks

Int. Cl.: 36

Prior U.S. Cl.: 102

                                                               Reg.No. 1,370,515
United States Patent and Trademark Office               Registered Nov. 12, 1985
________________________________________________________________________________

                                 SERVICE MARK
                              PRINCIPAL REGISTER


                    [SERVICE MARK OF BROUGHER APPEARS HERE]


BROUGHER AGENCY, INC. (INDIANA COR-          FIRST USE 12-31-1972; IN COMMERCE
  PORATION                                 12-31-1972.
P.O. BOX BAI
2528 U.S. 31 SOUTH                           SEC. 2(F).
GREENWOOD, IN 46142
                                             SER. NO. 485,256, FILED 6-15-1984.
  FOR: INSURANCE AGENCY AND UNDER-
WRITING SERVICES, IN CLASS 36 (U.S. CL.    MARGERY A. TIERNEY, EXAMINING ATTOR-
102)                                         NEY

                                 Schedule 7.4



                                 Attachment 2

                                  Exhibit "A"
                                  -----------

[LOGO OF VASA APPEARS HERE]

[LOGO OF VASA BROUGHER APPEARS HERE]

[LOGO OF VASA NORTH AMERICA APPEARS HERE]

[LOGO OF VASA NORTH ATLANTIC APPEARS HERE]

        [LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE APPEARS HERE]

                               January 21, 1997


                                   RECEIVED
                                  JAN 27 1997                  VIA FACSIMILE
                              BARNES & THORNBURG               AND U.S. MAIL


Jerry E. Hyland, Esq.
Barnes & Thornburg
11 South Meridian Street
Indianapolis, IN  46204

     Re:  Visa International v. Vasa North America
          Trademark:  VASA
          Opposition No. 88,565
          Your File: 7953-22203
          Our File: 13118-0873

Dear Jerry:

     The terms below have been revised per our conversation of January 13, 1997 and this letter shall now finalize our agreement with respect to Vasa North America Inc.'s use and registration of the mark VASA.

     Vasa will abandon its applications for Serial Nos. 74/171,423 and 74/171,503 for the word mark VASA, and VASA in stylized lettering as it appears on Exhibit A (the "Old Applications"), will not knowingly use VASA as a word mark or as it appears on Exhibit A, and will not file any application anywhere in the world therefor or for any mark likely to be confused therewith; provided, however, Vasa may use and file an application in the U.S. Patent and Trademark Office for VASA in highly stylized lettering as it appears on Exhibit B (the "New Appliction"). Vasa will not list travel insurance services on the New Application, will not knowingly use, and will not seek to register VASA in any form anywhere in the world in connection with any financial service. Vasa may use and file VASABROUGHER without restriction.

     When Visa receives evidence that application Serial Nos. 74/171,423 and 74/171,503 have been abandoned by the Patent and Trademark Office, it will file a withdrawal of Notice of Opposition. Vasa hereby consents to additional extensions to the discovery period until such time as the above-referenced applications have been abandoned.

Jerry E. Hyland, Esq.
Barnes & Thornburg
January 21, 1997
                                                                          Page 2


     Please sign below to indicate your agreement to the terms of this letter agreement.

                                         Very truly yours,

                                         /s/ BETH M. GOLDMAN

                                         Beth M. Goldman

PMG/kw
Enclosure
cc:  James Y. Leong, Esq.


AGREED TO AND ACCEPTED:

Vasa North America, Inc.

By:      /s/ ROBERT SMITH
   --------------------------------
Name:        ROBERT SMITH
     ------------------------------
Title:       ACTING PRESIDENT
      -----------------------------

1/5/1
DIALOG(R)File 226:TRADEMARKSCAN(R)-US FED
(c) 1996 Thomson & Thomson.  All rts. reserv.

          04171423
VASA
          INTL CLASS:  36 (Insurance & Financial Services)
          U.S. CLASS: 102 (Financial & Insurance Services)
          STATUS:  Pending-Published for Opposition; Request For Extension
            of Time To File Opposition; Intent to Use - Application; Intent
            To Use - Current
          GOODS/SERVICES:  INSURANCE SERVICES; NAMELY, UNDERWRITING PROFESSIONAL
            LIABILITY INSURANCE, MEDICAL STOP LOSS INSURANCE, AND GROUP LIFE INSURANCE, AND INSURANCE PREMIUM FINANCING SERVICES
          SERIAL NO.: 74-171,423
          FILED:  May 30, 1991
          PUBLISHED:  April 7, 1992
          ORIGINAL APPLICANT:  VASA NORTH AMERICA, INC. (Indiana Corporation),
            POST OFFICE BOX 6056, 525 SOUTH MERIDIAN STREET, INDIANAPOLIS, IN (Indiana), 462066056, USA (United States of America)
          OPPOSITION ACTION:  88565
            Filed:  August 4, 1992
            Outcome:  SUSPENDED
            Date of Outcome:  August 10, 1995
            Opposing TM:  VISA
               Opposing SN:  73-099,033
               Opposing RN:  1,071,114
               Opposer:  VISA INTERNATIONAL SERVICE ASSOCIATION
          FILING CORRESPONDENT:  JERRY E. HYLAND, BARNES & THORNBURG, 1313
            MERCHANTS BANK BUILDING, 11 SOUTH MERIDIAN STREET,
            INDIANAPOLIS, INDIANA 46204

2/5/1
DIALOG(R)File 226:TRADEMARKSCAN(R)-US FED
(c) 1996 Thomson & Thomson.  All rts. reserv.

          04171503 * TRADEMARK IMAGE AVAILABLE *
VASA      Stylized Letters
          INTL CLASS:  36 (Insurance & Financial Services)
          U.S. CLASS: 102 (Financial & Insurance Services)
          STATUS:  Pending-Published for Opposition; Request For Extension
[LOGO       of Time To File Opposition; Intent to Use - Application; Intent
OF VASA]    To Use - Current
          GOODS/SERVICES:  INSURANCE SERVICES; NAMELY, UNDERWRITING
            PROFESSIONAL LIABILITY INSURANCE, MEDICAL STOP LOSS INSURANCE,
            AND GROUP LIFE INSURANCE, AND INSURANCE PREMIUM FINANCING SERVICES
          SERIAL NO.: 74-171,503
          FILED:  May 30, 1991
          PUBLISHED:  May 19, 1992
          ORIGINAL APPLICANT:  VASA NORTH AMERICA, INC. (Indiana Corporation),
            POST OFFICE BOX 6056, 525 SOUTH MERIDIAN STREET, INDIANAPOLIS, IN
            (Indiana), 462066056, USA (United States of

        America)
      OPPOSITION ACTION:  88565
        Filed:  August 4, 1992
        Outcome:  SUSPENDED
        Date of Outcome:  August 10, 1995
        Opposing TM:  VISA
          Opposing SN:  73-099,033
          Opposing RN:  1,071,114
          Opposer:  VISA INTERNATIONAL SERVICE ASSOCIATION
      FILING CORRESPONDENT:  JERRY E. HYLAND, BARNES & THORNBURG, 1313
        MERCHANTS BANK BUILDING, 11 SOUTH MERIDIAN STREET,
        INDIANAPOLIS, INDIANA  46204

                                   EXHIBIT B



                                [LOGO OF VASA]

                  RECEIVED                  UNITED STATES DEPARTMENT OF COMMERCE
                APR 17 1997                 Patent and Trademark Office
             BARNES & THORNBURG             Trademark Trial and Appeal Board
                                            2900 Crystal Drive
                                            Arlington, Virginia 22202-3513

By Baez

                                            Opposition No. 88,565

                                            Visa International Service
                                            Association

                                                 v.

                                            Vasa North America, Inc.

                    MAILED
                 APR 14 1997
             PAT. & T.M. OFFICE

     On February 24, 1997, applicant filed abandonments of its application Serial Nos. 74/171,423 and 74/171,503.

     Trademark Rule 2.135 provides that if, in an inter partes proceeding, the applicant files an abandonment without the written consent of every adverse party to the proceeding, judgment shall be entered against applicant.

     In view thereof, and because opposer's written consent to the abandonments is not of record, judgment is hereby entered against applicant, the opposition is sustained and registration to applicant is refused.

Opposition No. 88,565


        Copies of the abandonments are forwarded herewith to opposer.


                                             /s/ R. L. SIMMS
                                             R. L. Simms

                                             /s/ R. F. CISSEL
                                             R. F. Cissel

                                             /s/ E. W. HANAK
                                             E. W. Hanak
                                             Administrative Trademark
                                             Judges, Trademark Trial
                                             and Appeal Board

                                 Schedule 7.4



                                 Attachment 3

                                  Exhibit "A"
                                  -----------

         [LOGO AND SEAL OF THE UNITED STATES OF AMERICA APPEARS HERE]


                          CERTIFICATE OF REGISTRATION
                               PRINCIPAL REGISTER

       The Mark shown in this certificate has been registered in the United States Patent and Trademark Office to the named registrant.

       The records of the United States Patent and Trademark Office show that an application for registration of the Mark shown in this Certificate was filed in the Office; that the application was examined and determined to be in compliance with the requirements of the law and with the regulations prescribed by the Commissioner of Patents and Trademarks, and that the Applicant is entitled to registration of the Mark under the Trademark Act of 1946, as Amended.

       A copy of the Mark and pertinent data from the application are a part of this certificate.

       This registration shall remain in force for TEN (10) years, unless terminated earlier as provided by law, and subject to compliance with the provisions of Section 8 of the Trademark Act of 1946, as Amended.


[SEAL OF U.S. PATENT
AND TRADEMARK OFFICE                      /s/ BRUCE LEHMAN
APPEARS HERE]
                                          Commissioner of Patents and Trademarks

                           Maintenance Requirements

     Section 8: This registration will be cancelled after six (6) years by the Commissioner of Patents and Trademarks, UNLESS, before the end of the sixth year following the date of registration shown on this certificate, the registrant files in the U.S. Patent and Trademark Office an affidavit of continued use as required by Section 8 of the Trademark Act of 1946, 15 U.S.C. (S) 1058, as Amended. It is recommended that the Registrant contact the Patent and Trademark Office approximately five years after the date shown on this registration to determine the requirements and fees for filing a Section 8 affidavit that are in effect at that time. Currently, a fee of $100, and a specimen showing how the mark is used in commerce, is required for each international class of goods and/or services identified in the certificate of registration and must be enclosed with the affidavit.

     Section 9: This registration will expire by law after ten (10) years, UNLESS, before the end of the tenth year following the date of registration shown on this certificate, the registrant files in the U.S. Patent and Trademark Office an application for renewal of the registration as required by Section 9 of the Trademark Act of 1946, 15 U.S.C. (S) 1059, as Amended. It is recommended that the Registrant contact the Patent and Trademark Office approximately nine years after the date shown on this registration to determine the requirements and fees for filing a Section 9 application for renewal that are in effect at that time. Currently, a fee of $300, and a specimen showing how the mark is used in commerce, is required for each international class of goods and/or services identified in the certificate of registration and must be enclosed with the affidavit.

Int. Cl.: 36

Prior U.S. Cls.: 100, 101, and 102                            Reg. No. 2,034,389

United States Patent and Trademark Office               Registered Jan. 28, 1997
________________________________________________________________________________

                                 SERVICE MARK
                              PRINCIPAL REGISTER


                                   NAVIGATOR


SEABOARD LIFE INSURANCE COMPANY         HEALTH INSURANCE, IN CLASS 36 (U.S. CLS.
  (USA) (INDIANA CORPORATION)           100, 101 AND 102).
525 SOUTH MERIDIAN STREET                 FIRST USE 5-10-1995; IN COMMERCE
P.O. BOX 6047                           5-10-1995.
INDIANAPOLIS, IN 462066047
                                          SN 74-661,697, FILED 4-17-1995.
  FOR: INSURANCE SERVICES, NAMELY UN-
DERWRITING AND ADMINISTERING GROUP      ALAN ATCHISON, EXAMINING ATTORNEY

                                  Schedule 7.6

                         Non-Solicitation of Employees
                         -----------------------------


Roelof Konterman, President of VASA North America, Inc., is serving at the request of Eureko B.V., as a participant in its Management Exchange Programme. Mr. Konterman is an employee of AVCB Diensten B.V. and will return to that company at the conclusion of his tenure with VASA North America, Inc.

                                  Schedule 8.1

                              Tax Representations
                              -------------------

                          Tax Returns Yet To Be Filed
                            But Which Will Be Filed
                                   By Closing

                Income or Franchise Tax Returns yet to be Filed
                      (All in Process with Ernst & Young)

1995
----

VASA North Atlantic Insurance Company      California
                                           Mississippi

VASA Brougher, Inc.                        Arkansas
                                           Louisiana
                                           Michigan
                                           Pennsylvania
                                           South Carolina

Select Benefits, Inc.                      Arizona
                                           Oregon
                                           Pennsylvania
                                           South Carolina
                                           Utah

1996 & 1997
-----------

VASA North Atlantic Insurance Company      Alabama
                                           California
                                           Florida
                                           Illinois
                                           Indiana - Part of Consolidated VASA
                                                     North America
                                           Mississippi
                                           Nebraska
                                           Tennessee

VASA Brougher, Inc.                        Alabama
                                           Arizona
                                           Arkansas
                                           California
                                           Colorado
                                           Georgia
                                           Illinois
                                           Indiana - Part of Consolidated VASA
                                                     North America
                                           Kansas
                                           Kentucky
                                           Louisiana
                                           Maryland
                                           Massachusetts
                                           Michigan
                                           Minnesota
                                           Missouri
                                           Montana
                                           North Carolina
                                           Oklahoma
                                           Pennsylvania
                                           South Carolina
                                           Utah

1996 & 1997
-----------

Select Benefits, Inc.                      Arizona
                                           Oregon
                                           Pennsylvania
                                           South Carolina
                                           Utah